Exhibit 2.1

EXECUTION VERSION

CONTRIBUTION AND SALE AGREEMENT

Dated as of August 3, 2017

By and Among

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

a Maryland corporation

BLUEROCK RESIDENTIAL HOLDINGS, L.P.,

a Delaware limited partnership

BLUEROCK TRS HOLDINGS, LLC

a Delaware limited liability company

BRG MANAGER, LLC,

a Delaware limited liability company

Bluerock REIT Operator, LLC,

a Delaware limited liability company

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

THE KACHADURIAN GROUP LLC,

an Illinois limited liability company

KONIG & ASSOCIATES, LLC

a New Jersey limited liability company

JENCO BUSINESS ADVISORS, INC.
a New York Corporation

JAMES G. BABB, III,

an individual

JORDAN B. RUDDY,

an individual

and

RYAN S. MACDONALD,

an individual

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Exhibit A	Defined Terms
Exhibit B	Form of Administrative Services Agreement
Exhibit C	Schedule of Transferred Assets
Exhibit D	Forms of Equity Incentive Plans
Exhibit E	Form of Stockholders Agreement
Exhibit F	Form of Articles Supplementary
Exhibit G-1	Form of Use and Occupancy Agreement (New York)
Exhibit G-2	Form of Sublease Agreement (Michigan)
Exhibit H	Assignment and Assumption of Agreements
Exhibit I	Form of Lease Agreement (Michigan - Future)
Exhibit J	Form of Sublease Agreement (Michigan - Future)
Exhibits K-1 through K-4	Forms of Certificate Pursuant to Treasury Regulations Section 1.1445-2
Exhibit L	Form of Amended and Restated Trademark License Agreement

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CONTRIBUTION AND SALE AGREEMENT

THIS CONTRIBUTION AND SALE AGREEMENT (this “Agreement”) is executed as of August 3, 2017 (the “Effective Date”) by and among Bluerock Real Estate, L.L.C., a Delaware limited liability company (“Bluerock”), Konig & Associates, LLC, a New Jersey limited liability company (“Konig”), Jenco Business Advisors, Inc., a New York corporation (“Novack”), The Kachadurian Group LLC, an Illinois limited liability company (“Kachadurian Group”, and together with Bluerock, Konig and Novack, the “Entity Contributors” and each, an “Entity Contributor”), James G. Babb, III (“Babb”), an individual, Jordan B. Ruddy (“Ruddy”), an individual, and Ryan S. MacDonald, an individual (“MacDonald”, and together with Babb and Ruddy, collectively, the “Individual Contributors” and each, an “Individual Contributor”, and the Individual Contributors, together with the Entity Contributors, collectively, the “Contributors” and each, a “Contributor”), BRG Manager, LLC, a Delaware limited liability company (“BRG Manager”), Bluerock REIT Operator, LLC, a Delaware limited liability company (“Manager Sub”), Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “REIT”), Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “OP,” and together with the REIT, the “Company”), and Bluerock TRS Holdings, LLC, a Delaware limited liability company (“TRS Holdings”). Capitalized terms used but not defined herein shall have the respective meanings set forth on Exhibit A.

RECITALS

WHEREAS, the Contributors currently own one hundred percent (100%) of the issued and outstanding membership interests in BRG Manager, the Company’s external manager and advisor;

WHEREAS, BRG Manager was created primarily to provide management services to the Company;

WHEREAS, in connection with the REIT’s initial public offering of common stock, the REIT, the OP and BRG Manager entered into a Management Agreement dated as of April 2, 2014 (the “Management Agreement”);

WHEREAS, prior to Closing, BRG Manager will assign or cause to be assigned certain assets relating to the asset management of the Company and its subsidiaries currently conducted by BRG Manager pursuant to the Management Agreement (the “Business”) to Manager Sub in exchange for one hundred percent (100%) of the membership interests in Manager Sub (the “Membership Interests”) pursuant to that certain Assignment and Acceptance Agreement, dated as of the date hereof (the “Assignment and Acceptance Agreement”);

WHEREAS, for the avoidance of doubt, the assets to be transferred to Manager Sub as part of the Business exclude LTIP Units previously granted to BRG Manager as compensation under the Management Agreement and which are beneficially owned by all Contributors except Novack;

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WHEREAS, prior to Closing, BRG Manager will distribute all of the Membership Interests to the Contributors in proportion to the Equity Interest of each Contributor in BRG Manager, as set forth on Schedule 3.01(g);

WHEREAS, effective as of the Closing, (A) (i) the Contributors will contribute and assign to the OP all of their right, title and interest in and to 99.9 % of the Membership Interests, and (ii) the Contributors will receive from the OP the Contribution Consideration; and (B) (i) the Contributors will sell to TRS Holdings all of their right, title and interest in and to the remaining 0.1% of the Membership Interests, and (ii) the Contributors will receive from TRS Holdings the Cash Consideration, all as more particularly set forth herein;

WHEREAS, in connection with the issuance by the OP to the Contributors of the OP Units, the REIT and the Contributors are entering into a Stockholders Agreement substantially in the form of Exhibit E (the “Stockholders Agreement”) in order to set forth certain rights, responsibilities and restrictions with respect to, among other things, voting rights and certain registration rights;

WHEREAS, the Board of Directors of the REIT, on behalf of the REIT and on behalf of the REIT as the general partner of the OP, have reviewed and evaluated the Transactions and, based on the recommendation of a duly authorized and fully empowered special committee of independent members of the REIT’s Board of Directors (the “Special Committee”), has unanimously determined that the Transactions, and the entering into by the REIT and the OP of this Agreement and the Transaction Documents, are in the best interests of the REIT and its stockholders and the OP and its limited partners; and

WHEREAS, the Board of Directors of the REIT has unanimously resolved to recommend for approval by the stockholders of the REIT each of the REIT Stockholder Proposals.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I
CONTRIBUTION AND SALE

Section 1.01        CONTRIBUTION AND SALE.

(a)          Consideration. At the Closing, the Contributors shall (i) contribute to the OP all of their right, title and interest in and to 99.9% of the Membership Interests and (ii) sell to TRS Holdings all of their right, title and interest in and to 0.1% of the Membership Interests (together, the “Contribution”). In exchange for the Contribution, (i) the OP shall issue to the Contributors the Contribution Consideration and (ii) TRS Holdings shall pay to the Contributors the Cash Consideration.

(b)          Adjustments. If, between the date of this Agreement and the Closing Date, the outstanding shares of Common Stock or the outstanding OP Units shall have been changed into a different number of shares or a different class or series as a result of a reclassification, recapitalization, stock split or combination, exchange or readjustment, stock dividend or other similar change in capitalization, a proportionate adjustment shall be made to the OP Units to be delivered pursuant to this Section 1.01, as applicable.

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(c)          Fractional Consideration. No fractional OP Units or fractional shares of Class C Common Stock shall be issued pursuant to this Agreement. If aggregating all OP Units or all shares of Class C Common Stock that a Contributor otherwise would be entitled to receive pursuant to this Agreement would require the issuance of a fractional OP Unit or fractional share of Class C Common Stock, in lieu of such fractional OP Unit or fractional share of Class C Common Stock, the applicable Contributor shall be entitled to receive one OP Unit or one share of Class C Common Stock, as applicable, for each fractional OP Unit or fractional share of Class C Common Stock of 0.50 or greater. Neither the OP nor the REIT will issue an OP Unit or share of Class C Common Stock, respectively, for any fractional OP Unit or fractional share of Class C Common Stock, respectively, of less than 0.50.

Section 1.02        INTENDED TAX TREATMENT. The parties intend that (a) the distribution of the Membership Interests in Manager Sub to the Contributors will be treated as an assets-over partnership division (the “Partnership Division”) of BRG Manager under Treasury Regulations Section 1.708-1(d)(3) (b) the contribution of 99.9% of the Membership Interests to the OP will be treated as (i) a tax-deferred contribution under Section 721(a) of the Code to the extent of the Contributors’ receipt of OP Units and (ii) a taxable sale to the extent of the Contributors’ receipt of shares of Class C Common Stock; and (c) the contribution of 0.1% of the Membership Interests to TRS Holdings will be treated as a taxable sale (the “Intended Tax Treatment”). Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local Law), the REIT, the OP, TRS Holdings, BRG Manager, Manager Sub and the Contributors shall file all United States federal, state and local Tax Returns in a manner consistent with such Intended Tax Treatment and shall take no position inconsistent with such treatment.

Article II
CLOSING

Section 2.01        CLOSING AND PLACE. The closing of the Transactions (the “Closing”) will take place as soon as reasonably practicable after the occurrence of all of the following events: (i) the calculation of Total Consideration has been performed, (ii) the REIT Stockholder Approval has been received and (iii) all of the conditions set forth in Section 2.02(b) have been satisfied or waived (other than any such conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing actually takes place is referred to as the “Closing Date”.

Section 2.02        CONDITIONS PRECEDENT.

(a)          Closing Actions and Documents. At the Closing, the following events shall occur and the following closing documents (collectively, the “Transaction Documents”) shall be executed and delivered by and to the parties specified below:

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(i)          the Assignment and Acceptance Agreement, duly executed and delivered by the parties thereto;

(ii)         an Administrative Services Agreement, substantially in the form of Exhibit B (the “Administrative Services Agreement”), duly executed and delivered by the parties thereto;

(iii)        the Stockholders Agreement, duly executed and delivered by the parties thereto;

(iv)        the Use and Occupancy Agreement (the “Use and Occupancy Agreement”) and the Sublease Agreement, substantially in the forms of Exhibit G-1 and Exhibit G-2, respectively, duly executed and delivered by the parties thereto;

(v)         the Assignment and Assumption of Agreements, substantially in the form of Exhibit H, duly executed and delivered by the parties thereto, any consents required thereunder and such other agreements as may be necessary to effect the transactions contemplated thereby;

(vi)        the Lease Agreement, substantially in the form of Exhibit I, duly executed and delivered by the parties thereto;

(vii)       the Sublease Agreement, substantially in the form of Exhibit J, duly executed and delivered by the parties thereto;

(viii)      a duly completed and executed certificate, substantially in the form of Exhibit K, consistent with the requirements of Treasury Regulations Section 1.1445-2 from each Contributor representing as to such Contributor’s status as a non-foreign person;

(ix)         an amended and restated Trademark License Agreement, substantially in the form of Exhibit L, duly executed and delivered by the parties thereto; and

(x)          such other documents shall be executed and delivered, and such items shall be done, as may be reasonably required to effect the consummation of the Transactions, in accordance with the terms of this Agreement.

(b)          Closing Conditions. The respective obligations of each party to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions that run in the favor of such party:

(i)          For the benefit of the Contributors:

(A)         with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a REIT Material Adverse Effect (1) each of the representations and warranties of the REIT, the OP and TRS Holdings set forth herein shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except any representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time); provided that any exceptions and qualifications with regard to materiality or REIT Material Adverse Effect contained therein shall be disregarded for purposes of this Section 2.02(b)(i)(A), and (2) all of the covenants and agreements of the REIT, the OP and TRS Holdings set forth herein and required to have been performed as of the Closing Date shall have been performed as of the Closing Date;

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(B)         There shall not have occurred a REIT Material Adverse Effect;

(C)         The Contributors shall have received a certificate, in form and substance reasonably satisfactory to the Contributors, executed by the Secretary (or other executive officer) or manager of the REIT, the OP and TRS Holdings, to the effect of clause (A) above;

(D)         The REIT shall have paid to BRG Manager, by wire transfer of immediately available funds, the Accrued Management Fee;

(E)         The execution and delivery of the documents required to be executed and delivered by each signatory thereto, other than, in each case, any Contributor, pursuant to Section 2.02(a); and

(F)         The REIT shall have filed the Articles Supplementary with the SDAT.

(ii)         For the benefit of the REIT and the OP:

(A)         (1) The representations and warranties set forth in Section 3.01(g) shall have been true and correct in all respects and (2) with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect each of the other representations and warranties of each Contributor set forth herein shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except any representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time); provided that any exceptions and qualifications with regard to materiality or Material Adverse Effect contained therein shall be disregarded for purposes of this Section 2.02(b)(ii)(A), and (3) all of the covenants and agreements of each Contributor set forth herein and required to have been performed as of the Closing Date shall have been performed in all material respects as of the Closing Date;

(B)         The REIT shall have received a certificate from each Contributor, in form and substance reasonably satisfactory to the REIT, executed by the Individual Contributor or by the Secretary (or other executive officer) or manager of the Entity Contributor, as the case may be, to the effect of clause (A) above;

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(C)         with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (1) each of the representations and warranties of BRG Manager set forth herein shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except any representations and warranties that expressly speak as of a specified date or time need only be true and correct as the case may be, as of such specified date or time); provided that any exceptions and qualifications with regard to materiality or Material Adverse Effect contained therein shall be disregarded for purposes of this Section 2.02(b)(ii)(C), and (2) all of the covenants and agreements of BRG Manager set forth herein and required to have been performed as of the Closing Date shall have been performed in all material respects as of the Closing Date;

(D)         There shall not have occurred a Material Adverse Effect;

(E)         The REIT shall have received a certificate, in form and substance reasonably satisfactory to the REIT, executed by the Secretary (or other executive officer) or manager of BRG Manager, to the effect of clause (C) above;

(F)         The execution and delivery of the Transaction Documents required to be executed and delivered by each Contributor pursuant to Section 2.02(a);

(G)         The REIT shall have received a certificate from each Entity Contributor, in form and substance reasonably satisfactory to the REIT, executed by the Secretary (or other executive officer) or manager of the Entity Contributor, certifying as of the Closing Date: (1) all manager or other applicable resolutions, fully and properly adopted and not amended, modified, revoked or rescinded, evidencing such Entity Contributor’s authorization to execute, deliver and perform each of the Transaction Documents to which such Entity Contributor is a party; and (2) a true and complete copy of the certificate of limited liability company and operating agreement of such Entity Contributor, and any amendments;

(H)         Each of the Key Executives shall have entered into an executive employment agreement with the REIT; and

(I)         The REIT shall have received from BRG Manager evidence of the professional liability insurance (errors and omissions) policy as required by the terms of the Administrative Services Agreement.

(iii)        For the benefit of the REIT, the OP and the Contributors:

(A)         NYSE MKT Approval shall have been obtained;

(B)         the REIT Stockholder Approval shall have been obtained; and

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(C)         (1) no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Authority that prohibits the consummation of the Transactions; and (2)any necessary consents and approvals of any Governmental Authority required for the consummation of the Transactions and any third-party consents set forth in Schedule 2.02(b)(iii) shall have been obtained.

Section 2.03        COSTS.

(a)          Contributors Costs. Each Contributor shall directly pay for all out of pocket costs incurred by such Contributor, in its capacity as a Contributor, in connection with the Transactions, including any legal fees or fees of any financial, accounting and other advisors incurred by the Contributor for itself in connection with the Transactions.

(b)          BRG Manager Costs. The REIT shall reimburse BRG Manager for its actual, documented and reasonable out of pocket costs and expenses, up to an aggregate of $750,000, including but not limited to the actual, documented and reasonable fees and expenses of BRG Manager’s legal counsel and the actual, documented and reasonable fees and expenses of a single employment legal counsel to the Key Executives; provided that the Contribution Consideration payable to the Contributors hereunder shall be reduced dollar for dollar by a number of OP Units and shares of Class C Common Stock having a value (calculated in accordance with the definition of “Contribution Consideration” herein) equal to the amount, if any, that such costs and expenses exceed $300,000. The Contributors shall directly pay for all out of pocket costs incurred by BRG Manager in excess of those costs reimbursed by the REIT in connection with the Transactions, including any legal fees or fees of any financial, accounting and other advisors incurred by or on behalf of BRG Manager in connection with the Transactions, with such costs allocated in proportion to the Equity Interest of each Contributor in BRG Manager, as shown on Schedule 3.01(g).

(c)          REIT Costs. The REIT shall directly pay for all costs of the REIT and the Special Committee incurred in connection with the Transactions, including but not limited to any fees of legal, financial and accounting advisors.

(d)          Survival. The provisions of this Section 2.03 shall survive the Closing.

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.01        REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS. Each Contributor, severally and not jointly, hereby represents and warrants to the REIT, the OP and TRS Holdings as follows as of the Effective Date and as of the Closing Date (except as to any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), which representations and warranties shall survive the Closing to the extent provided in Section 5.01:

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(a)          Organization and Qualification of the Entity Contributors. Such Entity Contributor: (i) is a duly formed limited liability company validly existing and in good standing under the Laws of its applicable State of formation, and is qualified to do business in each of the states in which it is required to be qualified, except where the failure to be qualified would not reasonably be expected to result in a Material Adverse Effect; and (ii) has the requisite limited liability company power and authority to carry on its business as now being conducted. Such Entity Contributor has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Transaction Documents to which such Entity Contributor is a party and the documents to be executed and delivered by such Entity Contributor pursuant to this Agreement. Such Entity Contributor is not in default under any provision of its certificate of limited liability company, operating agreement or other organizational document.

(b)          Due Authorization; Approvals of the Entity Contributors. The execution and delivery of this Agreement and the Transaction Documents to which such Entity Contributor is a party, and the performance by such Entity Contributor of the Transactions contemplated to be performed by it, have been approved by all necessary limited liability company action or other proceedings on the part of such Entity Contributor. This Agreement has been duly executed and delivered by an authorized person on behalf of such Entity Contributor and constitutes the legal, valid and binding agreement of each Entity Contributor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws affecting enforcement of creditors’ rights and to general principles of equity (the “Enforceability Exceptions”).

(c)          Due Execution by the Individual Contributors. This Agreement has been duly executed and delivered by such Individual Contributor and constitutes the legal, valid and binding agreement of such Individual Contributor enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. Such Individual Contributor has full power and authority to execute this Agreement and each Transaction Document to which it is a party.

(d)          No Conflict; Legal Compliance. (i) Neither the execution, delivery, nor performance of this Agreement by such Contributor, nor any action or omission on the part of such Contributor required pursuant hereto, nor the consummation of the Transactions by such Contributor will (A) result in a breach or violation of, or constitute a default under, any Legal Requirement applicable to such Contributor, (B) result in a breach of any term or provision of the organizational documents of such Entity Contributor or (C) constitute a default or result in the cancellation, termination, acceleration, breach or violation of any agreement, instrument or other material document to which such Contributor is a party or by which any of such Contributor’s properties are bound, or give any Person the right to challenge any such transaction, to declare any such default, cancellation, termination, acceleration, breach or violation or to exercise any remedy or obtain any other relief under any such agreement, instrument, indenture or other material document or under any Legal Requirement, except in the case of (A) or (C), as would not reasonably be expected to result in a Material Adverse Effect; and (ii) such Contributor is not, nor will be, required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement that has not already been given or obtained.

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(e)          Litigation and Default. Except as set forth on Schedule 3.01(e), (i) such Contributor has not been served with notice of any legal proceeding related to the Business, BRG Manager or Manager Sub; and (ii) no material legal proceeding has been threatened in writing or, to the Knowledge of such Contributor, orally against such Contributor related to the Business, BRG Manager or Manager Sub.

(f)          Insolvency. Such Contributor is not subject to: (i) a general assignment for the benefit of creditors; (ii) a voluntary petition in bankruptcy of an involuntary petition by its creditors; (iii) the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) the attachment or other judicial seizure of all, or substantially all, of its assets; (v) an admission in writing of its inability to pay its debts as they come due; or (vi) an offer of settlement, extension or composition to its creditors generally.

(g)          Ownership of the Equity Interests. As of the date of this Agreement, such Contributor owns the respective Equity Interest of BRG Manager free and clear of Encumbrances, and as of the Closing Date will own the respective Equity Interest of Manager Sub, as set forth on Schedule 3.01(g). There are no voting trusts, proxies or other agreements or understandings to which such Contributor is a party with respect to the voting of any Equity Interests of BRG Manager. Immediately following the Closing, the OP shall own all of the Equity Interest in Manager Sub, together being the Membership Interests, free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements and encumbrances of any nature whatsoever, other than those imposed by Law or resulting from action by the REIT, the OP or TRS Holdings.

(h)          Issuance of OP Units and Class C Common Stock.

(i)          Such Contributor understands that the OP Units and shares of Class C Common Stock being issued hereunder have not been and, except as contemplated by the registration rights provisions set forth in the Stockholders Agreement, will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities Laws (“Blue Sky Laws”), in reliance upon exemptions contained in the Securities Act and Blue Sky Laws and any applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless, among other things, such OP Units and shares of Class C Common Stock subsequently are so registered or qualify for exemption from registration under the Securities Act (including, without limitation, the exemption provided by Rule 144 thereunder, if available) and applicable Blue Sky Laws.

(ii)         The OP Units and shares of Class C Common Stock are being acquired under this Agreement by such Contributor in good faith solely for its own account for investment and not with a view toward resale or other distribution in violation of the Securities Act, and the OP Units and shares of Class C Common Stock shall not be disposed of by such Contributor in contravention of the Securities Act or any applicable Blue Sky Laws.

(iii)        Such Contributor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the OP Units and shares of Class C Common Stock, and understands and is able to bear any economic risks associated with such investment (including the inherent risk of losing all or part of its investment in such OP Units and shares of Class C Common Stock).

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(iv)        Such Contributor is personally and directly familiar with the business that is conducted and is intended to be conducted by the OP and the REIT, including financial matters related to such business, has been given the opportunity to ask questions of, and receive answers from the officers and directors of the REIT concerning the business and financial affairs of the OP and the REIT, and the terms and conditions of its acquisition of such OP Units and shares of Class C Common Stock, and has had further opportunity to obtain any additional information desired (including information necessary to verify the accuracy of the foregoing).

(v)         Such Contributor has had an opportunity, to the full extent it deemed necessary or desirable, to inform its legal and financial advisers of the terms, nature and risks of investing in the OP Units and shares of Class C Common Stock at this time, and to consult with them as appropriate about the investment.

(vi)        Such Contributor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(i)          Brokers, Finders and Advisors. Such Contributor has not entered into any agreement resulting in, or which would reasonably be expected to result in, the REIT, the OP, or any subsidiary thereof having any obligation or liability as a result of the execution and delivery of this Agreement and the consummation of the Transactions for any brokerage, finder or advisory fees or charges of any kind whatsoever.

Section 3.02        REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS AND BRG MANAGER. Each Contributor and BRG Manager, jointly and severally, hereby represents and warrants to the REIT and the OP as follows as of the Effective Date and as of the Closing Date (except as to any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), which representations and warranties shall survive the Closing to the extent provided in Section 5.01:

(a)          Organization and Qualification. Each of BRG Manager and Manager Sub: (A) is a duly formed limited liability company validly existing and in good standing under the Laws of the State of Delaware, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) in which it is required to be qualified, except where the failure to be qualified would not reasonably be expected to result in a Material Adverse Effect; and (B) has the requisite limited liability company power and authority to carry on its business as now being conducted. Each of BRG Manager and Manager Sub has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Transaction Documents to which each is a party and the documents to be executed and delivered by each pursuant to this Agreement. Neither BRG Manager nor Manager Sub is in default under any provision of its certificate of formation, operating agreement or other organizational document.

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(b)          Due Authorization; Approvals. The execution and delivery of this Agreement and the Transaction Documents to which BRG Manager or Manager Sub is a party, and the performance by each of the Transactions contemplated to be performed by it, have been approved by all necessary limited liability company action or other proceedings on the part of each, as applicable. This Agreement has been duly executed and delivered by an authorized person on behalf of each of BRG Manager and Manager Sub and constitutes the legal, valid and binding agreement of each enforceable against each in accordance with its terms, subject to the Enforceability Exceptions.

(c)          No Conflict; Legal Compliance. (i) Neither the execution, delivery, nor performance of this Agreement by BRG Manager or Manager Sub, nor any action or omission on the part of BRG Manager or Manager Sub required pursuant hereto, nor the consummation of the Transactions by BRG Manager or Manager Sub will (A) result in a breach or violation of, or constitute a default under, any Legal Requirement applicable to BRG Manager or Manager Sub, (B) result in a breach of any term or provision of the organizational documents of BRG Manager or Manager Sub or (C) constitute a default or result in the cancellation, termination, acceleration, breach or violation of any agreement, instrument or other material document to which BRG Manager or any of its Subsidiaries is a party or by which any of BRG Manager’s or any of its Subsidiaries’ properties is bound, or give any Person the right to challenge any such transaction, declare any such default, cancellation, termination, acceleration, breach or violation or to exercise any remedy or obtain any other relief under any such agreement, instrument, indenture or other material document or under any Legal Requirement, except, in the case of (A) or (C), as would not reasonably be expected to result in a Material Adverse Effect; and (ii) except as set forth in Schedule 3.02(c) neither BRG Manager nor any of its Subsidiaries is, or will be, required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement that has not already been given or obtained.

(d)          Litigation and Default. (i) There is no legal proceeding pending against BRG Manager or any of its Subsidiaries except as set forth on Schedule 3.01(e); (ii) no material legal proceeding has been threatened in writing nor, to the Knowledge of BRG Manager, orally against BRG Manager or any of its Subsidiaries; (iii) to the Knowledge of BRG Manager, neither BRG Manager nor any of its Subsidiaries is in breach of any provisions of any Legal Requirement; (iv) to the Knowledge of BRG Manager, no event has occurred that, with due notice or lapse of time or both, would constitute a breach of any Legal Requirement on the part of BRG Manager or any of its Subsidiaries; and (v) there is no investigation of a Governmental Authority pending or, to the Knowledge of BRG Manager, threatened against BRG Manager or any of its Subsidiaries, other than as have not had and would not reasonably be expected to have a Material Adverse Effect. There are no outstanding, pending or, to the Knowledge of BRG Manager, threatened orders, writs, judgments, decrees, injunctions or settlements against BRG Manager or any of its Subsidiaries that: (x) prohibit or restrict the consummation of the Transactions; or (y) have, or would reasonably be expected to have, a Material Adverse Effect with respect to BRG Manager or Manager Sub.

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(e)          Insolvency. Neither BRG Manager nor any of its Subsidiaries has: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

(f)          Ownership of the Equity Interests. The authorized and outstanding Equity Interests of BRG Manager and Manager Sub are as set forth on Schedule on Schedule 3.01(g). There are no outstanding subscriptions, options, warrants, calls, rights or convertible or exchangeable securities or any other agreements or other instruments giving any Person the right to acquire any Equity Interests in BRG Manager or Manager Sub, or giving any Person any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option to acquire such Equity Interests. There are no outstanding or authorized share appreciation, phantom share, profit participation or similar rights for which BRG Manager or Manager Sub has any liability. There are no voting trusts, proxies or other agreements or understandings to which BRG Manager or Manager Sub is a party with respect to the voting of any Equity Interests of BRG Manager or Manager Sub. There are no issued or outstanding bonds, indentures, notes or other Indebtedness having the right to vote (or convertible into securities that have the right to vote) on any matters on which the members of BRG Manager or Manager Sub may vote.

(g)          Contracts. The contracts listed on Schedule 3.02(g)(i) constitute all of the Material Contracts (and all amendments or modifications thereto) as of the Effective Date. Furthermore, there are no change orders, modifications or amendments to any of the Contracts as of the Effective Date that have been agreed to and have not been reduced to writing as of the Effective Date. Neither BRG Manager nor any of its Subsidiaries is a party to any contract other than the Material Contracts that are necessary for the operation of the Business and all contracts that are necessary for the operation of the Business comprise Transferred Assets after giving effect to the services contemplated by the Administrative Services Agreement. For the purposes of this Agreement, the term “Material Contracts” shall include, solely as such term applies to a Contract of BRG Manager or Manager Sub:

(i)          any Contract that is expected to provide for payment or receipt by BRG Manager or any of its Subsidiaries of more than $100,000 in any given calendar year or more than $500,000 in the aggregate for the remaining term of the Contract (other than any Contract that is terminable by BRG Manager or Manager Sub with ninety (90) days written notice without payment or penalty);

(ii)         any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of equity interests, sale of assets, outsourcing or otherwise) with material ongoing obligations;

(iii)        any joint venture, partnership, strategic alliance, teaming, cooperation or similar Contract;

(iv)        any Contract in regard to the employment, or restricting the employment, of any employee of BRG Manager or Manager Sub;

(v)         any Contract under which BRG Manager or Manager Sub receives or grants a license or other rights (including by means of a covenant not to sue) with respect to material Intellectual Property or any option relating thereto (excluding any license to off-the-shelf noncustomized software that is generally commercially available for a fee of less than $25,000 annually for such license);

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(vi)        any Contract that limits or purports to limit (or that following Closing would limit) the ability of BRG Manager or Manager Sub and/or their respective Affiliates (A) to compete in any line of business, with any Person, in any geographic area or during any period of time or (B) to solicit any customers or employees;

(vii)       any Contract that grants any right of first refusal, right of first offer or option to acquire or similar right in respect of the assets of BRG Manager or Manager Sub;

(viii)      any Contract that contains any exclusivity restriction or a “most favored nation” clause;

(ix)         any settlement agreement, assurance of discontinuance, consent agreement, or memorandum of understanding with respect to any Action, in each such case, with material continuing obligations thereunder or involving material injunctive or nonmonetary relief;

(x)          any Contract entered into with any Governmental Authority with continuing obligations thereunder;

(xi)         any Contract to enter into any of the foregoing; and

(xii)        any other Contract that is necessary for the operation of the Business.

(h)          No Defaults Under Contracts; Valid and Binding. Neither BRG Manager nor Manager Sub nor, to the Knowledge of BRG Manager, any other party to any Contract, has given or received any notice of any uncured material default with respect to any Contract, and no event has occurred or, to the Knowledge of BRG Manager, is pending or threatened, which through the passage of time or the giving of notice, or both, would constitute a material default under any Contract. The Contracts are valid and binding and in full force and effect.

(i)          Compliance With Laws. Between the time of BRG Manager’s or Manager Sub’s, as applicable, formation and the Effective Date, neither BRG Manager nor Manager Sub has received written notice of any violation of any Laws relating to or arising out of the Business, the Business Employees, the Transferred Assets, or the Contracts that remains uncured. Neither BRG Manager nor Manager Sub is, and since its date of formation, has been, in material default under or in material violation of, nor has either been charged with any material violation of, any Law, relating to or arising out of the Business, the Business Employees, the Transferred Assets, or the Contracts. To the Knowledge of BRG Manager, the Business has at all times since the time of BRG Manager’s or Manager Sub’s, as applicable, formation been operated in all material respects in accordance with applicable Laws and Governmental Licenses.

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(j)          Foreign Asset Control. None of BRG Manager, Manager Sub or, to the Knowledge of BRG Manager, any of their respective Affiliates or constituents is a Person that: (i) is, or is controlled by, a Designated Person; (ii) has received funds or other property from a Designated Person; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. None of BRG Manager, Manager Sub or any of their respective its Affiliates or constituents engages, or will engage in, any dealings or transactions, or is or will be otherwise associated, with any Designated Person. BRG Manager and Manager Sub are each in compliance in all material respects with the Patriot Act. BRG Manager and Manager Sub have each taken commercially reasonable measures to ensure compliance with the Anti-Terrorism Laws, including the requirement that: (y) no Person who owns any direct or indirect interest in BRG Manager or Manager Sub is a Designated Person; and (z) funds invested directly or indirectly in BRG Manager or Manager Sub are derived from legal sources.

(k)          Tax Matters.

(i)          BRG Manager from the time of its formation has been treated as a partnership other than a publicly traded partnership for United States federal income Tax purposes. Manager Sub has been and will be, from the time of its formation until the Partnership Division, treated as an entity disregarded as separate from BRG Manager for United States federal income Tax purposes. From the Partnership Division until the Closing, Manager Sub will be treated as a partnership other than a publicly traded partnership for United States federal income Tax purposes. Neither BRG Manager nor Manager Sub has ever made an election under Treasury Regulations Section 301.7701-3 (or any analogous provision of state or local income Tax Law) to be treated as an association taxable as a corporation. Neither BRG Manager nor Manager Sub has taken a position with regard to any United States federal, state or local Tax that is inconsistent with the provisions of this paragraph.

(ii)         BRG Manager and Manager Sub have timely filed all material federal, state, local and foreign Tax Returns and reports required to be filed by it with the appropriate Tax Authorities (after giving effect to any filing extension properly granted by any such Tax Authority having authority to do so). All such Tax Returns and reports are true, correct, and complete in all material respects. Neither BRG Manager nor Manager Sub has sought or obtained any “private letter ruling” or similar guidance from the U.S. Internal Revenue Service (or comparable state, local, or non-U.S. authority).

(iii)        BRG Manager and Manager Sub have timely paid (or had timely paid on their behalf) or will timely pay all Taxes due and payable by BRG Manager or Manager Sub, including any Taxes levied on any of BRG Manager’s and Manager Sub’s properties, assets, income or franchises, whether or not shown as owing on such Tax Returns. All amounts of Taxes that BRG Manager and Manager Sub were required by Law to withhold or collect in connection with amounts owing to any employee, independent contractor, creditor or other third party have been duly withheld or collected and, to the extent required, have been timely remitted to the appropriate Tax Authority. No deficiencies for any Taxes have been proposed, asserted or assessed in writing against BRG Manager and Manager Sub, and no waivers or extensions of the time to assess or collect any such Taxes are currently in effect.

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(iv)        There are no liens for Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the assets of BRG Manager or Manager Sub or the Membership Interests.

(v)         There are no pending or threatened in writing audits, assessments, claims, proceedings, or other actions with respect to Taxes or Tax Returns of, or with respect to, BRG Manager or Manager Sub, or any matters under discussion with any Tax Authority with respect to Taxes that are likely to result in an additional liability for Taxes on the part of BRG Manager or Manager Sub. No power of attorney has been granted to any Person with respect to any Tax matter of BRG Manager or Manager Sub that will remain in force after the Closing. No claim has been made by any Tax Authority in a jurisdiction where either BRG Manager or Manager Sub does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction.

(vi)        The representations and warranties contained in this Section 3.02(k) are the sole and exclusive representations and warranties made by BRG Manager relating to Tax matters, including compliance with and liabilities arising under Tax Laws.

(vii)       Neither the OP nor TRS Holdings (in their capacities as owners of the Membership Interests upon Closing) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws), (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) installment sale or other open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, or (v) any election made pursuant to Section 108(i) of the Code on or prior to the Closing Date.

(viii)      Neither BRG Manager nor Manager Sub has treated any Person as an employee for U.S. federal income or employment Tax purposes who, as of the time of such treatment, was (or should have been) properly treated as a “partner” of BRG Manager or Manager Sub, respectively, for U.S. federal income Tax purposes.

(ix)         Other than the Membership Interests held by BRG Manager prior to the Partnership Division, any LTIP Units held by BRG Manager, and any interests acquired pursuant to the Transactions, neither BRG Manager nor Manager Sub owns any equity interest in any other entity (as determined for U.S. federal income Tax purposes), and neither BRG Manager nor Manager Sub is party to a joint venture or similar arrangement.

(x)          Neither BRG Manager nor Manager Sub is party to any plan or policy covering (or agreement with) any Business Employee that is subject to Section 409A of the Code or that could require BRG Manager or Manager Sub, or any of their respective successors or assigns, to provide any gross up, indemnify or reimburse payments to any Person for any taxes, penalties or interest incurred because of a violation of Section 409A of the Code.

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(l)          Absence of Certain Changes. From January 1, 2017 until the Effective Date, BRG Manager has operated in the ordinary course of business in all material respects and there has not been, with respect to BRG Manager, any action that would have been prohibited by Section 4.01 had this Agreement been in effect for such period.

(m)          Title to Assets. At the Closing Date, Manager Sub will have good, valid and marketable title to all Transferred Assets. All such Transferred Assets are free and clear of all Encumbrances other than: (i) Encumbrances for or in respect of Taxes or governmental levies not yet due and payable; (ii) the rights of lessors and lessees under leases executed in the ordinary course of business; (iii) the rights of licensors and licensees under licenses executed in the ordinary course of business. Each of the Transferred Assets is suitable in all material respects for the purpose for which it is intended to be used.

(n)          Employees.

(i)          BRG Manager has made available to the REIT a list of the employees of, or persons providing services to, BRG Manager and its Affiliates (including the Contributors) as of the Effective Date (each such employee or person, together with any new or replacement employees or persons who will be employees of, or persons providing services to, BRG Manager or any of its Subsidiaries as of the Closing, being referred to herein as a “Business Employee”).

(ii)         Neither BRG Manager nor any of its Subsidiaries is, or has been, a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a “Collective Bargaining Agreement”); no Collective Bargaining Agreement is being negotiated; and neither BRG Manager nor any of its Subsidiaries is the subject of any legal proceeding that seeks to compel BRG Manager or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment or any other matter. No labor organization or group of employees of BRG Manager or any of its Subsidiaries has made, in writing, a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There is no strike, lockout, slowdown, or work stoppage against BRG Manager or any of its Subsidiaries currently pending or, to the Knowledge of any Contributor, threatened, that may interfere in any material respect with the conduct of the Business by BRG Manager or any of its Subsidiaries. BRG Manager and its Subsidiaries have complied in all material respects with all laws regarding employment and employment practices (including anti-discrimination), terms and conditions of employment and wages and hours (including classification of employees and equitable pay practices) and other laws in respect of any reduction in force (including notice, information and consultation requirements), and no claims relating to non-compliance with the foregoing are pending or, to the Knowledge of BRG Manager, threatened. Neither BRG Manager nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.

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(o)          Benefit Plans. Neither BRG Manager nor BRG Manager Sub maintains any Plans and neither is obligated to contribute to, and would not reasonably be expected to have any liability under, any Plan.

(p)          Loans to BRG Manager. There are no outstanding loans to, or other Indebtedness incurred by, BRG Manager or Manager Sub, except as set forth on Schedule 3.02(c).

(q)          Licenses and Permits. (i) BRG Manager or Manager Sub, as applicable, holds all material licenses, permits and other regulatory and governmental authorizations (“Governmental Licenses”) that are required to be maintained by it in connection with the conduct of the Business, (ii) each such Governmental License is valid and in full force and effect in all material respects and will not be invalidated by consummation of the Transactions and (iii) BRG Manager and Manager Sub have been in compliance in all material respects with all of the terms and requirements of each Governmental License, and there are no disputes, oral agreements or forbearance programs in effect as to any Governmental License.

(r)          Information Furnished. BRG Manager has made available to the REIT and the OP true and complete copies of all material corporate records of BRG Manager and Manager Sub relevant to the Business and all other items referred to in the schedules of this Section 3.02, and neither this Agreement nor the schedules of this Section 3.02, taken as a whole, contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

(s)          Absence of Undisclosed Liabilities. There are no material liabilities or obligations relating to the Business or the Transferred Assets of any nature, whether accrued, contingent or otherwise, and, to the Knowledge of BRG Manager, there is no existing condition, situation or set of circumstances that reasonably could be expected to result in such a material liability or obligation, except for liabilities or obligations reflected in the trial balance dated as of December 31, 2016 previously provided to the REIT; or that were incurred since January 1, 2017 in the ordinary course of business (including in the course of the Transactions).

(t)          Real Property.

(i)          BRG Manager and its Subsidiaries do not own any real property, have never owned any real property, and will not as of the Closing, own any real property. Schedule 3.02(t) sets forth a correct and complete list of the addresses of the real property leased or subleased to or occupied by BRG Manager or any of its Subsidiaries (all such property, the “Leased Real Property”) and also lists the lease or sublease and any amendments thereto pursuant to which BRG Manager or any of its Subsidiaries occupies any Leased Real Property.

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(ii)         Assuming due authorization, execution and delivery by the counterparty to each lease, each lease required to be listed on Schedule 3.02(t) is a legal, valid and binding agreement of BRG Manager or Manager Sub, as applicable, enforceable against BRG Manager or Manager Sub, as applicable, and, to the Knowledge of BRG Manager, each other party thereto, in accordance with its terms, in each case, subject to the Enforceability Exceptions. Neither BRG Manager nor any of its Subsidiaries is, or has received any notice that any other party is, in default in any material respect (or any condition or event that, after notice or lapse of time or both, would constitute a default in any material respect) under any such lease. Neither BRG Manager nor any of its Subsidiaries owes any brokerage commissions with respect to any such leased space (including any contingent obligation in respect of future lease extensions).

(iii)        BRG Manager has delivered, or made available, to the REIT prior to the execution of this Agreement correct and complete copies of all leases (including any amendments and renewal letters) required to be listed on Schedule 3.02(t). There are no other written understandings, arrangements or agreements between the parties to such leases with respect to the leasing of the Leased Real Property.

(iv)        Except as set forth on Schedule 3.02(t), no other Person holds any sublease, lease option or other current or contingent right to occupy any of the Leased Real Property before the expiration of the applicable lease. No tenant or other party in possession of any of the Leased Real Property has any right to purchase, or holds any right of first refusal to purchase, such properties.

(u)          Environmental Liability. There are no pending legal, administrative, arbitral or other proceedings, or, to the Knowledge of BRG Manager, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that are reasonably likely to result in the imposition, on BRG Manager or any of its Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance pending or threatened against BRG Manager or any of its Subsidiaries, except as would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect with respect to BRG Manager or Manager Sub. Neither BRG Manager nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or third party imposing any liability or obligation with respect to the foregoing that is reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect with respect to BRG Manager or Manager Sub.

(v)         Intellectual Property. As of the Closing Date, Manager Sub will have the right to use all of the Intellectual Property set forth on Schedule 3.02(v). To the Knowledge of BRG Manager, use of such Intellectual Property in the conduct of the Business does not infringe upon or misappropriate the Intellectual Property of any other Person.

(w)          Powers of Attorney. There are no outstanding powers of attorney executed on behalf of BRG Manager or any of its Subsidiaries.

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(x)          Transactions with Related Parties. There are no outstanding loans, receivables or payables from or to any Contributor, on the one hand, and any Business Employee or BRG Manager or any of its Subsidiaries, on the other hand. There is no: (i) agreement between BRG Manager or any of its Subsidiaries, on the one hand, and (A) any Contributor, (B) any current or former officer, employee, director or partner of any Contributor or BRG Manager or any of its Subsidiaries or (C) any Affiliate of the Persons identified in clauses (A) and (B), excluding BRG Manager and its Subsidiaries, on the other hand, except for employment agreements or other agreements governing terms of employment; or (ii) agreement requiring payments to be made by BRG Manager or any of its Subsidiaries to any Person on a change of control or otherwise as a result of the consummation of the Transactions, except in each case as set forth in Schedule 3.02(x).

(y)          Improper Payments. Neither BRG Manager nor any of its Subsidiaries nor, to the Knowledge of BRG Manager, any director, officer or representative of BRG Manager or any of its Subsidiaries has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. Neither BRG Manager nor any of its Subsidiaries has received any written communication that alleges that BRG Manager or any of its Subsidiaries, or any of their respective representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

(z)          Investment Company Act. Neither BRG Manager nor any of its Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(aa)         Brokers, Finders and Advisors. Neither BRG Manager nor any of its Subsidiaries has entered into any agreement resulting in, or which will result in, the REIT, the OP, or any subsidiary thereof having any obligation or liability as a result of the execution and delivery of this Agreement and the consummation of the Transactions for any brokerage, finder or advisory fees or charges of any kind whatsoever.

Section 3.03        REPRESENTATIONS AND WARRANTIES OF THE REIT AND THE OP. In each case except as disclosed in the REIT SEC Filings (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) and except where the failure of any such representations or warranties to be true and correct results from an action or inaction by BRG Manager, each of the REIT and the OP hereby represents and warrants to the Contributors as follows, as of the Effective Date and as of the Closing Date (except as to any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), which representations and warranties shall survive the Closing to the extent provided in Section 5.01:

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(a)          Organization and Qualification.

(i)          The REIT: (A) is a duly formed corporation validly existing and in good standing under the Laws of the State of Maryland and is qualified to do business in each of the states in which it is required to be qualified, except where the failure to be so qualified would not reasonably be expected to result in a REIT Material Adverse Effect; and (B) has the full corporate power and authority to carry on its business as now being conducted. The REIT has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Transaction Documents and the documents to be executed and delivered by the REIT pursuant to this Agreement. The REIT is not in material default under any provision of its articles of amendment and restatement (as amended and supplemented), bylaws or other organizational document.

(ii)         TRS Holdings: (A) is a duly organized limited liability company validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business in each of the states in which it is required to be qualified, except where the failure to be so qualified would not reasonably be expected to result in a REIT Material Adverse Effect; and (B) has the requisite limited liability company power and authority to carry on its business as now being conducted. TRS Holdings has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Transaction Documents and the documents to be executed and delivered by TRS Holdings pursuant to this Agreement. TRS Holdings is not in material default under any provision of its certificate of formation, operating agreement or other organizational document.

(iii)        The OP: (A) is a duly formed limited partnership validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business in each of the states in which it is required to be qualified, except where the failure to be so qualified would not reasonably be expected to result in a REIT Material Adverse Effect; and (B) has the requisite limited partnership power and authority to carry on its business as now being conducted. The OP has the requisite limited partnership power and authority to execute, deliver and perform its obligations under this Agreement, the Transaction Documents and the documents to be executed and delivered by the OP pursuant to this Agreement. The OP is not in material default under any provision of its certificate of limited partnership, partnership agreement or other organizational document. The OP shall be organized and operated in a manner so as to qualify for taxation as a partnership for U.S. federal income Tax purposes.

(b)          Qualification as REIT. The REIT is organized and operated in a manner so as to qualify for taxation as a REIT pursuant to Sections 856 through 860 of the Code.

(c)          Due Authorization; Approvals. Each of the REIT, the OP and TRS Holdings has all necessary corporate, limited partnership or limited liability power and authority, as applicable, to execute and deliver this Agreement and the Transaction Documents to which they are a party, and subject to receipt of the REIT Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Transaction Documents to which they are a party has been duly authorized by the REIT, the OP and TRS Holdings and constitutes the legal, valid and binding agreement of the REIT, the OP and TRS Holdings enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions. Other than the REIT Stockholder Approval, the execution and delivery of this Agreement and the Transaction Documents to which the REIT, the OP or TRS Holdings is a party and the performance by the REIT, the OP and TRS Holdings of the Transactions have been approved, to the extent applicable, by the stockholders and partners of the REIT, the OP and TRS Holdings and no other corporate or other proceedings on the part of the REIT, the OP or TRS Holdings are necessary to authorize the execution and delivery by the REIT, the OP or TRS Holdings, as applicable, of this Agreement or the Transaction Documents to which the REIT, the OP or TRS Holdings is a party or the performance by the REIT, the OP or TRS Holdings of the Transactions. Upon their execution, the Transaction Documents to which the REIT, the OP or TRS Holdings is a party will be duly executed and delivered by the REIT, the OP and TRS Holdings, as applicable, and will constitute valid and binding obligations of the REIT, the OP or TRS Holdings, as applicable, enforceable against the REIT, the OP or TRS Holdings, as applicable, in accordance with their respective terms, subject to the Enforceability Exceptions.

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(d)          Capitalization. The authorized capital of the REIT consists solely of: (i) 750,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”); and (ii) 250,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the Effective Date: (y) 24,192,283 shares of Common Stock are issued and outstanding and (z) 11,001,310 shares of Preferred Stock are issued and outstanding. As of the Effective Date, 2,257,357 Partnership Units are issued and outstanding. The OP Units to be issued and conveyed by the OP pursuant to this Agreement will, upon such issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable. Each such OP Unit may be redeemed at the request of the holder thereof for the Common Redemption Amount (as defined in the Partnership Agreement) or, at the sole and absolute discretion of the REIT, purchased by the REIT for the Cash Amount or the REIT Shares Amount (as defined in the Partnership Agreement), as elected by the REIT, in each case subject to the terms and conditions of the Partnership Agreement. The shares of Class C Common Stock to be issued and conveyed by the REIT pursuant to this Agreement will, upon such issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable. The REIT has authorized, for issuance upon conversion by the Contributors of the OP Units and Class C Common Stock to be issued to the Contributors hereunder, a number of shares of Class A Common Stock equal to the sum of (i) the number of OP Units to be issued as Contribution Consideration and (ii) the number of shares of Class C Common Stock to be issued as Contribution Consideration (in each case, as calculated in accordance with the definition of “Contribution Consideration” herein).

(e)          Opinion of Financial Advisor. The Special Committee has received an opinion of Duff & Phelps LLC, as financial advisor to the Special Committee (the “Special Committee Financial Advisor”), to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Total Consideration to be paid in the Contribution pursuant to this Agreement is fair, from a financial point of view, to the REIT. The REIT will make copies of such opinion available to the Designated Contributor promptly following the receipt thereof by the Special Committee, for informational purposes only, and it is agreed and understood that such opinion may not be relied on by any of the Contributors or any of the Entity Contributors’ Subsidiaries.

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(f)          Brokers, Finders and Advisors. None of the REIT, the OP or TRS Holdings has entered into any agreement resulting in, or which will result in, any Contributor, BRG Manager or Manager Sub having any obligation or liability as a result of the execution and delivery of this Agreement, or the consummation of the Transactions, for any brokerage, finder or advisory fees or charges of any kind whatsoever, except that the Special Committee has employed the Special Committee Financial Advisor.

(g)          Title to OP Units and Shares of Class C Common Stock. At Closing, the Contributors will acquire the OP Units and shares of Class C Common Stock free and clear of all Encumbrances of any nature whatsoever, other than those imposed by Law or resulting from action by a Contributor.

Article IV
COVENANTS

Section 4.01        CONDUCT OF BUSINESS PRIOR TO CLOSING. From the Effective Date until the Closing or earlier termination of this Agreement, except as otherwise expressly provided in this Agreement or Schedule 4.01, BRG Manager or Manager Sub, as applicable, shall, and the Contributors shall cause BRG Manager or Manager Sub, as applicable, to: (i) conduct the Business in the ordinary course, consistent with past practice and in compliance with the requirements of the Management Agreement; (ii) use commercially reasonable efforts to preserve intact its present organization; (iii) use commercially reasonable efforts to keep available the services of its present officers and employees and of all other Persons who provide material services to the REIT and its subsidiaries; and (iv) use commercially reasonable efforts to preserve its relationships with others having business dealings with it relating to the Business. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement, and including within this exception, for the avoidance of doubt, the distribution of assets from BRG Manager to Manager Sub, the issuance of Equity Interests in Manager Sub to BRG Manager, and the transfer of Equity Interests in Manager Sub to the Contributors, from the Effective Date to the Closing, without the prior written consent of the Special Committee, BRG Manager and Manager Sub, as applicable, shall not, and the Contributors shall cause BRG Manager and Manager Sub not to:

(a)          sell, lease, Encumber, transfer, license or dispose of any Contracts or Intellectual Property;

(b)          enter into, amend or terminate any Material Contract;

(c)          fail to timely pay any account payable relating to the Business in the ordinary course of business, other than amounts that are subject to dispute in good faith;

(d)          take any action or fail to take any action, which action or failure that would adversely affect the REIT’s qualification as a real estate investment trust within the meaning of Section 856 of the Code or the OP’s qualification as a partnership;

(e)          enter into any commitment or transaction relating to the Business except in the ordinary course of business or having an individual or aggregate value in excess of $100,000;

(f)          enter into any new line of business;

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(g)          except as set forth on Schedule 3.02(c), incur, create, assume or guarantee any Indebtedness having an individual or aggregate value in excess of $100,000;

(h)          except as set forth on Schedule 3.02(c), make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

(i)          allow the lapse or termination of material policies of insurance unless contemporaneously replaced;

(j)          except as set forth on Schedule 4.01, change (or permit to be changed) any accounting or Tax procedure, method or practice (including any method of accounting for Tax purposes), make, change or revoke (or permit to be made, changed or revoked) any Tax election; amend any Tax Return, change the Tax classification of BRG Manager or Manager Sub, or settle or compromise any Tax liability;

(k)          increase in any manner the compensation or benefits of any Business Employee, or pay or otherwise grant any benefit with respect to any Business Employee, or enter into any contract to do any of the foregoing, in each case other than:

(A)         awarding annual performance-related merit increases in base salaries made in the ordinary course of business consistent with past practice to executive officers of BRG Manager by an amount that in the aggregate does not exceed five percent (5%) of such officers’ current aggregate annual base salaries;

(B)         awarding annual performance-related merit increases in base salaries or base wages made in the ordinary course of business consistent with past practice to all Business Employees (other than executive officers of BRG Manager);

(C)         increasing annual bonus opportunities made in the ordinary course of business consistent with past practice and in no case greater than increases of seven and one half percent (7.5%) over the prior annual period; and

(D)         to the extent required by Law;

(l)          commit to any single or aggregate capital expenditure or commitment in excess of $100,000 (on a consolidated basis);

(m)          except as required to consummate the Transactions pursuant to this Agreement and the Transaction Documents, acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof;

(n)          cancel any debts or waive any claims or rights of relating to the Business, BRG Manager or Manager Sub having an individual or aggregate value in excess of $100,000;

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(o)          enter into any lease for real property or assign its rights under, amend or terminate any lease with respect to real property;

(p)          issue, sell or grant any Equity Interests of BRG Manager or Manager Sub, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any Equity Interests of BRG Manager or Manager Sub, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any Equity Interests of BRG Manager or Manager Sub or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any Equity Interests of BRG Manager or Manager Sub or any other securities in respect of, in lieu of, or in substitution for, the Equity Interests of BRG Manager or Manager Sub that are outstanding on the Effective Date;

(q)          initiate any claim, action, suit or proceeding or settle or compromise any claim, action, suit or proceeding pending or threatened against it or relating to the Business, other than any such settlement or compromise that involves solely payment of money damages in an amount not in excess of $50,000 individually or $250,000 in the aggregate that is paid prior to Closing; provided, however, for the avoidance of doubt, that neither BRG Manager nor any of its Subsidiaries shall agree to, or shall, settle any claim, action, suit or proceeding if the settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Business;

(r)          except as provided on Schedule 4.01, hire or terminate, or enter into any transaction or any contract with, any Business Employee, or promote or appoint any Person to a position of executive officer or director of BRG Manager;

(s)          make or authorize any change in its organizational documents;

(t)          abandon, encumber, assign, convey title (in whole or in part), exclusively license or grant any right or other licenses to Intellectual Property;

(u)          take, or agree or otherwise commit to take, or cause the REIT to take or to agree or otherwise commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Transactions; or

(v)         take, or agree or otherwise commit to take, any of the foregoing actions or any other action that if taken would reasonably be expected to prevent the satisfaction of any condition set forth in Section 2.02(b).

Section 4.02        ACCESS TO INFORMATION; LITIGATION SUPPORT.

(a)          During the period from the Effective Date to the Closing or earlier termination of this Agreement, each Contributor shall furnish the Special Committee, the REIT and their representatives with any information and data (including copies of contracts, plans and other books and records) concerning the Business, BRG Manager, Manager Sub and operations of the Business as the Special Committee, the REIT or any of their representatives reasonably may request.

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(b)          In the event and for so long as any party actively is contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Business, each of the other parties will reasonably cooperate with such party and its counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense; provided, however, that the contesting or defending party shall reimburse the other party for its reasonable out-of-pocket costs and expenses; provided, further, that each party may restrict the foregoing access and the disclosure of information to the extent that, (i) in the reasonable good faith judgment of such party, any applicable Law requires such party or its subsidiaries to restrict or prohibit access to any such information, (ii) in the reasonable good faith judgment of such party, the information is subject to confidentiality obligations to a third party or (iii) disclosure of any such information or document would result in the loss of attorney-client privilege; provided, further, that with respect to clauses (i) through (iii) of this Section 4.02(b), the applicable party shall use its commercially reasonable efforts to (A) obtain the required consent of any such third party to provide such access or disclosure, (B) develop an alternative to providing such information that is reasonably acceptable to each of the parties and (C) in the case of clauses (i) and (iii), enter into a joint defense agreement or implement such other techniques as parties determine would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege.

(c)          Not fewer than ten (10) calendar days before the Closing Date, the Designated Contributor shall furnish to the Special Committee and to the REIT its good faith estimate of the Accrued Management Fee, setting forth in reasonable detail how such estimate was calculated. The Designated Contributor, the Special Committee and the REIT shall cooperate in good faith to agree the amount of the Accrued Management Fee.

Section 4.03        CONSENTS AND APPROVALS.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, each of the REIT, the OP, BRG Manager and the Contributors shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto, all things necessary, proper and advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the Transactions, including (i) taking all actions necessary to cause the conditions to Closing set forth in Section 2(b) hereof to be satisfied, (ii) preparation and filing of all documentation to effect all required filings, notices, petitions, statements, registrations, submissions and applications and obtaining all necessary actions or nonactions, waivers, consents, authorizations and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Transactions and making all necessary registrations and filings (including filings with Governmental Authorities, if any) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid legal proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Transactions, (iii) reasonably defending any legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, and (iv) execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

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(b)          In connection with and without limiting the foregoing, each of the REIT, the OP, BRG Manager, Manager Sub and the Contributors shall give (or shall cause to be given) any notices to any Person, and each of the REIT, the OP, BRG Manager, Manager Sub and the Contributors shall use, and cause each of their respective Affiliates to use, reasonable efforts to obtain any consents from any Person not covered by Section 4.03(a) that are necessary, proper and advisable to consummate the Transactions. Each of the REIT, the OP, BRG Manager, Manager Sub and the Contributors will furnish to the others such necessary information and reasonable assistance as the others may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between any party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the REIT, the OP, BRG Manager, Manager Sub and the Contributors or their respective representatives shall have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Transactions, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither the REIT, the OP, BRG Manager, Manager Sub nor the Contributors shall, nor shall they permit their respective representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other parties prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority. Notwithstanding the foregoing, obtaining any approval or consent from any Person solely pursuant to this Section 4.03(b) shall not be a condition to the obligations of the parties to consummate the Transactions.

(c)          Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Transactions, none of the REIT, the OP, BRG Manager, Manager Sub or the Contributors or any of their respective Subsidiaries or Representatives shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person, in each case that is not conditioned upon the occurrence of the Closing. Subject to the immediately foregoing sentence, the parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents. The REIT, the OP, BRG Manager, Manager Sub and the Contributor acknowledge and agree that no approval or consent of any such Person solely pursuant to this Section 4.03(c) is a condition to the obligations of any party to effect the Transactions.

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Section 4.04        PROXY STATEMENT: SPECIAL MEETING.

(a)          Reasonably promptly after the Effective Date, BRG Manager and the REIT shall prepare and the REIT shall file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement on Schedule 14A (as amended or supplemented, and in its definitive form filed with the SEC, collectively, the “Proxy Statement”) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) for a special meeting of stockholders, or in connection with the annual meeting of stockholders, of the REIT (the “Stockholders Meeting”). BRG Manager and the REIT shall include in the Proxy Statement a proposal or proposals for or relating to the approval of the Equity Incentive Plans and the issuance of the Class C Common Stock and the potential future issuance of Class A Common Stock upon redemption of the OP Units, as required under the NYSE MKT LLC Company Guide, which proposals (the “REIT Stockholder Proposals”) shall be approved at a meeting by the affirmative vote of at least a majority of the votes cast by the stockholders entitled to vote on the matter other than the votes of shares owned of record or beneficially by the Contributors or its Affiliates, or by any other stockholder determined to have a material financial interest in the Transactions (the “REIT Stockholder Approval”). The Contributors shall furnish all required information concerning themselves, BRG Manager and their Affiliates to the REIT and provide such other assistance as may be reasonably requested in connection with the preparation of the Proxy Statement. None of the information supplied or to be supplied in writing by or on behalf of the Contributors, the REIT or the OP for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the REIT, at any time it is amended or supplemented or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Prior to filing any preliminary proxy statement and the Proxy Statement or any amendment or supplement thereto, BRG Manager and the REIT shall provide the Designated Contributor with reasonable opportunity to review and comment on such proposed filing solely with respect to the REIT Stockholder Approval and any information relating to such Contributor and shall provide the Special Committee with reasonable opportunity to review, comment upon and consent to such proposed filing. If, at any time prior to the Closing Date, any information should be discovered by the REIT, on the one hand, or BRG Manager or any Contributor, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the REIT with the SEC and, to the extent required by applicable Law, disseminated by the REIT to the stockholders of the REIT.

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(b)          BRG Manager and the REIT shall promptly notify each of the Contributors and the Special Committee of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to any preliminary proxy statement and the Proxy Statement or for additional information and shall supply the Designated Contributor with copies of all correspondence between the REIT or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to any preliminary proxy statement and the Proxy Statement. Prior to responding to any comments of the SEC, BRG Manager and the REIT shall provide the Designated Contributor with reasonable opportunity to review and comment on such proposed response solely with respect to the REIT Stockholder Proposals and any information relating to such Contributor and shall provide the Special Committee with reasonable opportunity to review, comment upon and consent to such proposed response.

(c)          The REIT shall mail or otherwise disseminate the Proxy Statement to the holders of Common Stock in accordance with the Exchange Act after the SEC’s review of the preliminary proxy statement is completed or, if the SEC has not reviewed the preliminary proxy statement within ten (10) calendar days after the filing of the preliminary proxy statement, after the expiration of the 10-day period in accordance with Rule 14a-6 under the Exchange Act.

(d)          The REIT shall, in accordance with customary practice, set a record date for, duly call, give notice of, convene and hold the Stockholders Meeting. The REIT Stockholder Proposals shall be submitted to the stockholders of the REIT at the Stockholders Meeting for approval. Notwithstanding anything to the contrary in the preceding sentences, the REIT shall have the right to make one or more postponements, recesses or adjournments of the Stockholders Meeting (i) in order to solicit additional proxies voting in favor of the REIT Stockholder Proposals if, on a date for which the Stockholders Meeting is scheduled, there is an insufficient number of stockholders present and voting (either in person or by proxy) to obtain the requisite approval, whether or not a quorum is present, or (ii) to the extent necessary to ensure that any amendment or supplement to the Proxy Statement is timely filed with the SEC and/or disseminated to holders of Common Stock; provided that the Stockholders Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). The Board of Directors of the REIT shall recommend that the stockholders of the REIT vote in favor of the REIT Stockholder Proposals, and the REIT shall use its reasonable efforts to solicit from its stockholders proxies in favor of the REIT Stockholder Proposals. Notwithstanding the foregoing, the Board of Directors of the REIT may, without liability hereunder, decline to make or may withdraw, modify or change its recommendation at any time prior to obtaining the REIT Stockholder Approval if the Special Committee determines in good faith (after consultation with its outside counsel) that the failure to take such action would be inconsistent with its duties to the REIT or the REIT’s stockholders under applicable Law.

Section 4.05        PRE-CLOSING CASH DISTRIBUTION. Prior to the Closing Date, Manager Sub shall declare and distribute to the Contributors, in proportion to each Contributor’s Equity Interest in Manager Sub by wire transfer of immediately available funds, the Pre-Closing Cash (such distribution, the “Pre-Closing Cash Distribution”).

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Section 4.06        COOPERATION ON POST-CLOSING TAX MATTERS. The REIT, the OP, TRS Holdings, BRG Manager, Manager Sub and each Contributor shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Return and contesting any audit or other proceeding with respect to Taxes and the Intended Tax Treatment. Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information which are reasonably relevant to any such audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties agree: (a) to retain all books and records with respect to Tax matters pertinent to BRG Manager and Manager Sub relating to any Pre-Closing Tax Period and to abide by all record retention agreements entered into with any Tax Authority; and (b) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, the REIT, the OP, TRS Holdings, BRG Manager, Manager Sub and the Contributors, as the case may be, shall allow the other party to take possession of such books and records. Upon the REIT’s or the OP’s request, each Contributor shall take any and all actions as are necessary to cause a valid election under Section 754 of the Code to be made with respect to any portion of the Contribution.

Section 4.07        SUPPLEMENTAL DISCLOSURE. Subject to applicable Law, the REIT and the OP, on the one hand, and the Contributors and BRG Manager, on the other hand, shall promptly, upon having or gaining Knowledge of any event, condition or fact that would reasonably be expected to cause any of the conditions to the other party’s obligation to consummate the Transactions not to be fulfilled, notify the other party hereto, and furnish the other party hereto any information it may reasonably request with respect thereto.

Section 4.08        RESTRICTIVE COVENANTS.

(a)          Each of (1) R. Ramin Kamfar, the Bluerock Entities, and BRG Manager (collectively, solely for the purpose of this Section 4.08, the “Five-Year Restricted Parties”) covenant that, commencing on the Closing Date and ending on the five-year anniversary of the Closing Date (the “Five-Year Non-Competition Period”), (2) Babb and Ruddy (together, solely for the purpose of this Section 4.08, the “Two-Year Restricted Parties”) covenant that, commencing on the Closing Date and ending on the two-year anniversary of the Closing Date (the “Two-Year Non-Competition Period”), and (3) MacDonald (solely for the purpose of this Section 4.08, collectively with the Five-Year Restricted Parties and the Two-Year Restricted Parties, the “Restricted Parties”) covenants that, commencing on the Closing Date and ending on the date that is eighteen months after the Closing Date (the “Eighteen-Month Non-Competition Period”) they shall not, and shall not cause their respective Affiliates to, engage directly or indirectly in, in any capacity, or have any direct or indirect ownership interest in, or permit such Restricted Party’s or any such Affiliate’s name to be used in connection with, any business in the United States which is engaged directly in the business of acquiring, owning and operating multi-family rental residential properties (the “Restricted Business”); provided, however, that nothing in this Agreement shall prevent or restrict the Restricted Parties, or any of their respective Affiliates from any of the following:

(i)          owning equity interests, indebtedness or other securities representing not more than five percent (5%) of the equity capital of a company that is engaged in the Restricted Business, so long as the Restricted Party is not otherwise associated with the management of such company, including by serving on the board of directors or holding any other similar governing position;

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(ii)         engaging in the business and activities as currently conducted by the Bluerock Entities including the management and ownership of Investment Company Act of 1940 funds; or

(iii)        owning, operating or leasing, directly or indirectly, multi-family residential properties acquired as a result of loss mitigation, foreclosure or similar activities in connection with or incidental to investments in mortgage loans, mortgage servicing rights, mortgage-backed securities or other mortgage-related assets.

It is recognized that the Restricted Business is expected to be conducted in the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenants set forth in Section 4.08(b)) are therefore not appropriate.

(b)          Each Restricted Party covenants that, during the Five-Year Non-Competition Period, the Two-Year Non-Competition Period or the Eighteen-Month Non-Competition Period, as applicable, such Restricted Party shall not, and it shall cause its Affiliates not to, solicit the employment or engagement of services of any person who is, or was during the three-month period immediately prior to such solicitation, employed as an employee, contractor or consultant (other than, for the sake of clarity, any such consultant employed by (i) such Restricted Party or its Affiliates (other than BRG Manager or its Subsidiaries), (ii) the Bluerock Entities, at the time of the rendering of the consulting services or services under the Administrative Services Agreement) by the REIT or the OP or any of their subsidiaries (including BRG Manager) during such period on a full- or part-time basis. The foregoing shall not prohibit any general solicitation of employees, contractors or consultants or public advertising of employment opportunities (including through the use of employment agencies) not specifically directed at any such employees, contractors or consultants, nor shall it prohibit the Contributor or its Affiliates from hiring any such employee, contractor or consultant who seeks employment or engagement with the Contributor or its Affiliate on his or her own initiative at any time after three months have elapsed since such individual served as an employee, contractor or consultant otherwise subject to this restriction, without any prior solicitation by the Contributor or any of its Affiliates.

(c)          Each Restricted Party acknowledges that the restrictions contained in this Section 4.08 are reasonable and necessary to protect the legitimate interests of the REIT and the OP and constitute a material inducement to the REIT and the OP to enter into this Agreement and consummate the Transactions. Each Restricted Party acknowledges that any violation of this Section 4.08 may result in irreparable injury to the REIT or the OP and agrees that the REIT or the OP shall be entitled to seek preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 4.08, which rights shall be cumulative and in addition to any other rights or remedies to which the REIT and the OP may be entitled.

(d)          In the event that any covenant contained in this Section 4.08 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 4.08 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

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(e)          Notwithstanding anything to the contrary contained in this Agreement, if there is a Change of Control Event, the provisions of this Section 4.08 will automatically terminate and have no further force or effect. “Change of Control Event” means (i) solely with respect to the Five-Year Restricted Parties, R. Ramin Kamfar ceasing to be a director of the REIT for any reason and (ii) with respect to any of the Restricted Parties, (A) the sale of all or substantially all of the assets of the REIT or the OP, or (B) a merger, consolidation, recapitalization or reorganization of the REIT, unless securities representing more than 50% of the total voting power after such merger, consolidation, recapitalization or reorganization are beneficially owned, directly or indirectly, by the Persons who beneficially owned the REIT’s outstanding voting securities immediately prior to such transaction.

Section 4.09        PUBLICITY. So long as this Agreement is in effect, each Contributor, BRG Manager and the REIT shall consult with each other and give each other and the Special Committee a reasonable opportunity to review and comment on, any press release or other public statement with respect to the Transactions and shall not issue any such press release or make any such public statement prior to obtaining the consent of the other parties (provided that the consent of the Designated Contributor shall be deemed consent on behalf of all Contributors), except as may be required by applicable Law, duties under applicable Law or by obligations pursuant to any listing agreement with the NYSE MKT LLC. Notwithstanding this Section 4.09, no party shall be required to consult or obtain the consent of the other parties prior to making statements that are consistent with any previous press releases, public disclosures or public statements made by any Contributor, BRG Manager or the REIT in compliance with this Section 4.09.

Article V
INDEMNIFICATION AND CLAIMS

Section 5.01        SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations and warranties of each Contributor, BRG Manager, Manager Sub, the REIT, the OP and TRS Holdings contained in this Agreement will survive until 12 months after the Closing Date, provided that the Contributor Fundamental Representations, the BRG Manager Fundamental Representations and the REIT Fundamental Representations shall survive until 30 days after the expiration of the applicable statute of limitations with respect to the matters addressed in such representations. Notwithstanding the foregoing, a claim given in good faith in accordance with this Article V in respect of a representation or warranty on or prior to the date on which the representation or warranty ceases to survive shall not thereafter be barred by the expiration of the survival period, and may be pursued thereafter without regard to such expiration. Except as otherwise expressly provided in this Agreement, each covenant or agreement set forth in this Agreement shall survive without limit.

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Section 5.02        INDEMNIFICATION OF THE REIT AND THE OP.

(a)          Each Contributor, severally but not jointly, shall indemnify and hold harmless the REIT and the OP and their respective successors and the respective stockholders, members, managers, partners, officers, directors, employees and agents of each such indemnified Person (collectively, the “REIT Indemnified Parties”) from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any REIT Indemnified Party arising out of, resulting from, based upon or relating to any breach, as of the Effective Date or the Closing Date (except any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), of any representation or warranty made by such Contributor in Section 3.01 of this Agreement.

(b)          Each Contributor, jointly and severally, shall indemnify and hold harmless the REIT Indemnified Parties from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any REIT Indemnified Party arising out of, resulting from, based upon or relating to:

(i)          any breach, as of the Effective Date or the Closing Date (except any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), of any representation or warranty made by the Contributors and BRG Manager in Section 3.02 of this Agreement or by the Contributors or BRG Manager in any of the other Transaction Documents;

(ii)         any failure by a Contributor or BRG Manager duly and timely to perform or fulfill any of its covenants or agreements required to be performed by it under this Agreement or any of the Transaction Documents, except to the extent that such failure results from any act or omission of the REIT, the OP or TRS Holdings; provided, that, notwithstanding anything to the contrary in this Agreement, a Restricted Party shall be solely liable for a breach caused by such Restricted Party of a covenant contained in Section 4.08, and neither BRG Manager nor any Contributor other than a Restricted Party who caused such breach shall be liable for any such breach;

(iii)        any act or omission for which BRG Manager or Manager Sub would be required to provide indemnity to the REIT under the Management Agreement as in effect immediately prior to the Closing (regardless of whether the Management Agreement remains in effect, in accordance with the indemnification provisions of the Management Agreement, and not subject to the limitations with respect to survival periods or amounts as provided in Section 5.02 and Section 5.04 of this Agreement), to the extent such act or omission preceded the Closing;

(iv)        any claim brought by a third party against any REIT Indemnified Party relating to the Transferred Assets, to the extent arising or relating to a period preceding the Closing; and

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(v)         any liability, whether or not accrued, assessed or currently due and payable, for (A) any Taxes imposed on or with respect to BRG Manager or Manager Sub for any Pre-Closing Tax Period, (B) any Taxes of Contributor or any Affiliate thereof, or (C) any Taxes resulting from any transfer of assets or interests pursuant to the Transaction Documents, in the case of each of clauses (A) through (C), regardless of any investigation or any knowledge acquired (or capable of being acquired) by the REIT Indemnified Parties at any time (whether before or after the Effective Date or the Closing Date), with respect thereto. For the avoidance of doubt, the Losses indemnifiable pursuant to this Section 5.02(b)(v) shall include all reasonable audit and other Tax proceeding costs related to the foregoing Taxes to the extent such costs are incurred for the benefit of a Contributor or are directly attributable to any attempt to preserve the Indended Tax Treatment. Consistent with the foregoing, in the event of a partnership-level audit of the OP and/or Manager Sub, the Contributors agree that the OP and Manager Sub shall be entitled to cause, pursuant to Section 6226 of the Code (and any Treasury Regulations thereunder), any resulting tax liability to be borne by the partners of the OP.

(c)          Each Contributor, jointly and severally, shall indemnify and hold harmless the REIT Indemnified Parties from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any REIT Indemnified Party, including for purposes of this Section 5.02(c) only, any and all reasonably foreseeable consequential damages and/or expenses, resulting from, based upon or relating to Bluerock's and the BRG Manager's execution of the Use and Occupancy Agreement and/or the assignment thereof or the occupancy of the space that is the subject thereof by the REIT or any of its subsidiaries.

Section 5.03        INDEMNIFICATION OF THE CONTRIBUTORS. The REIT, the OP, and TRS Holdings, jointly and severally, shall indemnify and hold harmless each Contributor and its respective successors and the respective stockholders, members, managers, partners, officers, directors, employees and agents of each such indemnified Person (collectively, the “Contributor Indemnified Parties”) from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any Contributor Indemnified Party arising out of, resulting from, based upon or relating to:

(a)          any breach, as of the Effective Date or the Closing Date (except any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), of any representation or warranty made by the REIT, the OP or TRS Holdings in Section 3.03 of this Agreement or in any of the Transaction Documents, except to the extent that such breach results from any act or omission of BRG Manager or Manager Sub; and

(b)          any failure by the REIT or the OP duly and timely to perform or fulfill any of their covenants or agreements required to be performed by them under this Agreement or any of the Transaction Documents, except to the extent that such failure results from any act or omission of BRG Manager, provided, however, that none of the REIT, the OP or TRS Holdings shall be liable under this Section 5.03 for any Losses based upon or arising out of any inaccuracy in or breach of any representation or warranty made by the REIT, the OP or TRS Holdings in Section 3.03 of this Agreement or in any of the Transaction Documents if any Contributor or BRG Manager had Knowledge of such inaccuracy or breach prior to the Closing.

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Section 5.04        LIMITATIONS.

(a)          No amounts of indemnity shall be payable as a result of any claim arising under:

(i)          Section 5.02(a), Section 5.02(b)(i) or Section 5.02(b)(ii) unless and until Losses claimed thereunder, when aggregated, are in excess of an amount equal to one percent (1%) of the amount of Total Consideration (the “Basket Amount”), in which case the REIT Indemnified Parties may recover the aggregate amount of all Losses payable thereunder;

(ii)         Section 5.02(a) or Section 5.02(b)(i) in excess of an amount equal to seven and one-half percent (7.5%) of the amount of Total Consideration (the “Indemnity Amount”) (aggregating all indemnity payments by all Contributors under Section 5.02(a) or Section 5.02(b)(i)); and

(iii)        Section 5.02(b)(ii) in excess of the amount of Total Consideration (aggregating all indemnity payments by all Contributors under Section 5.02(b)(ii));

provided, that the aggregate indemnity payments by all Contributors under Section 5.02(a) and Section 5.02(b) shall not exceed the amount of Total Consideration, and provided, further, that the aggregate indemnity payments by an individual Contributor under Section 5.02(a) shall not exceed the portion of Total Consideration actually received by such Contributor; and provided, further, none of the limitations set forth in this Section 5.04(a) shall be applicable with respect to fraud or intentional misrepresentation, representations and warranties set forth in any of the Contributor Fundamental Representations or BRG Manager Fundamental Representations and any claim related to Sections 5.02(b)(iii), (iv) and (v) or Section 5.02(c).

(b)          No amounts of indemnity shall be payable as a result of any claim arising under:

(i)          Section 5.03(a) or Section 5.03(b) unless and until Losses claimed thereunder, when aggregated, are in excess of the Basket Amount, in which case the Contributor Indemnified Parties may recover the aggregate amount of all Losses payable thereunder;

(ii)         Section 5.03 in excess of the Indemnity Amount (aggregating all indemnity payments by the REIT under Section 5.03).

provided, that none of the limitations set forth in this Section 5.04(b) shall be applicable with respect to fraud or intentional misrepresentation or representations and warranties set forth in any of the REIT Fundamental Representations.

(c)          Notwithstanding anything to the contrary in this Agreement, for so long as a Contributor holds OP Units (or Class A Common Stock issued upon conversion of such OP Units) or shares of Class C Common Stock, such Contributor shall satisfy any indemnification liability for which such Contributor is liable first by delivery of OP Units and shares of Class C Common Stock (or shares of Class A Common Stock, if such Contributor’s OP Units have been redeemed for Class A Common Stock), having a value calculated in accordance with the definition of “Contribution Consideration” herein, and thereafter by wire transfer of immediately available funds.

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Section 5.05        INDEMNIFICATION PROCEDURES. All claims for indemnification by any person seeking indemnification under this Article V (an “Indemnified Party”) shall be asserted and resolved as follows:

(a)          If an Indemnified Party intends to seek indemnification under this Article V, it shall promptly notify the Indemnifying Party in writing of such claim, indicating with reasonable particularity the nature of such claim and provide the Indemnifying Party with such additional relevant information in the Indemnifying Party’s possession that the Indemnifying Party may reasonably request. The failure to provide such notice will not affect any rights hereunder except to the extent the Indemnifying Party is materially prejudiced thereby.

(b)          If such claim involves a Third Party Claim against the Indemnified Party, the Indemnifying Party may, within thirty (30) days after receipt of such notice and information, and upon notice to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, assume the settlement or defense thereof, with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it at the sole cost and expense of the Indemnified Party. If the Indemnifying Party assumes the settlement or defense of such claim and the Indemnified Party determines reasonably and in good faith that representation by the Indemnifying Party’s counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest or that there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, then the Indemnifying Party shall pay the reasonable fees and expenses of the Indemnified Party’s counsel; provided, that such counsel is reasonably satisfactory to the Indemnifying Party. So long as the Indemnifying Party is contesting any such claim in good faith in accordance with the first sentence of this Section 5.05(b), the Indemnifying Party shall have the right to settle any claim for which indemnification has been sought and is available hereunder that imposes solely monetary obligations that are paid by the Indemnifying Party, does not contain a finding or admission of any violation of Law or any violation of the rights of any Person and contains an unconditional release of the Indemnified Party from all liability thereunder; provided, that to the extent that such settlement requires the Indemnified Party to take, or prohibits the Indemnified Party from taking, any action or purports to obligate the Indemnified Party, then the Indemnifying Party shall not settle such claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. So long as the Indemnifying Party is contesting any such claim in good faith in accordance with the first sentence of this Section 5.05(b), the Indemnified Party shall: (i) not pay or settle any such claim without the Indemnifying Party’s consent, such consent not to be unreasonably withheld, conditioned or delayed; and (ii) cooperate with the Indemnifying Party and its counsel in the settlement and defense of such claim. If the Indemnifying Party is not entitled to join in or assume the defense of the claim pursuant to the foregoing provisions or is entitled but does not contest such claim in good faith (including if it does not notify the Indemnified Party of the assumption of the defense of such claim within the thirty (30) day period set forth above), then the Indemnified Party may conduct and control, through counsel of its own choosing and at the expense of the Indemnifying Party, the settlement or defense thereof and the Indemnifying Party shall cooperate reasonably with it in connection therewith. Except as otherwise expressly provided in this Section 5.05, the failure of the Indemnified Party to participate in, conduct or control such defense shall not relieve the Indemnifying Party of any obligation it may have hereunder. Any costs and expenses incurred by such Indemnified Party in connection with the investigation and defense of such claim (including, without limitation, reasonable out of pocket attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) required to be paid by the Indemnifying Party on behalf of the Indemnified Party shall be paid as incurred, promptly against delivery of reasonably detailed invoices therefor.

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(c)          If the Indemnifying Party chooses to defend any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) cause, or agree to, the waiver of the attorney-client privilege, attorney work-product immunity or any other privilege or protection in respect of confidential legal memoranda and other privileged materials drafted by, or otherwise reflecting the legal advice of, internal or outside counsel of an Indemnified Party (the “Subject Materials”) relating to such Third Party Claim. Each party hereto mutually acknowledges and agrees, on behalf of itself and its Affiliates, that (i) each shares a common legal interest in preparing for the defense of legal proceedings, or potential legal proceedings, arising out of, relating to or in respect of any actual or threatened Third-Party Claim or any related claim or counterclaim, (ii) the sharing of Subject Materials will further such common legal interest and (iii) by disclosing any Subject Materials to and/or sharing any Subject Materials with the Indemnifying Party, the Indemnified Party shall not waive the attorney-client privilege, attorney work-product immunity or any other privilege or protection. The Indemnified Party shall not be required to make available to the Indemnifying Party any information that is subject to an attorney-client or other applicable legal privilege that based on the advice of outside counsel would be impaired by such disclosure or any confidentiality restriction under applicable Law.

Section 5.06        CHARACTER OF INDEMNITY PAYMENTS. The parties agree that any indemnification payments made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to or refund of the Contribution Consideration, unless otherwise required by Law (including by a determination of a Tax Authority that, under applicable Law, is not subject to further review or appeal).

Section 5.07        REMEDIES.

(a)          Each of the Parties hereto shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and the obligations of each other Party hereto in the event that (i) all conditions set forth in Section 2.02(b)(i), Section 2.02(b)(ii) or Section 2.02(b)(iii), as applicable, have been satisfied or waived by the Party seeking injunctive or other equitable relief hereunder (other than those conditions that by their terms or their nature are to be satisfied at the Closing, but subject to such conditions being satisfied or waived assuming a Closing would occur), and (ii) any Party fails to complete the Closing by the Outside Date.

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(b)          Except for claims based on fraud or claims for equitable relief pursuant to Section 4.08, following the Closing the rights of the parties for indemnification relating to breaches of this Agreement shall be limited to those contained in this Article V and such indemnification rights shall be the exclusive remedies of the parties with respect to breaches of this Agreement.

Section 5.08        SUBROGATION/INSURANCE. If an Indemnified Party recovers Losses from an Indemnifying Party, the Indemnifying Party shall be subrogated, to the extent of such recovery, to the Indemnified Party’s rights against any third party (including any employees) with respect to such recovered Losses, subject to the subrogation rights of any insurer providing insurance coverage under one of the Indemnified Party’s policies and except to the extent that the grant of subrogation rights to the Indemnifying Party is prohibited by the terms of the applicable insurance policy. With respect to any rights of any Indemnifying Party (including any employees) against a third party to which an Indemnified Party is entitled pursuant to the preceding sentence, such Indemnified Party shall use commercially reasonable efforts to preserve any rights that such Indemnifying Parties may have to make claims against third parties (including under applicable insurance policies) and the Indemnified Parties and the Indemnifying Parties shall cooperate with and assist the other in issuing notices of claims to such third parties, presenting claims for payment and collecting proceeds related thereto. Notwithstanding anything in this Agreement to the contrary, the amount of any Losses of any Person under this Article V shall be net of the amount, if any, received by the Indemnified Party (after deducting all costs and expenses associated with recovering such amount) from any third party (including any insurance company or other insurance provider).

Article VI
TERMINATION

Section 6.01        TERMINATION. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by:

(a)          the mutual written agreement of the REIT and the Designated Contributor, before or after the REIT Stockholder Approval is obtained;

(b)          either the REIT or the Designated Contributor, if any court of competent jurisdiction or other competent Governmental Authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting all or any portion of the Transactions and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable;

(c)          either the REIT or the Designated Contributor, in the event: (i) of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such breach within thirty (30) days following written notification thereof by the terminating party; or (ii) that the satisfaction of any condition to the terminating party’s obligations under this Agreement becomes impossible, but only if the failure of such condition to be satisfied does not result from a breach of this Agreement by the terminating party or its Affiliates;

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(d)          either the REIT or the Designated Contributor, in the event that the Closing shall not have occurred on or before the six-month anniversary of the Effective Date (the “Outside Date”), unless the failure of the Closing to occur on or before the Outside Date is a result of a breach of this Agreement by the terminating party or its Affiliates; provided, however, that the provisions of this Section 6.01(d) shall not be available, as applicable, to (A) the Designated Contributor, in the event that all conditions set forth in Section 2.02(b)(i) and Section 2.02(b)(iii) or (B) the REIT, in the event that all conditions set forth in Section 2.02(b)(ii) and Section 2.02(b)(iii) have been satisfied or waived (other than those conditions that by their terms or their nature are to be satisfied at the Closing, but subject to such conditions being satisfied or waived assuming a Closing would occur).

Section 6.02        EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to Section 6.01, this Agreement will forthwith become null and void, and have no further effect, without any liability on the part of any party hereto or its Affiliates, directors, managers, officers, stockholders, partners or members, other than the provisions of this Section 6.02 and Article VII hereof. Nothing contained in this Section 6.02 shall relieve any party from liability for any willful breach of this Agreement occurring prior to termination.

Article VII
GENERAL PROVISIONS

Section 7.01        NOTICES. All notices, demands and requests hereunder shall be in writing and shall be deemed to have been properly given if: (a) hand delivered; (b) sent by reputable overnight courier service; (c) emailed (provided receipt is acknowledged); or (d) sent by United States registered or certified mail, postage prepaid, addressed to the parties at the respective addresses set forth below, or at such other address as any of the parties may from time to time designate by written notice given as herein required. Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused) as shown by the addressee’s return receipt if by certified mail, and as confirmed by the courier service if by courier; provided, however, that if such actual delivery occurs after 5:00 p.m. (local time where received) or on a non-Business Day, then such notice or communication so made shall be deemed effective on the first Business Day after the day of actual delivery. All such notices shall be addressed as follows:

If to the REIT or TRS Holdings:	Bluerock Residential Growth REIT, Inc.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Email: rkamfar@bluerockre.com

With copies to (not constituting notice):	Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW
Washington, D.C. 20006-1888
Attention: David Slotkin
Email: dslotkin@mofo.com

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Kaplan Voekler Cunningham & Frank, PLC
1401 E Cary Street
Richmond, Virginia 23219
Attention: Richard P. Cunningham, Jr.
Email: rcunningham@kv-legal.com

If to the OP:	Bluerock Residential Holdings, L.P.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Email: rkamfar@bluerockre.com

With a copy to (not constituting notice):	Kaplan Voekler Cunningham & Frank, PLC
1401 E Cary Street
Richmond, Virginia 23219
Attention: Richard P. Cunningham, Jr.
Email: rcunningham@kv-legal.com

If to BRG Manager or Manager Sub:	BRG Manager, LLC
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Email: rkamfar@bluerockre.com

With a copy to (not constituting notice):	Vinson & Elkins L.L.P.
2200 Pennsylvania Avenue NW
Suite 500 West
Washington, D.C. 20037-1701
Attention: S. Gregory Cope
Email: gcope@velaw.com

If to Bluerock:	Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Email: rkamfar@bluerockre.com

With a copy to (not constituting notice):	Kaplan Voekler Cunningham & Frank, PLC
1401 E Cary Street
Richmond, Virginia 23219
Attention: Richard P. Cunningham, Jr.
Email: rcunningham@kv-legal.com

If to Kachadurian Group:	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: gkachadurian@bluerockre.com

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If to Babb:	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: jbabb@bluerockre.com

If to Ruddy:	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: jruddy@bluerockre.com

If to Konig:	Konig & Associates, LLC
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: Michael L. Konig
Email: mkonig@bluerockre.com

If to MacDonald:	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: rmacdonald@bluerockre.com

If to Novack:	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: jnovack@bluerockre.com

Section 7.02         ENTIRE AGREEMENT; AMENDMENTS. This Agreement (together with any exhibits and the other Transaction Documents) contains the entire agreement among the parties with respect to the Transactions, and shall supersede all previous oral and written agreements and all contemporaneous oral negotiations, commitments and understandings between the parties. This Agreement may be amended, changed, terminated or modified only by agreement in writing duly authorized (which authorization shall include approval of a majority of the independent directors of the Board of Directors of the REIT) and executed by all of the parties; provided, however, that each Contributor shall be deemed to have authorized and executed any such writing that is executed by the Designated Contributor and each other party shall be entitled to rely upon the execution of such writing by the Designated Contributor by and on behalf of each Contributor, other than a writing that would have a disproportionately adverse effect on such Contributor.

Section 7.03         SUCCESSORS AND ASSIGNS. The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, successors and assigns of the parties hereto and all Persons or entities claiming by, through or under any of them.

Section 7.04         FURTHER DOCUMENTS. Each party hereto agrees to execute any and all further documents and writings and perform such other reasonable actions that may be or become necessary or expedient to effectuate and carry out the Transactions, whether before or after the Closing.

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Section 7.05        GOVERNING LAW; JURISDICTION.

(a)          This Agreement, and all claims or causes of actions (whether at law, in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to conflicts of Laws principles (whether of the State of Delaware or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware).

(b)          All legal proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located within Delaware. Each of the parties hereby irrevocably and unconditionally: (i) submits to the exclusive jurisdiction of any state or federal court located within Delaware, for the purpose of any legal proceeding arising out of or relating to this Agreement and the Transactions brought by any party; (ii) agrees not to commence any such legal proceeding except in such courts; (iii) agrees that any claim in respect of any such legal proceedings may be heard and determined in any state or federal court located within Delaware; (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such legal proceeding; and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such legal proceeding. Each of the parties agrees that a final judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

Section 7.06        COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original and all of which, collectively, shall constitute one (1) agreement.

Section 7.07        CONSTRUCTION OF AGREEMENT. No party, or its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

Section 7.08        NO WAIVER. A waiver by any party hereto of a breach of or failure to perform any of the covenants or agreements in this Agreement to be performed by any other party shall not be construed as a waiver of any succeeding breach of or failure to perform the same or other covenants, agreements, restrictions or conditions of this Agreement. No waiver shall be effective unless duly authorized (which authorization, relating to the REIT or the OP, shall include approval of a majority of the independent directors of the Board of Directors of the REIT) and memorialized in a writing signed by the party against whom such waiver is to be effective.

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Section 7.09        SEVERABILITY. In the event that any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the full extent permissible by Law.

Section 7.10        HEADINGS. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to sections and exhibits are to sections and exhibits of this Agreement, unless otherwise indicated.

Section 7.11        INTERPRETATION. For purposes of this Agreement, the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to articles, sections, exhibits and schedules mean the articles and sections of, and the exhibits and schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement, as applicable; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. All references to “dollars” or “$” shall mean United States Dollars.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Chief Operating Officer

BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware partnership

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Authorized Signatory

BLUEROCK TRS HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Authorized Signatory

BRG MANAGER, LLC, a Delaware limited liability company

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Authorized Signatory

BLUEROCK REIT OPERATOR, LLC, a Delaware limited liability company

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Authorized Signatory

[Signature Page to Contribution Agreement]

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

By:	/s/ R. Ramin Kamfar
Name:	R. Ramin Kamfar
Title:	Chief Executive Officer

THE KACHADURIAN GROUP LLC,
an Illinois limited liability company

By:	/s/ Gary Kachadurian
Name:	Gary Kachadurian
Title:	Manager

KONIG & ASSOCIATES, LLC
a New Jersey limited liability company

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Managing Member

JENCO BUSINESS ADVISORS, INC.
a New York corporation

By:	/s/ Jerold E. Novack
Name:	Jerold E. Novack
Title:	President

JAMES G. BABB, III

/s/ James G. Babb, III
James G. Babb, III

JORDAN B. RUDDY

/s/ Jordan B. Ruddy
Jordan B. Ruddy

[Signature Page to Contribution Agreement]

RYAN S. MACDONALD

/s/ Ryan S. MacDonald
Ryan S. MacDonald

[Signature Page to Contribution Agreement]

EXHIBIT A
DEFINED TERMS

“Accrued Management Fee” means the amount of the Base Management Fee and Incentive Fees (as each is defined in the Management Agreement) that has accrued and is unpaid or earned under the Management Agreement through (and including) the Closing Date.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended and (b) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.

“Anti-Terrorism Law” means each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Law now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Articles Supplementary” means Articles Supplementary to the REIT’s articles of amendment and restatement in the form of Exhibit F hereto.

“Assignment and Acceptance Agreement” is defined in the recitals.

“Babb” is defined in the preamble.

“Basket Amount” is defined in Section 5.04(a)(i).

“Blue Sky Laws” is defined in Section 3.01(h)(i).

“Bluerock” is defined in the preamble.

“Bluerock Entities:” means Bluerock and Bluerock Real Estate Holdings, LLC and, only for the purposes of Section 4.08(a)(ii), Bluerock Value Exchange, LLC.

A - 1

“BRG Manager” is defined in the recitals.

“BRG Manager Fundamental Representations” means the representations set forth in Section 3.02(a) (Organization and Qualification), Section 3.02(b) (Due Authorization; Approvals), Section 3.02(f) (Ownership of the Equity Interests), Section 3.02(k) (Tax Matters) and Section 3.2(m) (Title to Assets).

“Business” is defined in the recitals.

“Business Day(s)” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.

“Business Employee” is defined in Section 3.02(n)(i).

“Cash Consideration” means an amount of cash equal to 0.1% of the Total Consideration.

“Change of Control Event” is defined in Section 4.08(e).

“Class A Common Stock” means shares of Class A Common Stock, par value $0.01, of the REIT.

“Class C Common Stock” means shares of Class C Common Stock, par value $0.01, to be issued by the REIT, the terms of which are described in the Articles Supplementary.

“Closing” is defined in Section 2.01.

“Closing Date” is defined in Section 2.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” is defined in Section 3.02(n)(ii).

“Common Stock” is defined in Section 3.03(d).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral (and all amendments or modifications thereto) to which BRG Manager or Manager Sub is a party that are legally binding on BRG Manager or Manager Sub.

“Contribution” is defined in Section 1.01(a).

A - 2

“Contribution Consideration” means (i) a number of OP Units equal to (A) the amount of the Total Consideration minus the Cash Consideration multiplied by (B) 0.98, divided by (C) the volume weighted average price per share of the REIT’s Class A Common Stock, $0.01 par value per share, as reported on the NYSE MKT, for the 20 trading days immediately following the tenth trading day following the Effective Date (the “VWAP”); and (ii) a number of shares of Class C Common Stock equal to (x) the amount of the Total Consideration minus the Cash Consideration multiplied by (y) 0.02, divided by (z) the VWAP; such that only one share of Class C Common Stock may be issued for every 49 OP Units.

“Contributor” or “Contributors” is defined in the preamble.

“Contributor Fundamental Representations” means the representations set forth in Section 3.01(a) (Organization and Qualification), Section 3.01(b) (Due Authorization; Approvals), Section 3.01(c) (Due Execution by the Individual Contributors), and Section 3.01(g) (Ownership of the Equity Interests).

“Contributor Indemnified Parties” is defined in Section 5.03.

“Designated Contributor” is R. Ramin Kamfar.

“Designated Person” means any Person who: (a) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation; (b) (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner who violates Section 2 of the Executive Order; or (c) (i) is an agency of the government of a country, (ii) is an organization controlled by a country or (iii) is a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Effective Date” is defined in the preamble.

A - 3

“Eighteen-Month Non-Competition Period” is defined in Section 4.08(a).

“Encumbrances” means any and all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements or other adverse claims or restrictions on title or transfer of any nature whatsoever.

“Enforceability Exceptions” is defined in Section 3.01(b).

“Entity Contributor” or “Entity Contributors” is defined in the preamble.

“Equity Incentive Plans” means that certain Second Amended and Restated Equity Incentive Plan for Individuals and that certain Second Amended and Restated Equity Incentive Plan for Entities, each of which will be substantially in the forms attached as Exhibit D.

“Equity Interests” means: (a) with respect to a corporation, as determined under the Laws of the jurisdiction of organization of such entity, shares of capital stock (whether common, preferred or treasury); (b) with respect to a partnership, limited liability company, limited liability partnership or similar Person, as determined under the Laws of the jurisdiction of organization of such entity, units, interests or other partnership or limited liability company interests; or (c) any other equity ownership.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” is defined in Section 4.04(a).

“Executive Order” means Executive Order No. 13224 on Terrorist Financings:—Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001, as amended by Order No. 132684, as so amended.

“Five-Year Non-Competition Period” is defined in Section 4.08(a).

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“Five-Year Restricted Party” is defined in Section 4.08(a).

“Governmental Authority(ies)” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Licenses” is defined in Section 3.02(q).

“Indebtedness” means, as to any Person: (a) all obligations of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured); (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business; (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency; (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all obligations of such Person under leases which have been or should be, in accordance with United States generally accepted accounting principles, recorded as capital leases; (g) all indebtedness secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; and (h) all guarantees by such Person of the Indebtedness of any other Person.

“Indemnified Party” is defined in Section 5.05.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article V.

“Indemnity Amount” is defined in Section 5.04(a)(ii).

“Individual Contributor” or “Individual Contributors” is defined in the preamble.

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“Intellectual Property” means all of the following forms of intellectual property and all rights therein: (a) brands and slogans, registered and unregistered trademarks, trade names, service marks, domain names and applications and registrations therefor and all goodwill associated therewith; (b) patents, patent applications and inventions conceived or reduced to practice prior to the Closing Date, including any provisional, utility, continuation, continuation-in-part or divisional applications filed in the United States or other jurisdiction prior to the Closing Date, and all reissues thereof and all reexamination certificates issuing therefrom; (c) copyrights, including all related copyright applications and registrations; (d) know-how and trade secrets, whether or not reduced to practice; (e) all computer and electronic data processing programs and software programs and related documentation; (f) the right to sue for and recover damages, assert, settle or release any claims or demands and obtain all other remedies and relief at law or equity for any past, present or future infringement or misappropriation of any of the foregoing (g) licenses, options to license and other contractual rights to use any of the foregoing.

“Intended Tax Treatment” is defined in Section 1.02.

“Kachadurian Group” is defined in the preamble.

“Key Executives” means R. Ramin Kamfar, Babb, Ruddy, Christopher Vohs, Michael L. Konig and MacDonald.

“Konig” is defined in the preamble.

“Knowledge” means the actual knowledge, after reasonable inquiry, (a) with respect to Bluerock, R. Ramin Kamfar, (b) with respect to Kachadurian Group, Gary Kachadurian, (c) with respect to Konig, Michael L. Konig, (d) with respect to Novack, Jerold Novack, (e) with respect to each Individual Contributor, such Individual Contributor, and (f) with respect to BRG Manager and Manager Sub, the Key Executives.

“Law(s)” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, decrees, policies, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority.

“Leased Real Property” is defined in Section 3.02(t)(i).

“Legal Requirement(s)” means any and all judicial decisions, orders, injunctions, writs, statutes, laws, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority.

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“Losses” means any and all damages, fines, fees, penalties, liabilities, losses and costs and expenses (including interest, court costs and fees, reasonable costs of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment); provided, that Losses shall not include any indirect, special, punitive, incidental or consequential damages (other than any such damages asserted in a claim by a third party).

“MacDonald” is defined in the preamble.

“made available” means (a) filed with the SEC and publicly available on the SEC’s website, (b) posted in the electronic data room established for purposes of the Transactions and made available to the Special Committee in such data room, or (c) provided to legal counsel to the Special Committee by e-mail, in each case, at least five (5) Business Days prior to the Effective Date.

“Management Agreement” is defined in the recitals.

“Manager Sub” is defined in the preamble.

“Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of BRG Manager and Manager Sub, taken as a whole, or (ii) prevent, materially impede or materially delay the ability of any Contributor or BRG Manager or Manager Sub to consummate the Transactions; provided, however, that in the case of the immediately preceding clause (i), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: any Effect arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles, (c) the negotiation, execution, announcement or performance of this Agreement in accordance with the terms hereof or the consummation of the Transactions, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (e) earthquakes, hurricanes or other natural disasters, (f) the public announcement or pendency of the Transactions or (g) any Effect that has been cured prior to the Closing; provided further, however, that any Effect arising out of or resulting from the matters described in clauses (a), (b), (d) or (e) shall not be excluded if and to the extent that such Effect disproportionately affects BRG Manager and Manager Sub, taken as a whole, taken as a whole, as compared to other Persons engaged in the businesses in which BRG Manager and Manager Sub are engaged.

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“Material Contracts” is defined in Section 3.02(g).

“Membership Interests” is defined in the recitals.

“Novack” is defined in the preamble.

“NYSE MKT Approval” means approval for listing as evidenced by receipt of notification from the NYSE MKT exchange.

“OP” is defined in the preamble.

“OP Units” means Common Units (as such term is defined in the Partnership Agreement) in the OP.

“Outside Date” is defined in Section 6.01(d).

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P. dated as of April 2, 2014 by and among the REIT and various limited partners.

“Partnership Division” is defined in Section 1.02.

“Partnership Units” has the meaning assigned to that term in the Partnership Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).

“Person(s)” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employment, consulting, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based), leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, dental, vision, welfare, accident, disability, workmen’s compensation or other insurance, severance, separation, termination, change of control, collective bargaining or other benefit plan, agreement, practice, policy or arrangement, whether written or oral, and whether or not subject to ERISA, including any “employee benefit plan” within the meaning of Section 3 (3) of ERISA.

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“Pre-Closing Cash” means cash held by Manager Sub, as applicable, immediately prior to the Closing, which shall (a) include the cash received as a result of the payment of the Accrued Management Fee (to the extent not excluded under clause (b) of this definition) and (b) exclude cash whose use is restricted (e.g., cash posted as reserves for insurance coverage, cash posted as collateral for letters of credit, cash deposited to secure utility service or payments, and cash deposits received from prospective or actual lessees).

“Pre-Closing Cash Distribution” is defined in Section 4.05.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and any period through the Closing Date in the case of a taxable period beginning before and ending after the Closing Date.

“Preferred Stock” is defined in Section 3.03(d).

“Proxy Statement” is defined in Section 4.04(a).

“REIT” is defined in the preamble.

“REIT Fundamental Representations” means the representations set forth in Section 3.03(a) (Organization and Qualification), Section 3.03(c) (Due Authorization; Approvals) and Section 3.03(d) (Capitalization).

“REIT Indemnified Parties” is defined in Section 5.02.

“REIT Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, (i) a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of the REIT, the OP and TRS Holdings, taken as a whole, or (ii) a material adverse effect on the ability of the REIT, the OP, TRS Holdings and their subsidiaries to consummate the Transactions; provided, however, that in the case of the immediately preceding clause (i), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a REIT Material Adverse Effect: any Effect arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles, (c) the negotiation, execution, announcement or performance of this Agreement in accordance with the terms hereof or the consummation of the Transactions, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (e) earthquakes, hurricanes or other natural disasters, (f) any decline in the market price, or change in trading volume, of the capital stock of the REIT or any failure to meet publicly announced revenue or earnings projections (provided, that any event giving rise to such decline, change or failure may otherwise be taken into account in determining whether there has been a REIT Material Adverse Effect if not falling into one of the other exceptions contained in this definition), (g) the public announcement or pendency of the Transactions or (h) any Effect that has been cured prior to the Closing; provided further, however, that any Effect arising out of or resulting from the matters described in clauses (a), (b), (d) or (e) shall not be excluded if and to the extent that such Effect disproportionately affects the REIT, the OP, TRS Holdings and their subsidiaries, taken as a whole, as compared to other Persons engaged in the businesses in which the Company or any of its subsidiaries is engaged.

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“REIT SEC Filings” means all forms, reports, schedules, statements and documents (including all exhibits to such forms, reports, schedules, statements and documents) filed or furnished with the SEC by the REIT, including any amendments or supplements thereto, from and after January 1, 2013 to the Effective Date.

“REIT Stockholder Approval” is defined in Section 4.04(a).

“REIT Stockholder Proposals” is defined in Section 4.04(a)

“Restricted Business” is defined in Section 4.08(a).

“Ruddy” is defined in the preamble.

“SDAT” means the Maryland State Department of Assessments and Taxation.

“SEC” is defined in Section 4.04(a).

“Securities Act” is defined in Section 3.01(h)(i).

“Stockholders Meeting” is defined in Section 4.04(d).

“Special Committee” is defined in the recitals.

“Stockholders Agreement” is defined in the recitals.

“Subject Materials” is defined in Section 5.05(c).

“Subsidiary” means, with respect to any Person, any other Person (a) of which the first Person owns directly or indirectly fifty percent (50%) or more of the Equity Interests in the other Person, (b) of which the first Person or any other Subsidiary of the first Person is a general partner or (c) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to the other Person are at the time owned by the first Person and/or one or more of the first Person’s Subsidiaries.

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“Tax” means any and all taxes, governmental fees, imposts, levies or other like assessments or charges of any kind whatsoever (including all net income, gross receipts, capital, sales, use, ad valorem, value added, goods and services, transfer, franchise, profits, alternative, environmental, inventory, license, withholding, payroll, employment, social security, unemployment, escheat, excise, severance, stamp, occupation, property (real or personal) and estimated taxes and customs duties), whether federal, state, local, foreign or other, together with any interest, penalty, addition to tax or additional amount imposed by any Tax Authority and any liability for any of the foregoing as transferee or successor.

“Tax Authority” means any Governmental Authority responsible for the assessment, imposition, collection, or administration of any Tax.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

“Third Party Claim” means a third party action which constitutes a matter: (a) for which an Indemnified Party is entitled to indemnification under Article V; or (b) which if determined adversely to the applicable Indemnified Party, would provide a basis for a claim for indemnification under Article V.

“Total Consideration” means an amount equal to three (3) times the sum of (i) the Base Management Fee (as defined in the Management Agreement) and (ii) the Incentive Fee (as defined in the Management Agreement), in each case earned by BRG Manager during the 12-month period ending on the last day of the most recently completed fiscal quarter prior to Closing.

“Transaction Documents” means this Agreement and the Assignment and Acceptance Agreement and any agreements or documents prepared or executed pursuant to the transactions contemplated by such agreements, any exhibits or attachments to any of the foregoing and any other agreement signed by the parties that expressly states that it is intended to be a Transaction Document, as the same may be amended from time to time.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transferred Assets” means those assets set forth on Exhibit C.

“TRS Holdings” is defined in the recitals.

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“Two-Year Non-Competition Period” is defined in Section 4.08(a).

“Two-Year Restricted Party” is defined in Section 4.08(a).

“Use and Occupancy Agreement” is defined in Section 2.02(a)(iv).

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Final Form

ADMINISTRATIVE SERVICES AGREEMENT

by and among

Bluerock Real Estate, L.L.C.,

Bluerock Real Estate Holdings, LLC,

Bluerock Residential Growth REIT, Inc.,

Bluerock Residential Holdings, L.P.,

Bluerock TRS Holdings, LLC,

and

Bluerock REIT Operator, LLC

Dated as of [•], 2017

Administrative SERVICES AGREEMENT

This ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), dated as of [•], 2017 (the “Effective Date”), is by and among Bluerock Real Estate, L.L.C., a Delaware limited liability company (“Bluerock Real Estate”), and Bluerock Real Estate Holdings, LLC, a Delaware limited liability company (“Bluerock Holdings” and, together with Bluerock Real Estate, the “Bluerock Entities” and each a “Bluerock Entity”), on the one hand, and Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “REIT”), Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “OP”), Bluerock TRS Holdings, LLC, a Delaware limited liability company (the “TRS”), and Bluerock REIT Operator, LLC, a Delaware limited liability company (the “Manager” and, together with the REIT, the OP and the TRS, the “Company” and each a “Company Party”), on the other hand. The Bluerock Entities and the Company shall be collectively referred to herein as the “Parties,” and each individually a “Party”.

WHEREAS, the REIT, the OP, the TRS, BRG Manager, LLC, the Manager, Bluerock Real Estate, The Kachadurian Group, LLC, Konig & Associates, LLC, Jenco Business Advisors, Inc., James G. Babb, III, Jordan B. Ruddy, and Ryan S. MacDonald have entered into that certain Contribution and Sale Agreement (the “Contribution Agreement”), dated as of August 3, 2017;

WHEREAS, following the closing of the transactions contemplated by the Contribution Agreement, the Company desires to obtain certain services, on an at-cost basis, from the Bluerock Entities for the purpose of enabling the Company to manage its operations and retain the benefit of operational efficiencies created by access to such services to assure a smooth transition following the closing of the transactions contemplated by the Contribution Agreement by availing the Company time to develop such services in-house or to hire other third-party service providers for such services.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.          Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Contribution Agreement.

ARTICLE II
SERVICES

Section 2.1.          Scheduled Services.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, the Bluerock Entities agree to provide, or to cause one or more of their Affiliates or one or more third parties to provide, to the Company all services set forth on Schedule A (the “Services”).

(b)          Anything to the contrary notwithstanding, none of the obligations of the Parties under the Contribution Agreement shall constitute Services under this Agreement.

Section 2.2.          Additional Services. Each Bluerock Entity agrees that, if any Company Party identifies during the Term, services that such Company Party believes are necessary for the continued operation of its business that are not identified on Schedule A, upon the reasonable request of such Company Party, the Parties shall cooperate in good faith to modify Schedule A with respect to such additional services, upon terms (including reimbursement) and subject to conditions to be agreed upon in good faith by the Parties. No Party shall be obligated to perform or cause to be performed any such additional services unless and until the Parties agree in writing as to the price, specifications and other terms and conditions under which the applicable Party shall provide (or cause to be provided) such other services; provided, that upon the agreement of the Parties with respect to any such additional services, such additional services shall thereafter be deemed “Services” within the meaning of this Agreement and the provision of such services will be subject to the terms of this Agreement.

Section 2.3.          Service Standards; Level of Service. The Bluerock Entities shall provide the Services to the Company in a prompt, professional and workmanlike manner, and shall provide the Services to the Company at a level of quality, responsiveness and diligence at least equal to the levels provided by such Party over the twelve (12) month period prior to the closing of the transactions contemplated by the Contribution Agreement, if applicable, but in any event at a level of quality provided by such Party to its own business (the “Service Standards”). In no event shall the Bluerock Entities have an obligation to perform any Service in any other manner, amount or quality unless expressly so specified in Schedule A with respect to a particular Service or mutually agreed upon after good faith discussions by the Parties. The Bluerock Entities shall promptly notify the Company of any event or circumstance of which the Bluerock Entities have knowledge that causes, or would be reasonably likely to cause, a material disruption in the Services.

Section 2.4.          Disclaimer of Warranties. EXCEPT AS OTHERWISE PROVIDED HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, AT LAW OR IN EQUITY, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT AND QUIET ENJOYMENT. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY ANY PARTY OR ITS AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE OTHER PARTIES’ OBLIGATIONS UNDER THIS AGREEMENT.

Section 2.5.          Subcontracting. A Bluerock Entity may, with the written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), engage, or cause one of its Affiliates to engage, one or more parties (including third parties and/or Affiliates of such Bluerock Entity) to provide some or all of the applicable Services to be provided by such Bluerock Entity. In the event a Bluerock Entity or its Affiliates so engage any such parties, such Bluerock Entity shall remain responsible for ensuring adherence to the Service Standards in the performance of the applicable Services, compliance by such parties with the applicable terms of this Agreement and for the indemnification obligations set forth in Article VIII. The Parties hereby agree that the delivery of any written consent pursuant to this Section 2.5 shall not be subject to the notice requirements set forth in Section 11.3 and any such written consent may be delivered via electronic mail.

Section 2.6.          Employee Compensation. The Bluerock Entities shall be solely responsible for the payment of all employee benefits and any other direct and indirect compensation for the employees of the Bluerock Entities (or their Affiliates’ or permitted subcontractors pursuant to Section 2.5) assigned to perform the Services, as well as such employees’ worker’s compensation insurance, employment taxes, and other applicable employer liabilities relating to such employees as required by law.

Section 2.7.          Cybersecurity.

(a)          The Bluerock Entities and the Company Parties will maintain or cause to be maintained reasonable security measures with respect to any interfaces required between the Bluerock Entities and the Company Parties in connection with the Services in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. At all times during the Term, neither the Bluerock Entities nor the Company Parties will intentionally or knowingly introduce, and each will take commercially reasonable measures to prevent the introduction of, into the Bluerock Entities’ or the Company Parties’ computer systems, databases, or software any viruses or any other contaminants (including, but not limited to, codes, commands, instructions, devices, techniques, bugs, web bugs, or design flaws) that may be used to access (without authorization), alter, delete, threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, inhibit, or shut down another Party's computer systems, databases, software, or other information or property. Except as may be required in connection with the provision of the Services, neither the Bluerock Entities nor the Company Parties will intentionally or knowingly tamper with, compromise, or attempt to circumvent any physical or electronic security or audit measures employed by the other in the course of its business operations, and/or intentionally or knowingly compromise the security of the other’s computer systems and/or networks.

(b)          Each of the Bluerock Entities and the Company Parties shall reasonably cooperate with the other and shall cause their respective Affiliates to reasonably cooperate (i) in notifying the other of any Security Breach affecting a Bluerock Entity or a Company Party and (ii) in any investigation and mitigation efforts relating to such Security Breaches, in each case, in such Party’s reasonable discretion and subject to applicable Law. As used herein, “Security Breach” means unauthorized access to or disclosure of computerized data that compromises the security, confidentiality or integrity of any Confidential Information (as defined below) maintained by a Party.

Section 2.8.          Cooperation.

(a)          Each Company Party will share information and otherwise cooperate to the extent necessary to facilitate the provision of the Services pursuant to this Agreement. Each Company Party will cooperate in a commercially reasonable manner to facilitate the provision of Services as described herein and to make available to the Bluerock Entities properly authorized personnel for the purpose of consultation and decision.

(b)          Each Company Party shall follow the policies, procedures and practices of the Bluerock Entities and their Affiliates applicable to the Services that are in effect as of the Effective Date, as may be modified from time to time, so long as the Company has been provided with notice (in writing, where available) of such policies, procedures and practices.

(c)          A failure of any Company Party to act in accordance with this Section 2.8 that prevents either Bluerock Entity or its Affiliates or third parties, as applicable, from providing a Service hereunder shall relieve such Bluerock Entity of its obligation to provide such Service until such time as the failure has been cured; provided, that such Company Party has been notified promptly in writing of such failure.

Section 2.9.          Certain Changes. Either Bluerock Entity may change (a) its policies and procedures, (b) any Affiliates and/or third parties that provide any Services or (c) the location from which any Service is provided at any time; provided that each Bluerock Entity shall remain responsible for the performance of the applicable Services in accordance with this Agreement. Each Bluerock Entity shall provide the applicable Company Party with prompt written notice of any changes described in the prior sentence. Any such notice shall be provided to the applicable Company Party as soon as reasonably practicable prior to the effectiveness of such change or, if prior notice of such change is not practicable, as soon as reasonably practicable after the effectiveness of such change.

ARTICLE III
LIMITATIONS

Section 3.1.          General Limitations.

(a)          In no event shall either Bluerock Entity, pursuant to this Agreement, be obligated to maintain the employment of any specific employee or acquire any specific additional equipment or software, unless the applicable Company Party agrees to bear its allocated portion of any associated costs; provided that each Bluerock Entity shall remain responsible for the performance of the applicable Services in accordance with this Agreement.

(b)          Neither Bluerock Entity shall be obligated to provide, or cause to be provided, any Service to the extent that the provision of such Service would require such Bluerock Entity, any of its Affiliates or any of their respective officers, directors, managers, members, employees, agents or representatives to violate any applicable Laws.

Section 3.2.          Third Party Consents and Limitations.

(a)          Prior to the Effective Date, each Bluerock Entity will have obtained, with the reasonably requested cooperation of the Company, any third party consents necessary for provision of the applicable Services during the Term. The costs associated with obtaining any third party consents shall be borne by the Company Party receiving the applicable Service.

(b)          Each Company Party acknowledges and agrees that any Services provided through third parties or using third party Intellectual Property are subject to the terms and conditions of any applicable agreements between the applicable Bluerock Entity or its Affiliate and such third parties, copies of which have been, or will be, as applicable, made available to the applicable Company Party.

Section 3.3.          Force Majeure. In the event that either Bluerock Entity is wholly or partially prevented from, or delayed in, providing one or more Services, or one or more Services are interrupted or suspended, by reason of events beyond its reasonable control (including acts of God, acts, orders, restrictions or interventions of any civil, military or government authority, fire, explosion, accident, floods, earthquakes, embargoes, epidemics, war (declared or undeclared), acts of terrorism, hostilities, invasions, revolutions, rebellions, insurrections, sabotages, nuclear disaster, labor strikes, civil unrest, riots, power or other utility failures, disruptions or other failures in internet or other telecommunications lines, networks and backbones, delay in transportation, loss or destruction of property and/or changes in Laws) (each, a “Force Majeure Event”), provided that such Bluerock Entity is taking commercially reasonable steps to minimize the impact and duration of such Force Majeure Event, such Bluerock Entity shall not be obligated to deliver the affected Services during such period, and the applicable Company Party shall not be obligated to pay for any Services not delivered.

ARTICLE IV
PAYMENT

Section 4.1.          Billing and Payment Terms. Each Bluerock Entity shall invoice the Company Parties, as applicable, for the amount necessary to reimburse such Bluerock Entity for all its costs incurred in performing the Services on a quarterly basis, in arrears, and the applicable Company Party shall remit full payment, in immediately available funds, within thirty (30) days after receipt of such invoice (each a “Quarterly Reimbursement”). In the event that a Company Party has repeated late payments which remain uncured after an additional fifteen (15) day period, Bluerock Holdings reserves the right to charge a late fee for each such payment equal to two and one half percent (2.5%) of such late Quarterly Reimbursement. All amounts due to a Bluerock Entity pursuant to this Article IV may be paid in cash or in the OP’s long-term incentive plan units (“LTIPs”), at the option of the Board of Directors of the Company. If paid in LTIPs, the number of LTIPs to be issued shall be determined by dividing the amount due by the volume weighted average price of a share of the REIT’s Class A Common Stock, as reported on the NYSE MKT (or then-applicable Exchange), for the twenty (20) trading days immediately preceding the due date of such payment. Any such LTIPs issued shall be fully vested upon issuance.

Section 4.2.          Determination of Costs.

(a)          The Parties agree that allocation reviews with respect to determining the costs of providing the Services shall be performed as frequently as necessary, but at least annually (each such review, an “Allocation Review”), according to procedures to be mutually agreed upon by the Parties. The results of the Allocation Review will be applied on a forward-looking basis, subject to periodic adjustment pursuant to Section 4.2(b), to the determination of costs of providing the Services hereunder.

(b)          The Parties will reasonably cooperate to make adjustments to previously determined allocations if material and they will be reflected in the next Quarterly Reimbursement.

Section 4.3.          Record Keeping and Audit Right.

(a)          Each Bluerock Entity shall keep, and, as applicable, cause its Affiliates to keep, complete and accurate books and records relating to the costs charged to Company hereunder, including the basis for calculating such costs (the “Transition Books and Records”) for a period of one (1) year following the termination of this Agreement (“Audit Period”).

(b)          During the Term and the Audit Period, each Company Party, at its own cost and expense, shall have the right to inspect the Transition Books and Records of the Bluerock Entities (upon reasonable, prior written notice, during normal business hours), solely for the purposes of verifying the accuracy of the invoices provided to such Company Party hereunder. Each Company Party may only exercise the foregoing inspection right once during any calendar quarter, except in the event that such Company Party reasonably believes there is a material discrepancy in the invoices that it has been provided.

(c)          In the event the audit produces a material discrepancy between the fees and expenses invoiced to a Company Party and the actual Services performed by the applicable Bluerock Entity, the Company Party receiving the applicable Services shall promptly notify the applicable Bluerock Entity of such difference and indicate the amount by which it believes the fees and expenses invoiced exceed the Services performed. Within twenty (20) business days of receipt of notice of a discrepancy from the Company Party receiving the applicable Services, the applicable Bluerock Entity shall (i) reimburse such Company Party for the amount of the discrepancy arising out of the audit or (ii) notify such Company Party that it disputes the results of the audit. If a Bluerock Entity notifies the Company Party receiving Services of a dispute, such dispute shall be resolved in accordance with the procedures set forth in Article X hereof. Any Transition Books and Records that relate to any dispute under this Section 4.3 shall continue to be kept by the applicable Bluerock Entity until a complete and final resolution has been reached by the applicable Parties.

(d)          The expenses of the audit inspection shall be paid by the Company Party receiving the applicable Services; provided, however, that if the results of such audit, as finally determined pursuant to Section 4.3(c), reveal that the applicable Bluerock Entity has inaccurately calculated the fees and expenses resulting in an overcharge of such fees and expenses for any Quarterly Reimbursement by more than the greater of (i) $25,000 in the aggregate or (ii) five percent (5%) of the actual fees and expenses for the Services provided herein, the expenses of the audit inspection shall be paid by the applicable Bluerock Entity providing the applicable Services.

(e)          Anything to the contrary notwithstanding, each Bluerock Entity shall, and shall cause its Affiliates to, keep books and records relating to the performance of Services hereunder (the “Service Records”) consistent with its document and information retention policies in effect as of the closing of the transactions contemplated by the Contribution Agreement. During any Term and the Audit Period, each Company Party shall have the right, at its own cost and expense, to inspect the Service Records of the Bluerock Entities (upon reasonable, prior written notice and during normal business hours), for the purpose of confirming that the applicable Services are being performed in accordance with the Service Standards, or to address any error in the product of any Services. Each Company Party may only exercise the foregoing inspection right once during any calendar quarter, except to address any matter that such Company Party reasonably believes represents material non-compliance by applicable Bluerock Entity or its Affiliates with any Service Standards or any material error in the provision of any Services.

Section 4.4.          Sales Taxes. All consideration under this Agreement is exclusive of any sales, transfer, value-added, goods or services tax or similar gross receipts based tax (excluding all other taxes including taxes based upon or calculated by reference to income, receipts or capital) imposed against or on the Services (“Sales Taxes”). The Company Party receiving Services shall be responsible for, and shall indemnify and hold the applicable Bluerock Entity harmless from and against, any such Sales Taxes.

ARTICLE V
CONFIDENTIALITY

Section 5.1.          Confidentiality.

(a)          Each Party may receive (or otherwise have access to) Confidential Information of the other Parties (both orally and in writing) in connection with the provision of the Services. “Confidential Information” means any information, whether or not designated or containing any marking such as “Confidential,” “Proprietary,” or some similar designation, related to any Party and its services, properties, business, assets and financial condition relating to the business, finances, technology or operations of such Party or its Affiliates. Such information may include financial, technical, legal, marketing, network, and/or other business information, reports, records, or data (including, but not limited to, computer programs, code, systems, applications, analyses, passwords, procedures, output, information regarding software, sales data, vendor lists, customer lists, and employee- or customer-related information, personally identifiable information, business strategies, advertising and promotional plans, creative concepts, specifications, designs, and/or other material). Each Party agrees to treat all Confidential Information provided by the other Parties, or which such Party otherwise has access to, pursuant to this Agreement as proprietary and confidential to the other Parties, as applicable, and to hold such Confidential Information in confidence. No Party shall (without the prior written consent of the applicable other Party) disclose or permit disclosure of such Confidential Information to any third party; provided, that any Party may disclose such Confidential Information to any permitted third party subcontractors and its Affiliates’ current employees, officers, or directors, or legal or financial representatives, in each case, who have a legitimate need to know such Confidential Information for the purpose of facilitating the provision of the Services and who have previously agreed in writing (including as a condition of their employment, contract or agency) to be bound by terms respecting the protection of such Confidential Information which are no less protective as the terms of this Agreement. Each Party agrees to safeguard all Confidential Information of the other Parties with at least the same degree of care as such Party uses to protect its own Confidential Information, but in no event shall such degree of care be less than a reasonable degree of care. Each Party shall only use the other Party’s Confidential Information solely for the purpose of fulfilling its obligations under this Agreement and facilitating the provision of the Services. Such Party shall not, and shall cause its Affiliates and permitted third party subcontractors not to, at any time, collect, use, sell, license, transfer, make available or disclose any other Party’s Confidential Information for its own benefit, the benefit of its Affiliates (or agents, subcontractors or representatives) or for the benefit of others. Each Party will be responsible for any violation of the confidentiality provisions of this Section 5.1(a) by any person or entity to whom it has disclosed Confidential Information, its subcontractors and its Affiliates’ employees, officers and directors, and legal or financial representatives. Notwithstanding the foregoing, this Section 5.1(a) shall not apply to any information that a Party can demonstrate (a) was, at the time of disclosure to it, in the public domain through no fault of such Party, (b) was received after disclosure to it from a third party who had a lawful right to disclose such information to it, or (c) was independently developed by the receiving Party.

(b)          All Confidential Information transmitted or disclosed hereunder will be and remain the property of the Party to which such Confidential Information applies, and each Party shall promptly (at the applicable Party’s sole election) destroy or return to such Party all copies thereof upon termination or expiration of this Agreement, or upon the written request of such Party; provided, that no Party shall be required to destroy any Confidential Information that is stored solely as a result of a backup created in the ordinary course of business and is not readily destroyable or that is stored on the computers of the personnel of such Party and/or its Affiliates and subject to deletion in accordance with such Party’s and/or its Affiliates’ electronic information management practices (subject to extended retention by such Party’s or its Affiliates’ compliance and legal department personnel in accordance with any applicable existing document retention/destruction policy). Upon the request of the applicable Party, the other Parties shall provide notice of any such applicable destruction in writing.

ARTICLE VI
INTELLECTUAL PROPERTY

Section 6.1.          Ownership of Intellectual Property.

(a)          Each Party acknowledges and agrees that the Parties shall each retain exclusive rights to and ownership of its Intellectual Property, and no license or other right, express or implied, is granted hereunder by any Party to its Intellectual Property.

(b)          As between the Bluerock Entities and the Company, each of the Bluerock Entities shall exclusively own all right, title and interest throughout the world in and to all business processes and other Intellectual Property rights created by it in connection with the performance of the Services (“Bluerock Intellectual Property”), and each Company Party hereby assigns any and all right, title or interest it may have in any such Bluerock Intellectual Property to the applicable Bluerock Entity. Each Company Party shall execute any documents and take any other actions reasonably requested by the applicable Bluerock Entity to effectuate the purposes of the preceding sentence. Each Bluerock Entity hereby grants to the Company a royalty-free, fully paid-up, non-exclusive license to use the Bluerock Intellectual Property during the Term, solely to the extent necessary for the Company to receive the benefit of the Services.

ARTICLE VII
LIMITATION OF LIABILITY

Section 7.1.          Limitation of Liability. In no event shall any Party be liable under or in connection with this Agreement for consequential, incidental, special, indirect, treble or punitive Losses, Losses based on either the reduced current or future profitability or earnings or Losses based on a multiple of such profitability, earnings or other factor, or reduction therein (it being understood that all Losses shall for purposes of this Article VII be determined and calculated on a direct, dollar-for-dollar basis), except in the case of liabilities arising from third-party claims. Other than in the case of Losses arising out of or resulting from fraud, intentional misrepresentation or willful misconduct, the liability of any Party to the other Parties hereunder shall not exceed the aggregate amounts actually due and payable pursuant to Article IV and Section 11.1, as applicable, hereunder from the Effective Date through the date the claim accrued.

ARTICLE VIII
INDEMNIFICATION

Section 8.1.          Bluerock Real Estate’s Indemnification of the Company. Subject to the terms of this Article VIII, Bluerock Real Estate agrees from and after the Effective Date to indemnify, defend and hold harmless the Company from and against any and all Losses arising out of, resulting from or relating to third-party claims arising out of a material breach by Bluerock Real Estate of any provision of this Agreement

Section 8.2.          Bluerock Holdings’s Indemnification of the Company. Subject to the terms of this Article VIII, Bluerock Holdings agrees from and after the Effective Date to indemnify, defend and hold harmless the Company from and against any and all Losses arising out of, resulting from or relating to third-party claims arising out of a material breach by Bluerock Holdings of any provision of this Agreement.

Section 8.3.          Indemnification of the Bluerock Entities. Subject to the terms of this Article VIII, the Company agrees from and after the Effective Date to indemnify, defend and hold harmless each of the Bluerock Entities from and against any and all Losses arising out of, resulting from or relating to third party claims arising out of a material breach by the Company of any provision of this Agreement.

Section 8.4.          Indemnification Procedures. In the event either Bluerock Entity or the Company shall have a claim for indemnity against the other applicable Party, the applicable Parties shall follow the procedures set forth in Section 5.05 of the Contribution Agreement.

ARTICLE IX
TERM AND TERMINATION

Section 9.1.          Term of Agreement. This Agreement shall become effective on the Effective Date and shall continue in operation, unless earlier terminated as provided in this Article IX, until the first anniversary of the Effective Date (the “Initial Term”). The Company may renew this Agreement for successive one-year terms by providing the Bluerock Entities written notice of its intention to renew this Agreement no later than sixty (60) days prior to the expiration of the Initial Term or any successive term (each a “Renewal Term”; the Initial Term and any Renewal Term are sometimes referred to as the “Term”), as applicable.

Section 9.2.          Termination.

(a)          Partial Termination. Any Company Party may, on written notice to the applicable Bluerock Entity, terminate any Service due to it and thereafter such terminated Service shall be deemed deleted from Schedule A. Any termination notice delivered by a Company Party shall identify the specific Service or Services to be terminated, and the effective date of such termination, which must be a date at least ninety (90) days from the date such termination notice is received. For any terminated Services which required the software or other services of a third party (i) if the Bluerock Entity providing such Services paid for such software or services in advance, such Bluerock Entity may invoice the applicable Company Party any portion of such advance payments allocable on a reasonable basis to the Company Party receiving such Services, and (ii) if, as a result of such termination, the Bluerock Entity providing such Services terminates all or part of its agreement with the third party, such Bluerock Entity may invoice the Company Party receiving such Services for any applicable termination fees allocable on a reasonable basis to such Company Party. Neither Bluerock Entity shall enter into any new agreements with third parties for software or services that include any termination fees that would be charged to a Company Party without such Company Party’s prior written consent, which consent shall not be unreasonably withheld.

(b)          Automatic Termination. This Agreement shall automatically terminate upon termination by the Company of all Services or upon the expiration of the Term.

(c)          Termination for Change of Control. Either Bluerock Entity may terminate this Agreement at any time upon the occurrence of a “Change of Control Event” by providing the Company no less than one hundred eighty (180) days prior written notice of its intention to terminate this Agreement. As used herein, a “Change of Control Event” means (i) R. Ramin Kamfar ceasing to be a director of the REIT for any reason, (ii) the sale of all or substantially all of the assets of the REIT or the OP, or (iii) a merger, consolidation, recapitalization or reorganization of the REIT, unless securities representing more than fifty percent (50%) of the total voting power after such merger, consolidation, recapitalization or reorganization are beneficially owned, directly or indirectly, by the Persons who beneficially owned the REIT’s outstanding voting securities immediately prior to such transaction.

(d)          Termination for Default. In the event: (i) any Company Party shall fail to pay for any or all Services in accordance with the terms of this Agreement; (ii) of any default by either Bluerock Entity, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; or (iii) any Party shall become or be adjudicated insolvent and/or bankrupt, or a receiver or trustee shall be appointed for any Party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency Law shall be approved, or any Party shall file a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee (in each such case, the “Defaulting Party”); then the non-Defaulting Party shall have the right, at its sole discretion, (A) in the case of a default under clause (iii), to terminate immediately the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement; and (B) in the case of a default under clause (i) or (ii), to terminate the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement if the Defaulting Party has failed to (x) cure the default within thirty (30) days after receiving written notice of such default, or (y) take substantial steps towards and diligently pursue the curing of the default.

Section 9.3.          Effect of Termination. In the event that this Agreement or a Service is terminated:

(a)          Each Company Party agrees and acknowledges that the obligation of the Bluerock Entities to provide the terminated Services, or to cause the terminated Services to be provided, hereunder shall immediately cease. Upon cessation of a Bluerock Entity’s obligation to provide any Service, the Company Parties, as applicable, shall stop using, directly or indirectly, such Service.

(b)          Upon request, each Company Party shall return to the Bluerock Entities all tangible personal property and books, records or files owned by the Bluerock Entities and used in connection with the provision of Services that are in its possession as of the termination date.

(c)          In the event that this Agreement is terminated, the following matters shall survive the termination of this Agreement: (i) the rights and obligations of each Party under Articles V, VI, VII, VIII, this Section 9.3, Article X and Article XI and (ii) the obligations under Article IV of the Company to pay the applicable fees for Services furnished prior to the effective date of termination.

ARTICLE X
DISPUTE RESOLUTION

Section 10.1.          Party Representatives. Each Party will appoint a representative (a “Service Representative”) responsible for coordinating and managing the delivery and receipt of the Services, as applicable, which Service Representative will have authority to act on such Party’s behalf with respect to matters relating to this Agreement. The Service Representatives will work in good faith to address any issues involving the Parties’ relationship under this Agreement (including, without limitation, any pricing and other Service related matters).

Section 10.2.          Escalation Procedure. The Parties shall attempt to resolve any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement (each, a “Dispute”) in accordance with the following procedures: Upon the written request of any Party, a senior executive officer of the Bluerock Entities or a designee of such person and a senior executive officer of the Company or that person’s designee shall meet and attempt to resolve any Dispute between them. If such Dispute is not resolved by discussions between such officers within ten (10) days after a Party’s written request was made, then any Party may commence a proceeding relating to such Dispute in accordance with Section 11.10. No Party may commence a proceeding with respect to a Dispute unless and until the foregoing procedure has been concluded with respect to the underlying Dispute.

ARTICLE XI
MISCELLANEOUS

Section 11.1.          Services Provided to the Bluerock Entities. The Parties agree that from time to time certain employees of the Company may provide, or cause to be provided, services to the Bluerock Entities during the Term. Any such services provided by such employees of the Company shall be provided to the Bluerock Entities at cost and such costs shall be allocated in a manner substantially similar to those provided on Schedule A hereto. The provision of such services shall be subject to all of the same rights (including right to payment that parallels a Quarterly Reimbursement), terms, covenants, conditions as the Services under, and indemnity, confidentiality, record-keeping and all of the other provisions of, this Agreement, unless the applicable Parties agree otherwise in writing.

Section 11.2.          Non-Solicitation. The Company Parties covenant that, until the later to occur of (i) the three-year anniversary of the Effective Date and (ii) the one-year anniversary of the termination of this Agreement, the Company Parties shall not, and shall cause their Affiliates not to, solicit the employment or engagement of services of any person who is, or was during the three-month period immediately prior to such solicitation, employed as an employee, contractor or consultant by the Bluerock Entities or any of their subsidiaries during such period on a full- or part-time basis. The foregoing shall not prohibit any general solicitation of employees, contractors or consultants or public advertising of employment opportunities (including through the use of employment agencies) not specifically directed at any such employees, contractors or consultants, nor shall it prohibit the Company Parties or their Affiliates from hiring any such employee, contractor or consultant who seeks employment or engagement with the Company Parties or their on his or her own initiative at any time after three months have elapsed since such individual served as an employee, contractor or consultant otherwise subject to this restriction, without any prior solicitation by the Company Parties or any of their Affiliates. Furthermore, the foregoing shall not prohibit the Company from hiring employees of the Bluerock Entities in connection with the transactions contemplated by the Contribution Agreement.

Section 11.3.          Insurance. The Bluerock Entities shall maintain, at their sole cost and expense, at all times during the Term (and for a period of time continuing for no less than twenty-four (24) months following the Term), a professional liability insurance (errors and omissions) policy with coverages and policy as then maintained by the Bluerock Entities and its Affiliates and with coverages of no less than $8,000,000. The Company shall be a named as an “additional insured” under such policy. All insurance required to be carried by the Bluerock Entities shall be written with companies having a policyholder and asset rate, as circulated by Best’s Insurance Reports, of A-:VIII or better. On or prior to the date hereof and from time to time upon the Company’s request, the Bluerock Entities shall provide certificates of insurance evidencing such coverage and such other documentation (including a copy of the policy) as may be requested.

Section 11.4.          Notices.

(a)          All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed given (i) when delivered, if sent by registered or certified mail (return receipt requested); (ii) when delivered, if delivered personally or sent by facsimile (with proof of transmission); or (iii) on the Business Day after deposit (with proof of deposit), if sent by overnight mail or overnight courier; in each case, unless otherwise specified or provided in this Agreement, to the Parties at the following addresses (or at such other address or fax number for a Party as will be specified by like notice):

As to the Company:

BRG Manager Sub, LLC

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: R. Ramin Kamfar
Email: rkamfar@bluerockre.com

With a copy to:

Kaplan Voekler Cunningham & Frank, PLC
1401 E Cary Street
Richmond, Virginia 23219
Attention: Richard P. Cunningham, Jr.
Email: rcunningham@kv-legal.com

As to Bluerock Real Estate:

Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: Michael Konig
Email: mkonig@bluerockre.com

As to Bluerock Holdings:

Bluerock Real Estate Holdings, LLC

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: Michael Konig
Email: mkonig@bluerockre.com

(b)          The inability to deliver any notice, demand or request because the Party to whom it is properly addressed in accordance with this Section 11.3 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such Party.

(c)          Each Party shall have the right from time to time to designate by written notice to the other Parties hereto such other person or persons and such other place or places as said Party may desire written notices to be delivered or sent in accordance herewith.

(d)          Notices and consents signed and given by an attorney for a Party shall be effective and binding upon that Party.

Section 11.5.          Amendment. Except as set forth in Sections 2.2 and 9.2(a) hereof, no provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the Party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

Section 11.6.          Entire Agreement. This Agreement (and all exhibits and schedules hereto) constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any of the Parties which is not embodied in this Agreement, or in the attached schedules or the written certificates or instruments of assignment or conveyance delivered pursuant to this Agreement, and none of the Parties shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

Section 11.7.          No Waiver. No failure of any Party to exercise any power given such Party hereunder or to insist upon strict compliance by the other Parties with their obligations hereunder shall constitute a waiver of any Party’s right to demand strict compliance with the terms of this Agreement.

Section 11.8.          Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.

Section 11.9.          Payments. Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States of America and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.

Section 11.10.        Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the respective Parties hereto. No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning Parties (and shall not relieve the assigning party from liability hereunder) and any purposed assignment of this Agreement in contravention of the foregoing shall be null and void ab initio.

Section 11.11.         Applicable Law; Venue.

(a)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law rules and principles of that state. To the fullest extent permitted by Law, the Parties hereby unconditionally and irrevocably waive and release any claim that the Law of any other jurisdiction governs this Agreement.

(b)          To the maximum extent permitted by applicable Law, any legal suit, action or proceeding against any of the Parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Parties hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by Law, any claim that any such action or proceeding was brought in an inconvenient forum.

(c)          Each of the Parties hereto irrevocably waives its right to a trial by jury with respect to any action, proceeding or claim arising out of or relating to this Agreement.

Section 11.12.         Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the Parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa.

Section 11.13.         Severability. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by Law.

Section 11.14.         Further Assurances. Each of the Parties agrees to execute such instruments and take such further actions after the Effective Date as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

Section 11.15.         No Third Party Beneficiary. It is specifically understood and agreed that no person shall be a third party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the Parties hereto and their assignees, and that only the Parties hereto and their permitted assignees shall have rights hereunder.

Section 11.16.         Binding Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of each Company Party and each Bluerock Entity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Bluerock Real Estate, L.L.C.

By:
Name:
Title:

Bluerock Real Estate Holdings, LLC

By:
Name:
Title:

Bluerock Residential Growth REIT, Inc.

By:
Name:
Title:

Bluerock Residential Holdings, L.P.

By:
Name:
Title:

Bluerock TRS Holdings, LLC

By:
Name:
Title:

Bluerock REIT Operator, LLC

By:
Name:
Title:

Schedule A – The Services

Service	Notes
Human Resources, Investor Relations, Marketing, Legal, Administrative Services and additional related services, as needed, at cost	Employee costs shall be allocated based on the amount of time spent on the Company’s business by each employee of the Bluerock Entities.
Microsoft Office 365, Egnyte and Hosted Exchange	Actual licensing costs shall be separately charged to the Company on a per user basis, under a master license agreement.
Yardi, Spreadsheet Server (or equivalent) and Adobe	Yearly and/or Quarterly licensing costs shall be prorated on a per user basis under a master license agreement.
Internet, phones, hardware maintenance contracts (Firewall, spam filter), and Cloud backup services (GFI)	Costs shall be allocated at an at-cost basis based on the use of such services for the benefit of the Company’s business.
Office services such as postage, meals, supplies, subscriptions and bank fees	Costs shall be allocated at an at-cost basis based on the use of such services for the benefit of the Company’s business.
Third-party consulting services, such as Risk Management	Costs shall be allocated at an at-cost basis based on the amount of time spent on the Company’s business.
Servers	Costs shall be allocated at an at-cost basis based on the use of such services for the benefit of the Company’s business.

Exhibit C—Transferred Assets

Contracts

Trademark License Agreement (the “License Agreement”), dated as of April 2, 2014, by and between Bluerock Real Estate, L.L.C., and BRG Manager, LLC [to be replaced by Amended and Restated Trademark License Agreement dated as of the Closing Date]

Subleases

BRG Manager, LLC, as subtenant, and Bluerock Real Estate, L.L.C., as landlord, will enter into a Use and Occupancy Agreement for the New York Leased Premises (the “Use and Occupancy Agreement”) and a Sublease for the Michigan Leased Premises (the “Sublease”) described below on or prior to the Closing Date. Bluerock Real Estate, L.L.C. has sublease rights in and to the NY Sublease (as defined below) and the MI Sublease (as defined below) and the following locations and with respect to the following documents:

New York Leased Premises:

712 Fifth Avenue, 9th Floor
New York, NY 10019

Sublease Agreement, dated as of November 27, 2012, between Chevron Northeast Upstream Corp. and Bluerock Real Estate, L.L.C. (the “NY Sublease”)

Michigan Leased Premises:

27777 Franklin Road, Suite 800
Southfield, MI 48034

Consent to Office Building Sublease, date October 31, 2012, among American Center, LLC, Grant Thornton LLP and Bluerock Real Estate, L.L.C.

Sublease Agreement, effective as of November 15, 2012, between Grant Thornton LLP and Bluerock Real Estate, L.L.C. (the “MI Sublease”)

BRG Manager, LLC will assign the Use and Occupancy Agreement and the Sublease to Manager Sub on or before Closing.

Lease

Bluerock Real Estate, L.L.C. will enter into a Lease Agreement on or prior to the Closing Date, commencing on December 1, 2017, between American Center, LLC and Bluerock Real Estate, L.L.C., for the follow property:

27777 Franklin Road, Suite 900
Southfield, MI 48034

Bluerock Real Estate, L.L.C. will sublet a portion of such property to Manager Sub on or prior to the Closing Date.

Intellectual Property

The rights granted pursuant to the License Agreement [as amended].

Personal Property

See attached spreadsheet for a listing of personal property on premises in the Michigan and New York offices.

In the Michigan office, the yellow highlighted assets are held pursuant to a use right granted under the MI Sublease with an option to purchase at market value at the end of the term of the sublease. Solely the use right granted pursuant to the MI Sublease constitutes the Transferred Assets with respect to such assets.

In the New York office, personal property is either owned or is subject to an option to purchase for $1 under the NY Sublease at the end of its term. Title to or the right to purchase these assets pursuant to the NY Sublease, as applicable, will be Transferred Assets.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

SECOND AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

FOR INDIVIDUALS

Effective _________ __, 2017

Article I
DEFINITIONS

1.01.	Affiliate

“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

1.02.	Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Units, an Incentive Award, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.

1.03.	Board

“Board” means the Board of Directors of the Company.

1.04.	Cause

“Cause” has the same meaning as set forth in an employment, severance, change in control or similar agreement between the Participant and the Company or an Affiliate. If the Participant and the Company or an Affiliate are not parties to an employment, severance, change in control or similar agreement that defines the term “Cause,” then “Cause” means the Participant’s conviction of, or plea of guilty or nolo contendre to, a felony (excluding traffic-related felonies), or any financial crime involving the Company (including, but not limited to, fraud, embezzlement or misappropriation of Company assets) provided that the Board determines to terminate the Participant for Cause within sixty days after the Participant’s conviction or plea.

1.05.	Change in Control

“Change in Control” means and includes each of the following:

(a)        The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries or by the Manager or any of its Affiliates, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b)        Individuals who constitute Incumbent Directors at the beginning of any consecutive twelve month period, together with any new Incumbent Directors who become members of the Board during such twelve month period, cease to be a majority of the Board at the end of such twelve month period.

(c)        The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i)        the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii)       no Person (other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii)       at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(d)       The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.06.	Code

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee

“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate of the Company, “Committee” means the Board.

1.08.	Common Stock

“Common Stock” means the Class A common stock of the Company.

1.09.	Company

“Company” means Bluerock Residential Growth REIT, Inc., a Maryland corporation.

1.10.	Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.

1.11.	Corresponding SAR

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.12.	Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Performance Units, an Other Equity-Based Award or Incentive Award of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. The Committee shall provide that Dividend Equivalent Rights payable with respect to any such award that does not become nonforfeitable solely on the basis of continued employment or service shall be accumulated and distributed only when, and to the extent that, the underlying award is vested or earned. The Committee may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.13.	Effective Date

“Effective Date” means May 28, 2015.

1.14.	Entities Plan

“Entities Plan” means the Bluerock Residential Growth REIT, Inc. Second Amended and Restated 2014 Equity Incentive Plan for Entities, effective ______ __, 2017, and as further amended from time to time.

1.15.	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.16.	Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.17.	Good Reason

“Good Reason” has the same meaning as set forth in an employment, severance, change in control or similar agreement between the Participant and the Company or an Affiliate and the Participant’s resignation shall be with Good Reason only if the requirements for such resignation set forth in the employment, severance, change in control or similar agreement are satisfied. If the Participant and the Company or an Affiliate are not parties to an employment, severance, change in control or similar agreement that defines the term “Good Reason,” then “Good Reason means (a) the assignment to the Participant of duties or responsibilities that are substantially inconsistent with the Participant’s title at the Company or an Affiliate; (b) a material diminution in the Participant’s title, authority or responsibilities (other than changes in authority or responsibility in connection with the employment of a new executive or the promotion of another executive in either case commensurate with the growth of the Company); (c) a material reduction in the Participant’s annual base salary or annual or long-term incentive opportunities; or (d) a relocation (without the Participant’s written consent) of the Participant’s principal place of employment by more than thirty-five miles. A resignation shall not be with Good Reason pursuant to the preceding sentence unless the Participant gives the Company written notice of the grounds that the Participant contends constitute Good Reason, such notice is given within ninety days after the event, act or omission that the Participant contends constitutes Good Reason and the Company fails to cure such event, act or omission within thirty days after receipt of the Participant’s notice.

1.18.	Incentive Award

“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.19.	Incumbent Directors

“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.04(a) or Section 1.04(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.20.	Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Shareholder). Except as provided in Article XII, without the approval of stockholders (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of an SAR without the approval of stockholders if, on the date of such amendment, cancellation, new grant or payment the Initial Value exceeds Fair Market Value.

1.21.	LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.22.	Manager

“Manager” means BRG Manager, LLC, a Delaware limited liability company and the Company’s external manager.

1.23.	Nonemployee Director

“Nonemployee Director” means a member of the Board who is not an employee of the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

1.24.	Offering

“Offering” means the initial public offering of Common Stock registered under the Securities Act of 1933, as amended.

1.25.	OP Units

“OP Units” means units of limited partnership interest of the Operating Partnership.

1.26.	Operating Partnership

“Operating Partnership” means Bluerock Residential Holdings, L.P., a Delaware limited partnership and the Company’s operating partnership.

1.27.	Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.28.	Other Equity-Based Award

“Other Equity-Based Award” means any award other than an Incentive Award, an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

1.29.	Participant

“Participant” means an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.

1.30.	Performance Award

“Performance Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that is not a Time-Based Award.

1.31.	Performance Units

“Performance Units” means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of an equal number of shares of Common Stock on the date of payment.

1.32.	Plan

“Plan” means this Bluerock Residential Growth REIT, Inc. Second Amended and Restated 2014 Equity Incentive Plan for Individuals, as set forth herein and as further amended from time to time.

1.33.	REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.34.	SAR

“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.35.	Stock Award

“Stock Award” means shares of Common Stock awarded to a Participant under Article VIII.

1.36.	Ten Percent Shareholder

“Ten Percent Shareholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

1.37.	Time-Based Award

“Time-Based Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that vests, is earned or becomes exercisable based solely on continued employment or service.

Article II
PURPOSES

This Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees, trustees and other individuals who provide services to the Company or an Affiliate of the Company with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards in accordance with this Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

Article III
ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Incentive Awards, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions or any provision of the Plan the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled (a) in connection with a termination of employment or service (including, but not limited to death, disability, retirement or involuntary termination) or (b) if the award has been outstanding for at least one year. Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards (including LTIP Units) for up to five percent of the aggregate number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.02 may be granted or awarded by the Committee without regard to the minimum vesting requirements of Sections 6.06, 7.04, 8.02, 9.02, 10.02 and 11.02. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s determinations under this Plan (including without limitation, determinations of the individuals to receive awards under this Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, awards under this Plan, whether or not such persons are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Incentive Award, Stock Award, Other Equity-Based Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.

Article IV
ELIGIBILITY

Any employee of the Company or an Affiliate of the Company (including a trade or business that becomes an Affiliate of the Company after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.

Article V
COMMON SHARES SUBJECT TO PLAN

5.01.	Common Shares Issued

Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver (and shall deliver if required under an Agreement) to the Participant shares of Common Stock from its authorized but unissued Common Shares. Upon the exercise of any Option or SAR, the Company may deliver, to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Shares.

5.02.	Aggregate and Grant Limits

(a)       The maximum aggregate number of shares of Common Stock that may be issued under this Plan (pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted on or after the Effective Date) together with the number of shares of Common Stock issued under the Entities Plan (pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted under the Entities Plan on or after the Effective Date) is equal to 1,625,000 shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan and the Entities Plan on a one-for-one basis, i.e., the grant of each LTIP Unit shall be treated as an award of a share of Common Stock.

(b)       The maximum number of shares of Common Stock that may be issued under this Plan and the Entities Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.

(c)       The maximum number of shares of Common Stock that may be issued upon the exercise of Options that are incentive stock options or Corresponding SARs that are related to incentive stock options shall be determined in accordance with Sections 5.02(a) and 5.02(b).

(d)       A Nonemployee Director may not be granted Options, SARs, Stock Awards, Performance Units, Other Equity-Based Awards or Incentive Awards in any calendar year with respect to more than 40,000 shares of Common Stock.

(e)       Shares of Common Stock issued under this Plan and the Entities Plan pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted before the Effective Date shall be issued pursuant to the terms of the Plan and the Entities Plan as in effect before the Effective Date and shall not affect or reduce the number of shares of Common Stock that may be issued in accordance with Section 5.02(a).

5.03.	Reallocation of Shares

If, on or after the Effective Date, any award or grant under this Plan or the Entities Plan (including LTIP Units and awards or grants made before the Effective Date) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan or the Entities Plan. Any shares of Common Stock tendered or withheld on or after the Effective Date to satisfy the grant or exercise price or tax withholding obligation pursuant to any award under this Plan or the Entities Plan shall not be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan or the Entities Plan, the number of shares of Common Stock available under this Plan and the Entities Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan and the Entities Plan.

Article VI
OPTIONS

6.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

6.02.	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article XII, without the approval of stockholders (a) the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of an Option if on the date of such amendment, cancellation, replacement grant or payment the Option Price exceeds Fair Market Value.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Transferability

Any rights or restrictions with respect to the ability of the holder of any Option granted under this Plan to transfer such Option shall be set forth in the Agreement relating to such grant; provided, however, that (a) an Option may be transferred by will or the laws of descent and distribution and (b) an Option that is an incentive stock option may be transferred only by will or laws of descent and distribution.

6.05.	Employee Status

Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code). For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.06.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no Option (other than an Option granted to a Non-Employee Director) may become exercisable before the first anniversary of its grant or the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. In addition, incentive stock options (granted under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) may not be first exercisable in a calendar year for Common Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.07.	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

6.09.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an Option before the earlier of (i) the first anniversary of the exercise of the Option or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager and the Operating Partnership. A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

Article VII
SARS

7.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. No Participant may be granted Corresponding SARs (under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Transferability

Any rights or restrictions with respect to the ability of the holder of any SAR granted under this Plan to transfer such SAR shall be set forth in the Agreement relating to such grant; provided, however, that (a) an SAR may be transferred by will or the laws of descent and distribution and (b) a Corresponding SAR that relates to an incentive stock option may be transferred only by will or the laws of descent and distribution.

7.04.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no SAR (other than an SAR granted to a Nonemployee Director) may become exercisable before the first anniversary of its grant or the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. In addition, a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.06.	Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share of Common Stock will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.07.	Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

7.08.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an SAR before the earlier of (i) the first anniversary of the exercise of the SAR or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article VIII
STOCK AWARDS

8.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

8.02.	Vesting

The Committee, on the date of the award, shall prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. Except for Stock Awards granted to a Nonemployee Director and subject to the provisions of Article III, the period in which the shares of Common Stock covered by a Stock Award are forfeitable or otherwise restricted shall not end before the first anniversary of the grant of the Stock Award, the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the business of the Company or an Affiliate of the Company or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares of Common Stock; provided, however, that (i) dividends payable on shares of Common Stock subject to a Stock Award that does not become nonforfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes nonforfeitable; (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (iii) the Company shall retain custody of any certificates representing shares of Common Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

8.05.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under a Stock Award before the earlier of (i) the first anniversary of the date that the Stock Award became nonforfeitable and (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article IX
PERFORMANCE UNIT AWARDS

9.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an award of Performance Units is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

9.02.	Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee. Except with respect to Performance Units granted to a Nonemployee Director and subject to the provisions of Article III, the period in which Performance Units will be earned shall not end before the first anniversary of the grant of the Performance Units, the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02.

9.03.	Payment

In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of shares of Common Stock, by the grant of an Other Equity-Based Award (including LTIP Units), by the delivery of other securities or property or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04.	Stockholder Rights

A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock. After an award of Performance Units is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.

9.05.	Transferability

Any rights or restrictions with respect to the ability of the holder of any Performance Unit granted under this Plan to transfer such Performance Unit shall be set forth in the Agreement relating to such grant; provided, however, that Performance Units may be transferred by will or the laws of descent and distribution.

9.06.	Employee Status

In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of Performance Units before the earlier of (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article X
OTHER EQUITY–BASED AWARDS

10.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02.	Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Except with respect to Other Equity-Based Awards granted to a Nonemployee Director and subject to the provisions of Article III, the period in which such award shall be forfeitable, nontransferable or otherwise restricted shall not end before the first anniversary of the grant of the Other Equity-Based Award, the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

10.03.	Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan or the Entities Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04.	Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.05.	Transferability

Any rights or restrictions with respect to the ability of the holder of an Other Equity-Based Award (including LTIP Units) granted under this Plan to transfer such Other Equity-Based Award (including LTIP Units) shall be set forth in the Agreement relating to such grant; provided, however, that an Other Equity-Based Award (including LTIP Units) may be transferred by will or the laws of descent and distribution.

10.06.	Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

10.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock or other equity interests (including LTIP Units) covered by an Other Equity-Based Award before the earlier of (i) the first anniversary of the date that such shares or interests become nonforfeitable and (ii) the date the Participant is no longer employed or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article XI
INCENTIVE AWARDS

11.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

11.02.	Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.  Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate of the Company, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, and/or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

11.03.	Transferability

Any rights or restrictions with respect to the ability of the holder of an Incentive Award granted under this Plan to transfer such Incentive Award shall be set forth in the Agreement relating to such grant; provided, however, that an Incentive Award may be transferred by will or the laws of descent and distribution.

11.04.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05.	Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock, an Other Equity-Based Award (including LTIP Units) or a combination thereof, as determined by the Committee.

11.06.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

11.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of an Incentive Award until the earlier of (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article XII
ADJUSTMENT UPON CHANGE IN COMMON SHARES

The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, the grant limitation applicable to Nonemployee Directors and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards granted under this Plan and the Entities Plan, shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, the grant limitation applicable to Nonemployee Directors or the terms of outstanding Stock Awards, Incentive Awards, Options, SARs, Performance Units or Other Equity-Based Awards under this Plan and the Entities Plan.

The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards under this Plan and under the Entities Plan in substitution for performance shares, phantom shares, share awards, stock options, share appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of this Plan and the Entities Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units granted under this Plan or the Entities Plan shall be as the Committee, in its discretion, determines is appropriate.

Article XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Article XIV
GENERAL PROVISIONS

14.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

14.02.	Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes) any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

14.04.	Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such supplemental taxable income.

14.05.	REIT Status

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

14.06.	Elections Under Section 83(b)

No Participant may make an election under Section 83(b) of the Code with respect to the grant of any award, the vesting of any award, the settlement of any award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

14.07.	Return of Awards; Repayment

Each Option, SAR, Stock Award, Performance Unit Award, Incentive Award and Other Equity-Based Award (including an LTIP Unit) granted under the Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if (a) such action is required under the terms of any Company recoupment or “clawback” policy as in effect on the date that the award was granted or (b) such award or payment made with respect to any award is, or in the future becomes, subject to any law, rule, requirement or regulation which imposes mandatory recoupment or forfeiture, under circumstances set forth in such law, rule, requirement or regulation; provided, however, that such clawback shall not be duplicative of any clawback required under clause (a).

Article XV
CHANGE IN CONTROL

15.01.	Time-Based Awards Not Assumed

Each Time-Based Award that is outstanding on a Control Change Date and that is not assumed or replaced with a substitute award in accordance with Section 15.02 shall be fully vested, earned or exercisable as of the Control Change Date.

The Committee, in its discretion and without the need of a Participant’s consent, may provide that a Time-Based Award that becomes vested, earned or exercisable under this Section 15.01 may be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control Transaction. With respect to each Time-Based Award that becomes vested, earned or exercisable under this Section 15.01, the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR or (ii) for each vested share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award, the price per share received by stockholders for Common Stock and (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based Award is denominated and vested. Notwithstanding any contrary provision of this Section 15.01, if the option price or Initial Value exceeds the price per share of Common Stock received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled without any payment to the Participant.

15.02.	Performance Awards; Assumption of Time-Based Awards

Each Performance Award that is outstanding on a Control Change Date must be assumed by, or a substitute award granted by, the Successor Entity (or if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Performance Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Performance Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. Except as provided in the following sentence, the assumed or substituted award shall have the same vesting terms and conditions as the original Performance Award being assumed or replaced; provided, however, that the performance objectives and measures of the original Performance Award being assumed or replaced shall be adjusted as the Committee determines is equitably required. Notwithstanding the preceding sentence, the assumed or substituted award shall be vested, earned or exercisable on the last day of the Participant’s employment or service with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity, with respect to a pro rata number of shares or other securities subject to the award based on the extent to which the performance or other objectives are achieved as of the date of the Participant’s termination of employment or service with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity if (i) such employment or service ends (a) on account of an involuntary termination without Cause, (b) if the Participant is party to an employment agreement with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity that provides for accelerated vesting upon such a termination, by reason of a termination due to a non-renewal of the term of the employment agreement by such employer but only if the Participant is willing and able to continue performing services on the terms and conditions that would have applied under the employment agreement but for the non-renewal, (c) on account of the Participant’s resignation for Good Reason or (d) on account of the Participant’s death or disability and (ii) the Participant remained in the continuous employ or service of the Company, the Successor Entity or an Affiliate of the Company or the Successor Entity from the Control Change Date until the date of such termination of employment or service. The pro ration shall be based on a fraction, the numerator of which is the number of days in the applicable performance period that have elapsed as of the date of termination of employment or service and the denominator of which is the total number of days in the applicable performance period. Any portion of a Performance Award that does not become vested, earned or exercisable as of the date of termination of employment or service shall be forfeited as of the date of such termination.

The Committee, in its discretion and without the need of a Participant’s consent, may provide that a Time-Based Award that is outstanding on the Control Change Date shall be assumed by, or a substitute award granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Time-Based Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Time-Based Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. Except as provided in the following sentence, the assumed or substituted award shall have the same vesting terms and conditions as the original Time-Based Award being assumed or replaced. Notwithstanding the preceding sentence, the assumed or substituted award shall be fully vested, earned or exercisable on the last day of the Participant’s employment or service with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity if (i) such employment or service ends (a) on account of an involuntary termination without Cause, (b) following non-renewal of the employment agreement, if any, between the Participant and the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity, (c) on account of the Participant’s resignation for Good Reason or (d) on account of the Participant’s death or disability and (ii) the Participant remained in the continuous employ or service of the Company, the Successor Entity or an Affiliate of the Company or the Successor Entity from the Control Change Date until the date of such termination of employment or service.

15.03.	Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.03, the Parachute Payments will be reduced pursuant to this Section 15.03 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.03 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.03 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 15.03, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.03, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 15.03, this Section 15.03 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

Article XVI
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan and the Entities Plan (except as provided in Article XII) or materially modify the requirements as to eligibility for participation in this Plan. For the avoidance of doubt, without the approval of stockholders, the Board may not (except pursuant to Article XII) (a) reduce the option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) cancel an outstanding Option or outstanding SAR when the option price or Initial Value, as applicable exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or an outstanding SAR that may be treated as a repricing of the award under the rules and regulations of the principal exchange on which the Common Stock is listed for trading.

Article XVII
DURATION OF PLAN

No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after _________ __, 2027. Stock Awards, Performance Unit awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

Article XVIII
EFFECTIVENESS OF PLAN

Options, SARs, Stock Awards, Performance Unit Awards, Incentive Awards and Other Equity-Based Awards may be granted under this Plan, as amended and restated herein, on and after the date that this Plan, as amended and restated herein, is approved by a majority of the votes cast by the Company’s stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting within twelve months of its adoption by the Board.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

SECOND AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

FOR ENTITIES

Effective ___________, 2017

Article I
DEFINITIONS

1.01.	Affiliate

“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

1.02.	Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Units, an Incentive Award, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.

1.03.	Board

“Board” means the Board of Directors of the Company.

1.04.	Change in Control

“Change in Control” means and includes each of the following:

(a)        The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries or by the Manager or any of its Affiliates, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b)        Individuals who constitute Incumbent Directors at the beginning of any consecutive twelve month period, together with any new Incumbent Directors who become members of the Board during such twelve month period, cease to be a majority of the Board at the end of such twelve month period.

(c)        The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i)         the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii)        no Person (other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii)        at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(d)        The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.05.	Code

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.	Committee

“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board.

1.07.	Common Stock

“Common Stock” means the Class A common stock of the Company.

1.08.	Company

“Company” means Bluerock Residential Growth REIT, Inc., a Maryland corporation.

1.09.	Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.

1.10.	Corresponding SAR

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.	Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Performance Units, an Other Equity-Based Award or Incentive Award of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. The Committee shall provide that Dividend Equivalent Rights payable with respect to any such award that does not become nonforfeitable solely on the basis of continued service shall be accumulated and distributed only when, and to the extent that, the underlying award is vested or earned. The Committee may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.12.	Effective Date

“Effective Date” means March 28, 2015.

1.13.	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.14.	Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.15.	Incentive Award

“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.16.	Incumbent Directors

“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.04(a) or Section 1.04(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.17.	Individuals Plan

“Individuals Plan” means the Bluerock Residential Growth, Inc. Second Amended and Restated 2014 Equity Incentive Plan for Individuals, effective ___________, 2017, and as further amended from time to time.

1.18.	Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant. Except as provided in Article XII, without the approval of stockholders (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of an SAR if, on the date of such amendment, cancellation, new grant or payment the Initial Value exceeds Fair Market Value.

1.19.	LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.20.	Manager

“Manager” means BRG Manager, LLC, a Delaware limited liability company and the Company’s external manager.

1.21.	Offering

“Offering” means the initial public offering of Common Stock registered under the Securities Act of 1933, as amended.

1.22.	OP Units

“OP Units” means units of limited partnership interest of the Operating Partnership.

1.23.	Operating Partnership

“Operating Partnership” means Bluerock Residential Holdings, L.P., a Delaware limited partnership and the Company’s operating partnership.

1.24.	Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25.	Other Equity-Based Award

“Other Equity-Based Award” means any award other than an Incentive Award, an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

1.26.	Participant

“Participant” means the Manager and any other entity that provides services to the Company or an Affiliate of the Company (including an entity that provides services to the Company or an Affiliate of the Company by virtue of its providing services to the Manager or an Affiliate of the Manager), and that satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.

1.27.	Performance Award

“Performance Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that is not a Time-Based Award.

1.28.	Performance Units

“Performance Units” means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of an equal number of shares of Common Stock on the date of payment.

1.29.	Plan

“Plan” means this Bluerock Residential Growth REIT, Inc. Second Amended and Restated 2014 Equity Incentive Plan for Entities, as set forth herein and as further amended from time to time.

1.30.	REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.31.	SAR

“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.32.	Stock Award

“Stock Award” means shares of Common Stock awarded to a Participant under Article VIII.

1.33.	Time-Based Award

“Time-Based Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that vests, is earned or becomes exercisable based solely on continued employment or service.

Article II
PURPOSES

This Plan is intended to assist the Company and its Affiliates in securing and retaining the services of entities that provide services to the Company or an Affiliate of the Company with ability and initiative by enabling such entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards in accordance with this Plan and any procedures that may be established by the Committee.

Article III
ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Incentive Awards, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions, or any provision of the Plan, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled (a) in connection with a termination of service or (b) if the award has been outstanding for at least one year. Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards (including LTIP Units) for up to five percent of the aggregate number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.02 may be granted or awarded by the Committee without regard to the minimum vesting requirements of Sections 6.06, 7.04, 8.02, 9.02, 10.02 and 11.02. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s determinations under this Plan (including without limitation, determinations of the entities to receive awards under this Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among entities who receive, or are eligible to receive, awards under this Plan, whether or not such entities are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Incentive Award, Stock Award, Other Equity-Based Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.

Article IV
ELIGIBILITY

The Manager and any entity that provides significant services to the Company or an Affiliate of the Company (including an entity that provides services to the Company or an Affiliate of the Company by virtue of its providing services to the Manager or an Affiliate of the Manager) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such entity is in the best interest of the Company.

Article V
COMMON SHARES SUBJECT TO PLAN

5.01.	Common Shares Issued

Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver (and shall deliver if required under an Agreement) to the Participant shares of Common Stock from its authorized but unissued Common Shares. Upon the exercise of any Option or SAR, the Company may deliver, to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Shares.

5.02.	Aggregate Limit

(a)         The maximum aggregate number of shares of Common Stock that may be issued under this Plan (pursuant to Options and SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted on or after the Effective Date) together with the number of shares of Common Stock issued under the Individuals Plan (pursuant to Options and SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted under the Individuals Plan on or after the Effective Date) is equal to 1,625,000 shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan and the Individuals Plan on a one-for-one basis, i.e., the grant of each LTIP Unit shall be treated as an award of a share of Common Stock.

(b)         The maximum number of shares of Common Stock that may be issued under this Plan and the Individuals Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.

(c)         Shares of Common Stock issued under this Plan and the Individuals Plan pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted before the Effective Date shall be issued pursuant to the terms of the Plan and the Individuals Plan as in effect before the Effective Date and shall not affect or reduce the number of shares of Common Stock that may be issued in accordance with Section 5.02(a).

5.03.	Reallocation of Shares

If, on or after the Effective Date, any award or grant under this Plan or the Individuals Plan (including LTIP Units and awards or grants made before the Effective Date) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan or the Individuals Plan. Any shares of Common Stock tendered or withheld on or after the Effective Date to satisfy the grant or exercise price or tax withholding obligation pursuant to any award under this Plan or the Individuals Plan shall not be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan or the Individuals Plan, the number of shares of Common Stock available under this Plan and the Individuals Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan and the Individuals Plan.

Article VI
OPTIONS

6.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

6.02.	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XII, without the approval of stockholders (a) the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of an Option if, on the date of such amendment, cancellation, replacement grant or payment the Option Price exceeds Fair Market Value.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Transferability

Any rights or restrictions with respect to the ability of the holder of any Option granted under this Plan to transfer such Option shall be set forth in the Agreement relating to such grant.

6.05.	Service Provider Status

In the event that the terms of any Option provide that it may be exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Option.

6.06.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no Option may become exercisable before the first anniversary of its grant or as provided in Section 15.01. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.07.	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

6.09.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an Option before the earlier of (i) the first anniversary of the exercise of the Option or (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, the Manager and the Operating Partnership.

Article VII
SARS

7.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

7.02.	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Transferability

Any rights or restrictions with respect to the ability of the holder of any SAR granted under this Plan to transfer such SAR shall be set forth in the Agreement relating to such grant.

7.04.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no SAR may become exercisable before the first anniversary of its grant or as provided in Section 15.01. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05.	Service Provider Status

If the terms of any SAR provide that it may be exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the SAR.

7.06.	Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share of Common Stock will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.07.	Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

7.08.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an SAR before the earlier of (i) the first anniversary of the exercise of the SAR or (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article VIII
STOCK AWARDS

8.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

8.02.	Vesting

The Committee, on the date of the award, shall prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. Subject to the provisions of Article III, the period in which the shares of Common Stock covered by a Stock Award are forfeitable or otherwise restricted shall not end before the first anniversary of the grant of the Stock Award or as provided in Section 15.01. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the business of the Company or an Affiliate of the Company or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.

8.03.	Service Provider Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent temporary interruptions of continuous service shall affect the Stock Award.

8.04.	Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares of Common Stock; provided, however, that (i) dividends payable on shares of Common Stock subject to a Stock Award that does not become nonforfeitable solely on the basis of continued service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes nonforfeitable; (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (iii) the Company shall retain custody of any certificates representing shares of Common Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

8.05.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under a Stock Award before the earlier of (i) the first anniversary of the date that the Stock Award became nonforfeitable and (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article IX
PERFORMANCE UNIT AWARDS

9.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an award of Performance Units is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

9.02.	Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee. Subject to the provisions of Article III, the period in which Performance Units will be earned shall not end before the first anniversary of the grant of the Performance Units or as provided in Section 15.01.

9.03.	Payment

In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of shares of Common Stock, by the grant of an Other Equity-Based Award (including LTIP Units), by the delivery of other securities or property or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04.	Stockholder Rights

A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock. After an award of Performance Units is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.

9.05.	Transferability

Any rights or restrictions with respect to the ability of the holder of any Performance Unit granted under this Plan to transfer such Performance Unit shall be set forth in the Agreement relating to such grant.

9.06.	Service Provider Status

In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall effect the Performance Unit award.

9.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of Performance Units before the earlier of (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article X
OTHER EQUITY–BASED AWARDS

10.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02.	Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Subject to the Provisions of Article III, the period in which such award shall be forfeitable, nontransferable or otherwise restricted shall not end before the first anniversary of the grant of the Other Equity-Based Award or as provided in Section 15.01. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

10.03.	Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not be issued under this Plan, i.e., the conversion shall not reduce the number of shares of Common Stock available for issuance under the Plan or the Entities Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04.	Service Provider Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Other Equity-Based Award.

10.05.	Transferability

Any rights or restrictions with respect to the ability of the holder of an Other Equity-Based Award (including LTIP Units) granted under the Plan to transfer such Other Equity Based Award (including LTIP Units) shall be set forth in the Agreement relating to such grant.

10.06.	Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

10.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock or other equity interests (including LTIP units) covered by an Other Equity-Based Award before the earlier of (i) the first anniversary of the date that such shares or interests become nonforfeitable and (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article XI
INCENTIVE AWARDS

11.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

11.02.	Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.  Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate of the Company, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, and/or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of service with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

11.03.	Transferability

Any rights or restrictions with respect to the ability of the holder of an Incentive Award granted under the Plan to transfer such Incentive Award shall be set forth in the Agreement relating to such grant.

11.04.	Service Provider Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Incentive Award.

11.05.	Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock, an Other Equity-Based Award (including LTIP Units) or a combination thereof, as determined by the Committee.

11.06.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

11.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of an Incentive Award until the earlier of (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article XII
ADJUSTMENT UPON CHANGE IN COMMON SHARES

The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards granted under this Plan and the Entities Plan, shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, or the terms of outstanding Stock Awards, Incentive Awards, Options, SARs, Performance Units or Other Equity-Based Awards under this Plan and the Entities Plan.

The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards under this Plan and under the Entities Plan in substitution for performance shares, phantom shares, share awards, stock options, share appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of this Plan and the Entities Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units granted under this Plan or the Entities Plan shall be as the Committee, in its discretion, determines is appropriate.

Article XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Article XIV
GENERAL PROVISIONS

14.01.	Effect on Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any entity any right to continue in the service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the service of any entity at any time with or without assigning a reason therefor.

14.02.	Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of service and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)).

14.04.	Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such supplemental taxable income.

14.05.	REIT Status

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

14.06.	Elections Under Section 83(b)

No Participant may make an election under Section 83(b) of the Code with respect to the grant of any award, the vesting of any award, the settlement of any award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

14.07.	Return of Awards; Repayment

Each Option, SAR, Stock Award, Performance Unit Award, Incentive Award and Other Equity-Based Award (including an LTIP Unit) granted under the Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if (a) such action is required under the terms of any Company recoupment or “clawback” policy as in effect on the date that the award was granted or (b) such award or payment made with respect to an award is, or in the future becomes, subject to any law, rule, requirement or regulation which imposes mandatory recoupment or forfeiture, under circumstances set forth in such law, rule, requirement or regulation; provided, however, that such clawback shall not be duplicative of any clawback required under clause (a).

Article XV
CHANGE IN CONTROL

15.01.	Time-Based Awards Not Assumed

Each Time-Based Award that is outstanding on a Control Change Date and that is not assumed or replaced with a substitute award in accordance with Section 15.02 shall be fully vested, earned or exercisable as of the Control Change Date.

The Committee, in its discretion and without the need of the consent of a Participant (or a Participant’s transferee of an award), may provide that a Time-Based Award that becomes vested, earned or exercisable under this Section 15.01 may be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control Transaction. With respect to each Time-Based Award that becomes vested, earned or exercisable under this Section 15.01, the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR or (ii) for each vested share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award, the price per share received by stockholders for Common Stock and (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based Award is denominated and vested. Notwithstanding any contrary provision of this Section 15.01, if the option price or Initial Value exceeds the price per share of Common Stock received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled without any payment to the Participant.

15.02.	Performance Awards; Assumption of Time-Based Awards

Each Performance Award that is outstanding on a Control Change Date must be assumed by, or a substitute award granted by, the Successor Entity (or if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Performance Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Performance Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. The assumed or substituted award shall have the same vesting terms and conditions as the original Performance Award being assumed or replaced; provided, however, that the performance objectives and measures of the original Performance Award being assumed or replaced shall be adjusted as the Committee determines is equitably required.

The Committee, in its discretion and without the need of the consent of a Participant (or the Participant’s transferee of an award), may provide that a Time-Based Award that is outstanding on the Control Change Date shall be assumed by, or a substitute award granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Time-Based Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Time-Based Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. The assumed or substituted award shall have the same vesting terms and conditions as the original Time-Based Award being assumed or replaced.

15.03.	Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.03, the Parachute Payments will be reduced pursuant to this Section 15.03 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.03 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.03 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 15.03, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.03, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 15.03, this Section 15.03 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

Article XVI
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan and the Entities Plan (except as provided in Article XII) or materially modify the requirements as to eligibility for participation in this Plan. For the avoidance of doubt, without the approval of stockholders, the Board may not (except pursuant to Article XII) (a) reduce the option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) cancel an outstanding Option or outstanding SAR when the option price or Initial Value, as applicable exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or an outstanding SAR that may be treated as a repricing of the award under the rules and regulations of the principal exchange on which the Common Stock is listed for trading.

Article XVII
DURATION OF PLAN

No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after ___________, 2027. Stock Awards, Performance Unit awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

Article XVIII
EFFECTIVENESS OF PLAN

Options, SARs, Stock Awards, Performance Unit Awards, Incentive Awards and Other Equity-Based Awards may be granted under this Plan, as amended and restated herein, on and after the date that this Plan, as amended and restated herein, is approved by a majority of the votes cast by the Company’s stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting within twelve months of its adoption by the Board

Final Form

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of [•], 2017, by and among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “REIT”), and the Holders (as defined below), for the benefit of the Holders and the REIT. Certain capitalized terms used herein shall have the meanings ascribed to such terms in Section 1.

RECITALS:

WHEREAS, the REIT has entered into a Contribution and Sale Agreement, dated as of August 3, 2017 (the “Contribution Agreement”), with Bluerock Real Estate, L.L.C., a Delaware limited liability company (“Bluerock”), The Kachadurian Group LLC, an Illinois limited liability company (“Kachadurian Group”), Konig & Associates, LLC, a New Jersey limited liability company (“Konig”), Jenco Business Advisors, Inc., a New York corporation (“Novack”), James G. Babb, III (“Babb”), Jordan B. Ruddy (“Ruddy”), Ryan S. MacDonald (“MacDonald” and, together with Bluerock, Kachadurian Group, Konig, Novack, Babb and Ruddy, the “Contributors”), BRG Manager, LLC, a Delaware limited liability company, Bluerock REIT Operator, LLC, a Delaware limited liability company (“Manager Sub”), Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “OP”), and Bluerock TRS Holdings, LLC, a Delaware limited liability company (“TRS Holdings”), pursuant to which (i) the Contributors will contribute and assign to the OP all of their right, title and interest in and to 99.9% of the outstanding membership interests of Manager Sub in exchange for the consideration described therein, including Common Units of ownership interest (the “OP Units”) in the OP and shares of Class C common stock of the REIT, par value $0.01 per share (the “Class C Common Stock”), and (ii) the Contributors will sell to TRS Holdings all of their right, title and interest in and to 0.1% of the outstanding membership interests of Manager Sub in exchange for the consideration described therein;

WHEREAS, upon the terms and subject to the conditions contained in the OP Partnership Agreement, the holders of the OP Units have the right to tender such holders’ OP Units to the OP for redemption for cash or shares of Class A common stock of the REIT, par value $0.01 per share (the “Class A Common Stock” and, together with the Class C Common Stock, the “Common Stock”), at the option of the REIT;

WHEREAS, upon the terms and subject to the conditions contained in Section 1.6 of the Articles Supplementary, dated as of [•], 2017 (the “Articles Supplementary”), to the Second Articles of Amendment and Restatement of the REIT (as amended and supplemented through the date hereof and from time to time, the “Articles”), under certain circumstances, the Class C Common Stock may automatically convert into shares of Class A Common Stock, and holders of the Class C Common Stock have the right to convert all or a portion of such holder’s Class C Common Stock into shares of Class A Common Stock;

WHEREAS, upon the terms and subject to the conditions contained in the Articles, each share of Class C Common Stock entitles the holder thereof to 50 votes on each matter on which holders of Class A Common Stock are entitled to vote, and the Class C Common Stock and Class A Common Stock vote together as a single class;

WHEREAS, as a condition to the consummation of the transactions contemplated by the Contribution Agreement, the REIT has agreed to grant the registration rights set forth herein for the benefit of the Holders and the Holders have agreed to the limitation on the voting rights of the Class C Common Stock as set forth herein; and

WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of the REIT and the Holders and the mutual covenants of the parties relating thereto.

NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

Section 1. Certain Definitions. In this Agreement, the following terms have the following respective meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Articles” has the meaning ascribed to it in the recitals hereof.

“Articles Supplementary” has the meaning ascribed to it in the recitals hereof.

“Babb” has the meaning ascribed to it in the recitals hereof.

“Bluerock” has the meaning ascribed to it in the recitals hereof.

“Board” means the Board of Directors of the REIT.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

“Class A Common Stock” has the meaning ascribed to it in the recitals hereof.

“Class C Common Stock” has the meaning ascribed to it in the recitals hereof.

“Closing Date” has the meaning ascribed to it in the Contribution Agreement.

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“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” has the meaning ascribed to it in the recitals hereof.

“Company Notice” has the meaning ascribed to it in Section 2(c).

“Contribution Agreement” has the meaning ascribed to it in the recitals hereof.

“Contributors” has the meaning ascribed to it in the recitals hereof.

“Demand Notice” has the meaning ascribed to it in Section 2(a).

“Demand Registration Statement” means any one or more registration statements of the REIT filed under the Securities Act, covering the resale of any of the Registrable Shares pursuant to Section 2 of this Agreement, and all amendments and supplements to any such registration statements, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials and documents incorporated by reference therein.

“End of Suspension Notice” has the meaning ascribed to it in Section 4(c).

“Excess Shares” has the meaning ascribed to it in Section 2(c)11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means a Holder of Registrable Shares, including (i) each Person listed on Schedule I, as may be amended from time to time to reflect transferees permitted by Section 10, and (ii) each Person holding Registrable Shares as a result of a transfer, distribution or assignment to that Person of Registrable Shares (other than pursuant to an effective Resale Registration Statement or Rule 144), provided, if applicable, such transfer, distribution or assignment is made in accordance with Section 10 of this Agreement.

“Indemnified Party” has the meaning ascribed to it in Section 8(c).

“Indemnifying Party” has the meaning ascribed to it in Section 8(c).

“Kachadurian Group” has the meaning ascribed to it in the recitals hereof.

“Konig” has the meaning ascribed to it in the recitals hereof.

“Losses” has the meaning ascribed to it in Section 8(a).

“MacDonald” has the meaning ascribed to it in the recitals hereof.

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“Majority Selling Holders” means Holder(s) who collectively own a majority of the Registrable Shares that are proposed to be included in such underwritten offering of Registrable Shares.

“Manager Sub” has the meaning ascribed to it in the recitals hereof.

“Maximum Number of Shares” has the meaning ascribed to it in Section 2(c).

“NYSE MKT” means NYSE MKT LLC.

“OP” has the meaning ascribed to it in the recitals hereof.

“OP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated as of April 2, 2014, as amended, between Bluerock Residential Growth REIT, Inc., as general partner, and the limited partners set forth on Exhibit A thereto, as amended from time to time.

“OP Units” has the meaning ascribed to it in the recitals.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

“Piggyback Holders” has the meaning ascribed to it in Section 3(a).

“Piggyback Registration Statement” means any one or more registration statements of the REIT filed under the Securities Act, covering the resale of any of the Registrable Shares pursuant to Section 3 of this Agreement, and all amendments and supplements to any such registration statements, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials and documents incorporated by reference therein.

“Piggyback Request” has the meaning ascribed to it in Section 3(a).

“Prospectus” means the prospectus included in any Resale Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Resale Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the offering of any portion of the Registrable Shares covered by such Resale Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

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“Registrable Shares” means, with respect to any Holder, (i) the shares of Class A Common Stock that are issued or issuable to such Holder upon redemption or conversion, as applicable, of any OP Units or shares of Class C Common Stock issued pursuant to the Contribution Agreement and (ii) any additional securities issued or issuable as a dividend or distribution on, in exchange for, or otherwise in respect of, such shares of Class A Common Stock (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise); provided that shares of Class A Common Stock shall cease to be Registrable Shares with respect to any Holder at the time such shares (a) have been sold pursuant to a Resale Registration Statement, (b) are eligible to be sold without restriction or limitation thereunder on volume or manner of sale or other restrictions or limitations under Rule 144, or (c) have been sold to the REIT or any of its subsidiaries.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with the registration requirements of this Agreement, including (i) all fees of the Commission, the NYSE MKT or such other exchange on which the Registrable Shares are listed from time to time, and FINRA, (ii) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA and the NYSE MKT or other applicable exchange), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Resale Registration Statement, any Prospectus, any amendments or supplements thereto, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on the NYSE MKT or other applicable exchange pursuant to Section 5(j), (v) the fees and disbursements of counsel for the REIT and of the independent public accountants of the REIT (including the expenses of any special audit, agreed upon procedures and “cold comfort” letters required by or incident to such performance), and (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the REIT in connection with any Resale Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (ii) above.

“Requesting Holders” has the meaning ascribed to it in Section 2(b).

“Renewal Deadline” has the meaning ascribed to it in Section 2(g).

“Resale Registration Statement” means any one or more registration statements of the REIT filed under the Securities Act, whether a Demand Registration Statement, Piggyback Registration Statement or otherwise, covering the resale of any of the Registrable Shares pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statements, including post-effective amendments and new registration statements, in each case including the prospectus contained therein, all exhibits thereto and all materials and documents incorporated by reference therein.

“Ruddy” has the meaning ascribed to it in the recitals hereof.

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“Rule 144,” “Rule 158,” “Rule 415” or “Rule 424,” respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“Selling Expenses” means, if any, all underwriting or broker fees, discounts and selling commissions or similar fees or arrangements, fees and expenses of counsel to the selling Holders (other than as specifically provided in the definition of “Registration Expenses” above), transfer taxes allocable to the sale of the Registrable Shares included in the applicable offering and all other expenses incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement.

“Subject Shares” has the meaning ascribed to it in Section 2(c)11.

“Suspension Event” has the meaning ascribed to it in Section 4(c).

“Suspension Notice” has the meaning ascribed to it in Section 4(c).

“TRS Holdings” has the meaning ascribed to it in the recitals hereof.

“Voting Limitation” has the meaning ascribed to it in Section 2(c)11.

Section 2.          Demand Registration Rights.

(a)       Subject to the provisions hereof, each Holder, at any time from and after the date hereof, may request registration for resale under the Securities Act of all or part of the Registrable Shares owned by such Holder by giving written notice thereof (a “Demand Notice”) to the REIT (which Demand Notice shall specify the number of shares of Registrable Shares to be offered by such Holder, the intended methods of distribution, including whether such methods will include or involve an underwritten offering, and whether such Demand Registration Statement will be a “shelf” registration statement under Rule 415). Subject to Section 2(c) and 2(e) below, the REIT shall use commercially reasonable efforts (i) to file a Demand Registration Statement (which shall be a “shelf” registration statement under Rule 415 if requested pursuant to such Holder’s request pursuant to the first sentence of this Section 2(a)) registering for resale such number of Registrable Shares as requested to be so registered within 30 days in the case of a registration on Form S-3 (and 60 days in the case of a registration on Form S-11 or such other appropriate form) after the REIT’s receipt of a Demand Notice, and (ii) to cause such Demand Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. Notwithstanding the foregoing, the REIT shall not be required to file a registration pursuant to this Section 2(a) (i) with respect to securities that are not Registrable Shares, or (ii) within 180 days after the effective date of any registration in respect of the REIT’s Class A Common Stock. If permitted under the Securities Act, such Demand Registration Statement shall be automatically effective upon filing.

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(b)       Within 10 days after receipt of any Demand Notice under Section 2(a), the REIT shall give written notice of such requested registration (which shall specify the intended method of disposition of such Registrable Shares) to all other Holders of Registrable Shares (a “Company Notice”), and the REIT shall include (subject to the provisions of this Agreement) in such registration, all Registrable Shares with respect to which the REIT has received written requests for inclusion therein within 15 days after the delivery of such Company Notice (the “Requesting Holders”); provided that any such other Holder may withdraw its request for inclusion at any time prior to the applicable registration statement becoming effective. Notwithstanding the foregoing, the REIT may, at any time (including, without limitation, prior to or after receiving a Demand Notice from a Holder), in its sole discretion, include all Registrable Shares then outstanding or any portion thereof in any Demand Registration Statement, including by virtue of adding such Registrable Shares as additional securities to an effective Demand Registration Statement (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2(a) with respect to the Registrable Securities so included, so long as such registration statement remains effective and not the subject of any stop order, injunction or other order of the Commission). In addition, the REIT may include in a Demand Registration Statement shares of Class A Common Stock for sale for its own account or for the account of other security holders of the REIT.

(c)       If such Demand Registration Statement is filed in connection with an underwritten offering and the managing underwriters advise the REIT and the Holders covered by such Demand Registration Statement that, in the reasonable opinion of the managing underwriters, the number of shares of Class A Common Stock proposed to be sold pursuant to the Demand Registration Statement exceeds the number of shares of Class A Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share) (such maximum number of shares, the “Maximum Number of Shares”), the REIT shall include in such Demand Registration Statement only such number of shares of Class A Common Stock that, in the reasonable opinion of the managing underwriters, can be sold without materially delaying or jeopardizing the success of the offering (including the offering price per share), which shares of Class A Common Stock shall be so included in the following order of priority, unless otherwise agreed by the REIT and the Holders covered by such Demand Registration Statement: (i) first, the Registrable Shares of the Requesting Holders, (ii) second, any shares of Class A Common Stock the REIT proposes to sell for its own account, and (iii) third, any other shares of Class A Common Stock that have been requested to be so included in such Demand Registration Statement.

(d)       If any of the Registrable Shares covered by a Demand Registration Statement are to be sold in an underwritten offering, the REIT shall have the right to select the underwriters (and their roles) in the offering and determine the structure of the offering and negotiate the terms of any underwriting agreement as they relate to the Requesting Holders, including the number of Registrable Shares to be sold (if not all Registrable Shares offered can be sold at the highest price offered by the underwriters), the offering price and underwriting discount; provided that such underwriters, structure and terms are reasonably acceptable to the Majority Selling Holders.

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(e)       Notwithstanding the foregoing, if the Board determines in its good faith judgment that the filing of a Demand Registration Statement would (i) have a material adverse effect on the REIT, or (ii) require the disclosure of material non-public information concerning the REIT that at the time is not, in the good faith judgment of the Board, in the best interests of the REIT to disclose and is not, in the opinion of the REIT’s counsel, otherwise required to be disclosed, then the REIT shall have the right to defer such filing for the period during which such registration would have such a material adverse effect on the REIT; provided, however, that (x) the REIT may not defer such filing for a period of more than 60 days after receipt of any Demand Notice, and (y) the REIT may not exercise its right to defer the filing of a Demand Registration Statement more than once in any 12-month period without the consent of a majority of the Requesting Holders. The REIT shall give written notice of its determination to the Requesting Holder to defer the filing and of the fact that the purpose for such deferral no longer exists, in each case, promptly after the occurrence thereof.

(f)       Following the date of effectiveness of any Demand Registration Statement, the REIT shall use commercially reasonable efforts to keep the Demand Registration Statement continuously effective until such time as all of the Registrable Shares covered by such Demand Registration Statement have been sold pursuant to such Demand Registration Statement.

(g)       If, by the third anniversary (the “Renewal Deadline”) of the initial effective date of a Demand Registration Statement filed pursuant to Section 2(a), any of the Registrable Shares remain unsold by the Holders included on such Demand Registration Statement, the REIT shall file, if it has not already done so and is eligible to do so, a new Resale Registration Statement covering the Registrable Shares included on the prior Demand Registration Statement and shall use commercially reasonable efforts to cause such Resale Registration Statement to be declared effective within 180 days after the Renewal Deadline; and the REIT shall take all other action necessary or appropriate to permit the public offering and sale of the Registrable Shares to continue as contemplated in the prior Demand Registration Statement.

Section 3.          Piggyback Registration Rights.

(a)       If at any time the REIT has determined to register any of its securities for its own account or for the account of other security holders of the REIT on any registration statement (other than on Form S-3 relating to any dividend reinvestment or similar plan or Forms S-4 or S-8) that permits the inclusion of the Registrable Shares, the REIT shall give the Holders written notice thereof promptly (but in no event less than 20 days prior to the anticipated filing date) and, subject to Section 3(b), shall include in such Piggyback Registration Statement all Registrable Shares requested to be included therein pursuant to the written request (a “Piggyback Request”) of one or more Holders (the “Piggyback Holders”) received within 10 days after delivery of the REIT’s notice.

(b)      (i)      If a Piggyback Registration Statement is filed in connection with a primary underwritten offering on behalf of the REIT, and the managing underwriters advise the REIT that, in the reasonable opinion of the managing underwriters, the number of shares of Class A Common Stock proposed to be included in such Piggyback Registration Statement exceeds the Maximum Number of Shares, the REIT shall include in such Piggyback Registration Statement, unless otherwise agreed by the REIT and the Majority Selling Holders, (i) first, the number of shares of Class A Common Stock that the REIT proposes to sell, and (ii) second, the Registrable Shares of Piggyback Holders (such number of shares shall be allocated among such Piggyback Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Piccyback Holder).

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(ii)       If a Piggyback Registration Statement is filed in connection with an underwritten offering on behalf of a holder of shares of Class A Common Stock other than under this Agreement, and the managing underwriters advise the REIT that, in the reasonable opinion of the managing underwriters, the number of shares of Class A Common Stock proposed to be sold pursuant to such Piggyback Registration Statement exceeds the Maximum Number of Shares, then the REIT shall include in such Piggyback Registration Statement, unless otherwise agreed by the REIT and such holder(s) (including, if applicable, a majority of the Piggyback Holders), (i) first, the number of shares of Class A Common Stock requested to be included therein by the holder(s) requesting such registration, (ii) second, the Registrable Shares of Piggyback Holders (such number of shares shall be allocated among such Piggyback Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Piggyback Holder, if necessary), (iii) third, the number of shares of Class A Common Stock requested to be included therein by any other holders, and (iv) fourth, the number of shares of Class A Common Stock that the REIT proposes to sell.

(c)       If any Piggyback Registration Statement is filed in connection with a primary or secondary underwritten offering, the REIT shall have the right to select, in its sole discretion, the managing underwriter or underwriters to administer any such offering.

(d)       The REIT shall not grant to any Person the right to request the REIT to register any Class A Common Stock on a Piggyback Registration Statement unless such rights are consistent with the provisions of this Section 3.

(e)       If at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the REIT shall determine for any reason not to register the securities originally intended to be included in such registration statement, the REIT may, at its election, give written notice of such determination to the Piggyback Holders and thereupon the REIT shall be relieved of its obligation to register such Registrable Shares in connection with the registration of securities originally intended to be included in such registration statement.

Section 4.          Suspension.

(a)       Subject to the provisions of this Section 4 and a good faith determination by the REIT that it is in the best interests of the REIT to suspend the use of any Resale Registration Statement following the effectiveness of such Resale Registration Statement (and the filings with any U.S. federal or state securities commissions, as necessary), the REIT, by written notice to the Holders (a “Suspension Notice”), may direct the Holders to suspend sales of the Registrable Shares pursuant to such Resale Registration Statement for such times as the REIT reasonably may determine is necessary and advisable (but in no event for more than 30 days in any 90-day period or 90 days in any 365-day period) if any of the following events occurs or will occur, as applicable: (i) an underwritten public offering of Class A Common Stock by the REIT for its own account if the REIT is advised by the managing underwriter or underwriters that the concurrent resale of the Registrable Shares by the Holders pursuant to the Resale Registration Statement would have a material adverse effect on the REIT’s offering, (ii) there is material non-public information regarding the REIT that (A) the REIT determines not to be in the REIT’s best interest to disclose, (B) would, in the good faith determination of the REIT, require any revision to the Resale Registration Statement so that it shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) the REIT is not otherwise required to disclose, or (iii) there is a significant bona fide business opportunity (including the acquisition or disposition of assets (other than in the ordinary course of business), including any significant merger, consolidation, tender offer or other similar transaction) available to the REIT that the REIT determines not to be in the REIT’s best interests to disclose (each of the events described in clauses (i)-(iii), a “Suspension Event”).

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(b)       Upon the earlier to occur of (i) the REIT delivering to the Holders an End of Suspension Notice (as defined below), or (ii) the end of the maximum permissible suspension period, the REIT shall use commercially reasonable efforts to promptly amend or supplement the Resale Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Resale Registration Statement so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(c)       If the REIT intends to suspend a Resale Registration Statement upon the occurrence of a Suspension Event, the REIT shall give a Suspension Notice to the Holders of Registrable Shares covered by any Resale Registration Statement to suspend sales of the Registrable Shares, and such Suspension Notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing (subject to the time limitations set forth in Section 4(a)) and that the REIT is taking all reasonable steps to terminate suspension of the effectiveness of the Resale Registration Statement as promptly as reasonably possible. Such Holders shall not effect any sales of the Registrable Shares pursuant to such Resale Registration Statement (or such filings) at any time after it has received a Suspension Notice from the REIT and prior to receipt of an End of Suspension Notice. If so directed by the REIT, each such Holder shall deliver to the REIT (at the reasonable expense of the REIT) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Resale Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the REIT, which End of Suspension Notice shall be given by the REIT to the Holders of Registrable Shares covered by any Resale Registration Statement in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(d)       In the event the REIT has delivered a Suspension Notice to the Holders, the REIT shall have the right to place restrictive legends on the certificates representing (or book entries evidencing) Registrable Shares and to impose stop transfer instructions with respect to the Registrable Shares until the REIT delivers to the Holders an End of Suspension Notice.

Section 5.          Registration Procedures.

In connection with the obligations of the REIT with respect to any resale registration pursuant to this Agreement, the REIT shall:

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(a)       prepare and file with the Commission, as specified in this Agreement, each Resale Registration Statement, which shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use commercially reasonable efforts to cause any Resale Registration Statement to become and remain effective as set forth in Section 2;

(b)       subject to Section 4, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Resale Registration Statement as may be necessary to keep such Resale Registration Statement effective for the period described in Section 2, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Resale Registration Statement during the applicable period in accordance with the intended method or methods of distribution specified by the Holders of Registrable Shares covered by such Resale Registration Statement;

(c)       furnish to the Holders of Registrable Shares covered by a Resale Registration Statement, without charge, such number of copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as any such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; subject to Section 4, the REIT hereby consents to the use of such Prospectus, including each preliminary Prospectus, by such Holders in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d)       use commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Resale Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic jurisdictions as any Holder of Registrable Shares covered by a Resale Registration Statement may reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Resale Registration Statement is required to be kept effective pursuant to Section 2 and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder;

(e)       notify each Holder with Registrable Shares covered by a Resale Registration Statement promptly and, if requested by any such Holder, confirm such advice in writing (i) when such Resale Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Resale Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Resale Registration Statement is effective as a result of which such Resale Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by a Suspension Notice);

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(f)       during the period of time set forth in Section 2, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Resale Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(g)       upon request, furnish to each requesting Holder with Registrable Shares covered by a Resale Registration Statement, without charge, at least one conformed copy of such Resale Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h)       except as provided in Section 4, upon the occurrence of any event contemplated by Section 5(e)(iv), use commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Resale Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(i)       enter into customary agreements and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Resale Registration Statement;

(j)       use commercially reasonable efforts (including seeking to cure in the REIT’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on any securities exchange on which such Registrable Shares are then listed or included, and enter into such customary agreements including a supplemental listing application and indemnification agreement in customary form;

(k)       prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the REIT’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Resale Registration Statement as required by Section 2 hereof, the REIT shall register the Registrable Shares under the Exchange Act and maintain such registration through the effectiveness period required by Section 2;

(l)       (i) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Resale Registration Statement or Prospectus or amendment or supplement to such Resale Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Resale Registration Statement shall have reasonably objected on the grounds that such Resale Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof; provided, however, that the REIT may file such Resale Registration Statement or Prospectus or amendment or supplement following such time as the REIT shall have made a good faith effort to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

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(m)       cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Resale Registration Statement from and after a date not later than the effective date of such Resale Registration Statement;

(n)       in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Resale Registration Statement) that would result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing (or book entries evidencing) the Registrable Shares to be sold, which certificates or book entries shall not bear any transfer restrictive legends arising under federal or state securities laws, and to enable such Registrable Shares to be in such denominations and registered in such names as the Holders may request at least three Business Days prior to any sale of the Registrable Shares;

(o)       cause management of the REIT to cooperate as may be reasonably requested with each of the Holders of Registrable Shares covered by a Resale Registration Statement, including by participating in roadshows, one-on-one meetings with institutional investors, and any request for information or other diligence request by any such Holder or any underwriter; notwithstanding the foregoing, management of the REIT shall not be required to participate in roadshows or one-on-one meetings with institutional investors unless requested by one or more Holders of Registrable Shares having an aggregate value of at least $1,000,000;

(p)       in connection with a public offering of Registrable Shares, whether or not such offering is an underwritten offering, use commercially reasonable efforts to obtain a customary “comfort” letter from the independent registered public accountants for the REIT and any acquisition target of the REIT whose financial statements are required to be included or incorporated by reference in any Resale Registration Statement, in form and substance customarily given by independent registered public accountants in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of the Registrable Shares being sold pursuant to each Resale Registration Statement;

(q)       execute and deliver all instruments and documents (including an underwriting agreement or placement agent agreement, as applicable in customary form) and take such other actions and obtain such certificates and opinions as sellers of the Registrable Shares being sold reasonably request in order to effect a public offering of such Registrable Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the offering is an underwritten offering, (A) make such representations and warranties to the Holders of such Registrable Shares and the underwriters, if any, with respect to the business of the REIT and its subsidiaries, and the Resale Registration Statement and documents, if any, incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, and (B) use commercially reasonable efforts to furnish to the selling Holders and underwriters of such Registrable Shares opinions and negative assurance letters of counsel to the REIT and updates thereof (which counsel and opinions (in form, scope and substance) are reasonably satisfactory to the managing underwriters, if any, and one counsel selected by a majority of the selling Holders of the Registrable Shares), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and any such underwriters; and

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(r)       upon reasonable request by a Holder, the REIT shall file an amendment to any applicable Resale Registration Statement (or Prospectus supplement, as applicable), to name additional Holders of Registrable Shares or otherwise update the information provided by any such Holder in connection with such Holder’s disposition of Registrable Shares.

Section 6.          Obligations of the Holders

(a)       The REIT may require the Holders to furnish in writing to the REIT such information regarding such Holder and the proposed method or methods of distribution of Registrable Shares by such Holder as the REIT may from time to time reasonably request in writing or as may be required to effect the registration of the Registrable Shares, and no Holder may be entitled to be named as a selling stockholder in any Resale Registration Statement or use the Prospectus forming a part thereof if such Holder does not provide such information to the REIT; provided, however, that if the REIT elects to file a registration statement that includes all Registrable Shares outstanding in accordance with Section 2(a), the REIT shall be permitted to include in such registration statement such information regarding the Holders as the REIT has in its possession at the time of the filing of such registration statement. Each Holder further agrees to furnish promptly to the REIT in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

(b)       Each Holder agrees to, upon receipt of any notice from the REIT of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iii) or 5(e)(iv) hereof, immediately discontinue disposition of Registrable Shares pursuant to a Resale Registration Statement until (i) any such stop order is vacated, or (ii) if an event described in Section 5(e)(iii) or Section 5(e)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the REIT, such Holder shall deliver to the REIT (at the reasonable expense of the REIT) all copies, other than permanent file copies then in such Holder’s possession, in its possession of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

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Section 7.          Expenses of Registration. The REIT shall pay all Registration Expenses in connection with the registration of the resale of the Registrable Shares pursuant to this Agreement and any other actions that may be taken in connection with the registration contemplated herein. Each Holder participating in a registration pursuant to Section 2 or Section 3 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all Selling Expenses and any other expense relating to a registration of Registrable Shares pursuant to this Agreement and any other Selling Expenses relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Resale Registration Statement; provided, however, that each such Holder shall be responsible for its own counsel’s fees and expenses (and no other Holder shall have any responsibility in respect of such fees and expenses).

Section 8.          Indemnification and Contribution.

(a)       The REIT shall indemnify and hold harmless each Holder of Registrable Shares covered by a Resale Registration Statement, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, managers, stockholders, partners, limited partners, agents and employees of each of them, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in a Resale Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the REIT of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; in each case, except to the extent, but only to the extent, that (A) such untrue statement or omission is based upon information regarding such Holder furnished in writing to the REIT by or on behalf of such Holder expressly for use therein, or (B) such information relates to such Holder or such Holder’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of such Holder expressly for use in the Resale Registration Statement, such Prospectus or in any amendment or supplement thereto.

(b)       Each Holder of Registrable Shares covered by a Resale Registration Statement shall, severally and not jointly, indemnify and hold harmless the REIT, each director of the REIT, each officer of the REIT who shall sign a Resale Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of securities included in a Resale Registration Statement, and each Person who controls any of the foregoing Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Resale Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statement or omission is based upon information regarding such Holder furnished in writing to the REIT by or on behalf of such Holder expressly for use therein, or (ii) such information relates to such Holder or such Holder’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of such Holder expressly for use in the Resale Registration Statement, such Prospectus or in any amendment or supplement thereto.

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(c)       Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 8 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless (i) the employment of such counsel was authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes an unconditional release by the claimant or plaintiff to such Indemnified Party from all liability in respect to such claim or litigation, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d)       If the indemnification provided for in this Section 8 is unavailable to a party that would have been an Indemnified Party under this Section 8 in respect of any Losses referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the statement or omission which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The REIT and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).

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(e)       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)       In no event shall any Holder be liable for any Losses pursuant to this Section 8 in excess of the net proceeds to such Holder of any Registrable Shares sold by such Holder.

Section 9.          Rule 144. The REIT shall, at the REIT’s expense, for so long as any Holder holds any Registrable Shares, use commercially reasonable efforts to cooperate with the Holders, as may be reasonably requested by any Holder from time to time, to facilitate any proposed sale of Registrable Shares by the requesting Holder(s) in accordance with the provisions of Rule 144, including by using commercially reasonable efforts (i) to comply with the current public information requirements of Rule 144 and (ii) to provide opinions of counsel as may be reasonably necessary in order for such Holder to avail itself of such rule to allow such Holder to sell such Registrable Shares without registration under the Securities Act.

Section 10.          Transfer of Registration Rights. The rights and obligations of a Holder under this Agreement may be transferred or otherwise assigned to a transferee or assignee of Registrable Shares, provided (i) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if such transferee or assignee were an original party hereunder, and (ii) the REIT is given written notice by such Holder of such transfer or assignment stating the name and address of such transferee or assignee and identifying the securities with regard to which such rights and obligations are being transferred or assigned.

Section 11.          Limitation on the Class C Common Stock Voting Rights. If, as of the record date for determining the stockholders of the REIT entitled to vote at any annual or special meeting of the stockholders of the REIT (however noticed or called) or for determining the stockholders of the REIT entitled to consent to any corporate action by written consent, the holders of the Class C Common Stock own shares of Class C Common Stock (the “Subject Shares”) representing in the aggregate more than 9.9% of the voting rights of the then-outstanding shares of Common Stock, and any other class of common stock of the REIT issued after the date hereof and any preferred stock of the REIT that has voting rights on the matters being voted upon at such meeting (such number of Subject Shares representing in the aggregate more than 9.9% of the voting rights of the then-outstanding shares of Common Stock and other classes of common stock and preferred stock with voting rights being referred to as the “Excess Shares”), then at each such meeting or in each such action by written consent the holders of the Subject Shares shall vote or furnish a written consent in respect of the Excess Shares, or cause the Excess Shares to be voted or consented, in each case, in such manner as directed by a majority of the members of the Board (such limitation on the voting rights of the Excess Shares, the “Voting Limitation”). Each holder of the Subject Shares shall vote, or cause to be voted, his proportion of the Excess Shares, calculated by multiplying the total number of Excess Shares by the quotient obtained by dividing the number of such holder’s Subject Shares by the total number of Subject Shares, in accordance with the Voting Limitation. For the avoidance of doubt, all Subject Shares other than the Excess Shares may be voted for or against any matter in the Class C Common Stock Holder’s sole and absolute discretion.

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Section 12.          Limitation on the Redemption of OP Units. Each Holder agrees that as long as such Holder is a holder of Class C Common Stock, such Holder may only redeem such Holder’s OP Units in integral multiples of 49 OP Units, as may be adjusted to take into account any reclassification, stock split, reverse stock split, stock dividend or non-cash distribution, recapitalization or other similar transaction and/or as may be similarly adjusted in accordance with the OP Partnership Agreement.

Section 13.          Miscellaneous.

(a)       Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the parties, the transactions contemplated by this Agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 13(e). NOTHING IN THIS SECTION 13(a), HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (ii) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

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(b)       Entire Agreement. This Agreement, together with the Contribution Agreement, constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

(c)       Interpretation and Usage. In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to a section, an annex or a schedule, that reference is to a section, an annex or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any statute, rule, regulation or other law means that statute, rule, regulation or law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (viii) the terms “writing,” “written” and words of similar import shall be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form.

(d)       Amendment. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the REIT and the Holders of at least a majority of the Registrable Shares (it being understood that a modification of Schedule I hereto to reflect a transfer permitted by Section 10 shall not be deemed to require such approval).

(e)       Notices. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when receipt is acknowledged by recipient if sent by fax or e-mail, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next Business Day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (A) if to a Holder, at such Holders’ address, e-mail address or fax number set forth on Schedule I hereto, or at such other address, e-mail address or fax number as such Holder shall have furnished to the REIT in writing, or (B) if to any assignee or transferee of a Holder, at such address, e-mail address or fax number as such assignee or transferee shall have furnished to the REIT in writing, or (C) if to the REIT, at the address of its principal executive offices and addressed to the attention of the President, or at such other address, e-mail address or fax number as the REIT shall have furnished to the Holders. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to a designated representative of such Holder.

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(f)       Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided, however, that each party executes one or more counterparts), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be executed in any number of separate counterparts (including by means of facsimile or portable document format (pdf)), each of which is an original but all of which taken together shall constitute one and the same instrument.

(g)       Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(h)       Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(i)       Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any successor or permitted assignee of any Holder shall acquire Registrable Shares in any manner, whether by operation of law or otherwise, (a) such successor or permitted assignee shall be entitled to all of the benefits of a “Holder” under this Agreement and (b) such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

(j)       Remedies; No Waiver. Each party acknowledges and agrees that the other parties would be irreparably damaged in the event that the covenants set forth in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to seek an injunction to specifically enforce the terms of this Agreement solely in the courts specified in Section 13(a), in addition to any other remedy to which such party may be entitled hereunder, at law or in equity.

No failure or delay by a party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

(k)       No Other Obligation to Register. Except as otherwise expressly provided in this Agreement, the REIT shall have no obligation to the Holders to register the resale of the Registrable Shares under the Securities Act.

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(l)       Termination. This Agreement shall terminate without any further action of the parties, and be of no further force or effect, in the event that the Contribution Agreement shall terminate prior to the consummation of the Closing (as defined in the Contribution Agreement).

(m)       Changes in Securities Laws. In the event that any amendment, repeal or other change in the securities laws shall render the provisions of this Agreement inapplicable, the REIT shall provide the Holders with substantially similar rights to those granted under this Agreement and use its good faith efforts to cause such rights to be as comparable as possible to the rights granted to the Holders hereunder.

***

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By:
Name:
Title:

BLUEROCK REAL ESTATE, L.L.C.

By:
Name:	R. Ramin Kamfar
Title:	Chief Executive Officer

THE KACHADURIAN GROUP

By:
Name:	Gary Kachadurian
Title:	Manager

KONIG & ASSOCIATES, LLC

By:
Name:	Michael L. Konig
Title:	Managing Member

JENCO BUSINESS ADVISORS, INC.

By:
Name:	Jerold E. Novack
Title:	President

James G. Babb, III

Jordan B. Ruddy

Ryan MacDonald

[Signature Page to Registration Rights Agreement]

Schedule I

Holders of Registrable Shares	Address, E-mail Address and Fax Number

Bluerock Real Estate, L.L.C.	Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: R. Ramin Kamfar
Email: rkamfar@bluerockre.com

Konig & Associates, LLC	Konig & Associates, LLC
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: Michael L. Konig
Email: mkonig@bluerockre.com

Jenco Business Advisors, Inc.	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: jnovack@bluerockre.com

The Kachadurian Group LLC	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: gkachadurian@bluerockre.com

James G. Babb, III	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: jbabb@bluerockre.com

Jordan B. Ruddy	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: jruddy@bluerockre.com

Ryan S. MacDonald	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Email: rmacdonald@bluerockre.com

Final Form

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

ARTICLES SUPPLEMENTARY

Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter of the Corporation (the “Charter”) and Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the “Board”) and a duly authorized committee thereof, by duly adopted resolutions, reclassified and designated (i) [    ] shares of the authorized but unissued Class A Common Stock, $0.01 par value per share, of the Corporation (“Class A Common Stock”), into Class C Common Stock, $0.01 par value per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (which, upon any restatement of the Charter, may be made a part of Article V thereof, with any necessary or appropriate changes to the numeration or lettering of the sections or subsections hereof). Capitalized terms used but not defined herein shall have the meanings given to them in the Charter.

1. Class C Common Stock. [     ] Common Shares shall be classified as Class C Common Stock, $0.01 par value per share (the “Class C Common Stock”). Class C Common Stock shall not be issued except in conjunction with an issuance of OP Units, in a ratio of no more than one (1) share of Class C Common Stock for every forty-nine (49) OP Units, as may be adjusted to take into account any reclassification, stock split, reverse stock split, stock dividend or non-cash distribution, recapitalization or other similar transaction and/or as may be similarly adjusted in accordance with the Partnership Agreement. Subject to the provisions of Article VI of the Charter, the rights, preferences, privileges and restrictions granted and imposed upon the Class C Common Stock are as follows:

1.1. Definitions. For the purpose of this Section 1, the following terms shall have the following meanings:

Affiliate. The term “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner or trustee of such Person or any Person referred to in the foregoing clause (i).

Beneficial Owner. The term “Beneficial Owner” has the meaning set forth in Rule 13d-3 and Rule 13d-5 of the Exchange Act.

Beneficial Ownership. The term “Beneficial Ownership” shall mean, with respect to any security, the direct or indirect ownership of such security by any Beneficial Owner of such security, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

Contribution and Sale Agreement. The term “Contribution and Sale Agreement” means that certain Contribution and Sale Agreement, dated as of August 3, 2017, by and among the Corporation, the Operating Partnership, the Initial Holders and certain Affiliates of the Corporation and the Initial Holders.

Control. The term “Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Executive. The term “Executive” means each of R. Ramin Kamfar, James G. Babb, III, Michael L. Konig, Jordan B. Ruddy and Ryan S. MacDonald, in each case for so long as he or she remains employed by the Corporation or any of its Affiliates.

Family Member. The term “Family Member” means, as to any Person that is an individual, (i) such Person’s spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister and (ii) any inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person, his or her spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister are the sole initial income beneficiaries.

Initial Holders. The term “Initial Holders” shall mean each of Bluerock Real Estate, L.L.C., The Kachadurian Group LLC, Konig & Associates, LLC, Jenco Business Advisors, Inc. James G. Babb, III, Jordan B. Ruddy and Ryan S. MacDonald.

OP Unit. The term “OP Unit” shall mean a “Common Unit” as set forth in the Partnership Agreement and issued pursuant to the Contribution and Sale Agreement.

Operating Partnership. The term “Operating Partnership” shall mean Bluerock Residential Holdings, L.P., a Delaware limited partnership.

Partnership Agreement. The term “Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.

Person. The term “Person” shall mean an individual or a corporation, partnership (general or limited), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company or any other individual or entity in its own or any representative capacity.

Qualified Transferee. The term “Qualified Transferee” shall mean (a) any Executive, (b) any Family Member or Affiliate of an Executive or of an Initial Holder, (c) any Person (to the extent not included in clause (b)) Controlled by any combination of one or more Executives, an Initial Holder and/or one or more Family Members of an Executive or an Initial Holder or (d) any Person (to the extent not included in clause (b) or (c)) who is a Family Member of a Person who Controls an Initial Holder. None of the Corporation, the Operating Partnership, or the Trustee shall be a Qualified Transferee.

Transfer. The term “Transfer” (and the correlative terms “Transferring” and “Transferred”) has the meaning set forth in the Charter; provided that for purposes hereof, “Transfer” (and the correlative terms “Transferring” and “Transferred”) shall not include any hypothecation, pledge or security interest that does not include a transfer or sharing of any voting rights of such securities unless and until the secured party gains possession or control of any such voting rights.

1.2 Voting Rights. Subject to the provisions of Article VI of the Charter and except as may otherwise be specified in the Charter, each share of Class C Common Stock shall entitle the holder thereof to fifty (50) votes on each matter on which holders of Class A Common Stock are entitled to vote. The Class C Common Stock and Class A Common Stock shall vote together as a single class. The Board may reclassify any unissued shares of Class C Common Stock from time to time as permitted by the Charter.

1.3 Dividends and Distributions; Subdivisions or Combinations. Subject to the preferences applicable to any class or series of Preferred Shares, if any, outstanding at any time, if and when the Board authorizes or the Corporation declares a dividend or other distribution of cash, property or shares of stock of the Corporation with respect to each share of Class A Common Stock out of assets or funds of the Corporation legally available therefor, such authorization or declaration also shall constitute a simultaneous authorization or declaration of an equivalent dividend or distribution with respect to each share of Class C Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class C Common Stock will be subdivided or combined in the same manner.

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1.4 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Class C Common Stock shall be entitled to participate, together with the holders of shares of any other class or series of stock now existing or hereafter classified or reclassified not having a preference over Class C Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class or series of stock having preference over the Class C Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

1.5 Equal Status. Except as expressly provided herein, Class A Common Stock and Class C Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

1.6 Conversion. The Class C Common Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 1.6.

(a) Automatic Conversion. Shares of Class C Common Stock shall convert automatically into fully-paid and non-assessable shares of Class A Common Stock at a ratio of one share of Class A Common Stock for each share of Class C Common Stock in any one of the following circumstances described in clauses (i), (ii) or (iii) below:

(i) in the event that an Initial Holder or any of such Initial Holder’s Family Members (or, if such Initial Holder is not a natural person, a Person who is a Family Member of a Person who Controls such Initial Holder) Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of Class C Common Stock, other than to such Initial Holder or any of such Initial Holder’s Family Members (or, if such Initial Holder is not a natural person, other than to a Person who is a Family Member of a Person who Controls such Initial Holder), each share of Class C Common Stock being Transferred shall convert automatically into one share of Class A Common Stock immediately prior to such Transfer;

(ii) in the event that:

(x) an Initial Holder Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by such Initial Holder, other than to a Qualified Transferee; or

(y) a Qualified Transferee Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by such Qualified Transferee, other than to an Initial Holder or to another Qualified Transferee; or

(z) a Qualified Transferee that is a Beneficial Owner of OP Units ceases at any time to continue to be a “Qualified Transferee” (as defined above) as a result of divorce or annulment;

then, in each case, one share of Class C Common Stock Beneficially Owned by such Initial Holder (or such Initial Holder’s Family Members (or to the Family Members of a Person who Controls such Initial Holder, if such Initial Holder is not a natural person), to the extent such Initial Holder does not then Beneficially Own sufficient shares), upon such Transfer (in the case of clause (ii)(x) or (ii)(y) above), or cessation (in the case of clause (ii)(z) above), shall automatically convert into one share of Class A Common Stock for every forty-nine (49) OP Units (x) so Transferred or caused to be so Transferred by such Initial Holder or such Qualified Transferee, or (y) then held by the Person who ceased to continue to be a Qualified Transferee (in each case of the preceding clauses rounding up to the nearest forty-nine (49) OP Units); or

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(iii) upon the redemption by the Corporation or the Operating Partnership of OP Units originally held by such Initial Holder pursuant to the redemption provisions of the Partnership Agreement, each share of Class C Common Stock Beneficially Owned by either such Initial Holder or Qualified Transferee shall convert automatically into one share of Class A Common Stock per forty-nine (49) OP Units so redeemed.

Any shares of Class C Common Stock automatically converted pursuant to this paragraph (a) shall be converted as and at the times specified in this paragraph (a) without any further action by the holders thereof and whether or not the certificates representing such shares (if any) are surrendered to the Corporation. Upon the automatic conversion of shares of Class C Common Stock pursuant to this paragraph (a), the Beneficial Owner thereof shall identify for the Corporation the holder of record of the shares so converted.

(b) Conversion at the Option of the Holder. Pursuant to and in accordance with this paragraph (b), each holder of Class C Common Stock shall have the right, at such holder’s option at any time and from time to time, to convert all or a portion of such holder’s shares of Class C Common Stock into an equal number of fully paid and non-assessable shares of Class A Common Stock by delivering the certificates (if any) representing the shares of Class C Common Stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for the Class C Common Stock (or if there is no transfer agent, to the Corporation). Such conversion notice shall state: (i) the number of shares of Class C Common Stock to be converted; and (ii) the date on which such conversion shall occur (which date shall be a Business Day no less than five (5) Business Days and not exceeding twenty (20) Business Days from the date of such conversion notice) (the “Optional Conversion Date”). Notwithstanding the foregoing, if the shares of Class C Common Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). In connection with the exercise of the optional conversion right included in this Section 1.6(b), the Corporation shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Class C Common Stock into Class A Common Stock. Holders of Class C Common Stock may withdraw any conversion notice by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Optional Conversion Date. The notice of withdrawal must state: (x) the number of withdrawn shares of Class C Common Stock; (y) if certificated shares of Class C Common Stock have been issued, the certificate numbers of the withdrawn shares of Class C Common Stock; and (z) the number of shares of Class C Common Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Class C Common Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures. Each conversion pursuant to this paragraph (b) for which the conversion notice has been given and not properly withdrawn shall be deemed to have been effected immediately prior to the close of business on the Optional Conversion Date.

SECOND: The shares of Class C Common Stock have been classified and designated by the Board under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record as of [•] Eastern time on [•].

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FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Remainder of the page intentionally left blank.]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman of the Board, Chief Executive Officer and President and attested to by its Chief Operating Officer, Secretary and General Counsel on this [•] day of [•] 2017.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By:
Name	R. Ramin Kamfar
Title:	Chairman of the Board, Chief Executive Officer and President

ATTEST:

Name	Michael L. Konig
Title:	Chief Operating Officer, Secretary and General Counsel

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[NOTE: THIS AGREEMENT SHALL BE EXECUTED AND DATED ON THE DATE OF CLOSING UNDER THE CONTRIBUTION AGREEMENT.]

USE AND OCCUPANCY AGREEMENT

THIS USE AND OCCUPANCY AGREEMENT (the “Agreement”) is made and entered into effective as of [__________________], by and between BLUEROCK REAL ESTATE, L.L.C., a Delaware limited liability company (“BRRE”), and BRG MANAGER, LLC, a Delaware limited liability company (“BRG MANAGER”).

RECITALS

Paramount Group, Inc., as Agent for 712 Fifth Avenue, L.P. (“Prime Landlord”), as prime landlord, and Atlas Energy Inc. (“Atlas”), as prime tenant, entered into that certain Lease dated March 20, 2010, as amended by that certain First Amendment to Lease dated October ___, 2010 (as amended, the “Prime Lease”), for the lease by Subtenant of certain space located on the 9th floor (the “Subleased Premises”) in that certain building located at 712 Fifth Avenue, New York, NY 10019 (the “Building”).

Chevron Northeast Upstream Corp., as successor-in-interest to Atlas, as sub-landlord (“Chevron”), and BRRE, as sub-tenant, entered into that certain Sublease Agreement dated November 29, 2012 (the “Sublease”) for the entirety of the Subleased Premises. Prime Landlord, Chevron and BRRE entered into that certain Consent to Sublease dated December 11, 2012 with respect to the Sublease (the “Sublease Consent”). BRRE has a remaining term under the Sublease through July 30, 2020.

Pursuant to that certain Management Agreement (the “Management Agreement”), dated as of April 2, 2014, among BRG MANAGER, as one party, and Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “REIT”), and Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “OP” and, together with the REIT, the “Company”), as the other party, BRG MANAGER is obligated to administer the business activities and day-to-day operations of the Company and perform certain additional services for the Company.

BRG MANAGER, BRRE and Bluerock Real Estate Holdings, LLC, a Delaware limited liability company (“Bluerock Holdings” and, together with BRRE, the “Bluerock Entities”) entered into an Overhead Sharing Agreement dated effective as of April 2, 2014, whereby the Bluerock Entities agreed to provide or cause to be provided to BRG MANAGER the services and use of assets reasonably necessary to enable BRG Manager to perform its obligations to the Company pursuant to the Management Agreement.

BRRE desires to formally memorialize through this Agreement the right of BRG MANAGER (or its successors, assigns and/or designees, as limited herein) to share occupancy of the Subleased Premises on the terms and conditions set forth herein.

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NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Term. BRRE covenants and agrees that BRG MANAGER and its Permitted Designees (as defined in Section 2 below) shall have the right to use and occupy the entirety of the Subleased Premises and the FF&E (as defined in Section 3 below), not on an exclusive basis but in joint occupancy with BRRE, including with the Bluerock Entities’ employees and invitees, for a term (the “Term”) commencing on the date hereof and ending at 12:00 midnight on July 30, 2020, unless earlier terminated as set forth below. BRG MANAGER acknowledges that neither it nor its Permitted Designees (as defined in Section 2 below) shall have exclusive use of any portion of the Subleased Premises or the FF&E. BRRE covenants that BRG MANAGER and its Permitted Designees shall have access to the Subleased Premises at all times that access to the Building is available pursuant to the terms of the Sublease.

2.           Permitted Designees; Use. BRG Manager and its Permitted Designees shall use the Subleased Premises only for general office purposes to conduct the business of the Company, Bluerock TRS Holdings, LLC, a Delaware limited liability company (“TRS”), Bluerock REIT Operator, LLC (“REIT Operator”) or any affiliate thereof engaged in the business of the Company (together with BRG Manager, collectively, the “REIT Entities”). The rights of BRG MANAGER or its Permitted Designees in and to the Subleased Premises shall include their respective employees, agents and/or invitees; provided, however, in no event shall BRG MANAGER or its Permitted Designees cause or permit the Subleased Premises to be used or occupied for any illegal purposes, in any unlawful or illegal manner, in any manner to create any nuisance or trespass or in violation of the requirements of the Sublease or the Prime Lease, copies of which (and all amendments thereto) shall be provided to BRG MANAGER. BRG MANAGER and, as applicable, its Permitted Designees shall fully and completely comply with any and all rules and regulations for use of the Subleased Premises or the Building established pursuant to the Sublease or the Prime Lease (and any and all changes or amendments thereto). All parties shall use best efforts to at all times minimize any interference with the business operations and use and occupancy of the Subleased Premises by the other parties hereto. “Permitted Designees” as used in this Agreement shall mean any successor to or assignee of BRG MANAGER with respect to the sub-tenancy rights granted under this Agreement.

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3.           Delivery of Subleased Premises; FF&E. BRRE has delivered the Subleased Premises to BRG MANAGER on the date hereof in its current “as-is” condition. During the Term, BRG MANAGER and its Permitted Designees shall have the beneficial use of the furniture, fixtures, and equipment owned by the Bluerock Entities and located within the Subleased Premises (collectively, “FF&E”). BRG MANAGER represents and warrants to BRRE that it has inspected the Subleased Premises and the FF&E prior to the date hereof and satisfied itself with the condition thereof. BRG MANAGER accepts the condition of the Subleased Premises and the FF&E in their current “AS IS, WHERE IS” condition, without representations or warranties, express or implied, in fact or by law, of any kind, without any recourse to BRRE. During the Term, title to the FF&E shall remain with BRRE or Bluerock Holdings, as the case may be. BRG MANAGER and its Permitted Designees shall be entitled at its/their sole expense to install its/their own furnishings, fixtures, equipment, effects and property of every kind, nature and description (collectively, “Personal Property”) in the Subleased Premises, subject to the other terms and conditions hereof (and any limitations imposed by the Sublease or the Prime Lease) and provided same does not interfere with the Bluerock Entities’ rights to use the Subleased Premises or the FF&E. The Bluerock Entities shall have no liability with respect to such Personal Property.

4.           Maintenance & Repairs. Neither BRG MANAGER nor any of its Permitted Designees shall have any obligation to repair, maintain, replace or make any improvements to any portion of the Subleased Premises or the FF&E; provided, however, they shall repair any damage to the Subleased Premises or the FF&E caused by their use thereof, normal wear and tear and loss by condemnation and casualty excepted, or by the use or removal of any Personal Property. Any damage to the Subleased Premises or to any other portion of the Building directly the result of its use by BRG MANAGER or the Permitted Designees shall be their sole responsibility. BRRE shall repair and maintain the Subleased Premises in accordance with the requirements of the Sublease, and shall repair and maintain the FF&E in accordance with the requirements of the Sublease and this Agreement, subject to normal wear and tear. BRRE shall not be obligated to replace any items of the FF&E which become broken or otherwise unusable during the Term due to normal wear and tear. BRRE, and not BRG MANAGER or its Permitted Designees, shall be obligated to remove any FF&E owned by the Bluerock Entities from the Subleased Premises at the expiration of the Term; likewise, BRG MANAGER or, as applicable, its Permitted Designees (and not BRRE) shall be obligated, at its/their sole expense, to remove all Personal Property from the Subleased Premises at the expiration of the Term.

5.           Alterations. No alterations, additions or improvements in or upon the Subleased Premises (“Alterations”) shall be made by BRG MANAGER or its Permitted Designees without BRRE’s prior written consent, which may be withheld in its sole discretion. BRRE shall be permitted to make, without the consent of BRG MANAGER or, as applicable, its Permitted Designees, such Alterations to the Subleased Premises as are permissible under the Sublease; provided however BRRE’s alterations shall not unreasonably inhibit or restrict BRG MANAGER’s reasonable use of the Subleased Premises. BRG MANAGER and, as applicable, its Permitted Designees, shall comply with the provisions of the Sublease with respect to any Alterations made during the Term.

6.           Rent.

a.           BRG MANAGER or, as applicable, its Permitted Designee, shall be obligated to pay “Rent” to BRRE in the nature of reimbursement to BRRE of “BRG’s Share” of BRRE’s “Occupancy Costs,” as specified in this Section 6.

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b.           As used herein, “Occupancy Costs” shall mean collectively all of BRRE’s out-of-pocket expenses related to the Subleased Premises, including, without limitation, all rent and other amounts owing to Chevron pursuant to the Sublease, all utility expenses in connection therewith, and all other office-related expenses, including, without limitation, postage, supplies and subscriptions incurred in connection with the Subleased Premises. The parties acknowledge that the amount of Occupancy Costs for which BRG Manager or, as applicable, its Permitted Designee will be responsible will not be fixed but instead will fluctuate during the Term. BRRE agrees that Occupancy Costs shall be calculated without any mark-up by BRRE (or imposition of administrative or similar fees). BRRE further agrees that expenses associated with the Bluerock Entities’ Employees shall not constitute “Occupancy Costs” for purposes hereof.

c.           “BRG’s Share” of the Occupancy Costs shall be the “Average REIT Work Percentage” (as defined below) for the calendar quarter at issue.

d.           As used herein, “Employees” shall mean, respectively, the employees of the Bluerock Entities and of the REIT Entities working in the Subleased Premises during each calendar quarter.

e.           Employee time shall be allocated as determined by discussion with managers and, as applicable, the respective Employee, review of available objective metrics and the following principles:

(i)           Core (i.e., line) Employees who work solely on the business of the REIT Entities shall be allocated one hundred percent (100%) to the REIT; and

(ii)           Core (i.e., line) Employees who work on the business of the REIT Entities and who also work on the business of the Bluerock Entities shall be allocated based on reasonable allocation principles, such as, for example, in the case of acquisition personnel, the ratio of the size or time involved in completing acquisitions for the REIT and the Bluerock Entities, or, in the case of an accountant or asset manager, the ratio of REIT to Bluerock Entities’ assets handled by such Employee.

(iii)           Intentionally Omitted

f.           After each calendar quarter, the Parties shall determine (in accordance with this Section 6) the percentage allocation of the respective time that Employees of the Bluerock Entities and of BRG MANAGER (or, as applicable, its Permitted Designees or the other REIT Entities) spend conducting business of, on the one hand, the Bluerock Entities and, on the other hand, the REIT Entities. The percentage of time that each Employee spends working on the business of the REIT Entities during each calendar quarter shall be referred to herein as a “REIT Work Percentage”, and the average of the REIT Work Percentages of all Employees shall be referred to herein as the “Average REIT Work Percentage.” By way of example only, if there are 3 Employees, and the REIT Work Percentage of each Employee for a calendar quarter is 30%, 50% and 80%, respectively, then the Average REIT Work Percentage for such Employees would be 53.33% (i.e., 30+50+80=160/3=53.33%) and BRG’s Share of Occupancy Costs for such calendar quarter likewise would be 53.33%.

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g.           BRRE shall invoice for Rent, based on BRG’s Share of Occupancy Costs, on a quarterly (calendar quarter) basis, in arrears, and BRG MANAGER or, as applicable, its Permitted Designee(s) shall remit full payment, in immediately available funds, of Rent within thirty (30) days after receipt of such invoice (each a “Quarterly Reimbursement”). The period between the date hereof and the end of the initial calendar quarter covered by the Term shall be included in said initial calendar quarter and shall not be invoiced separately.

h.           BRRE shall keep complete and accurate books and records relating to the Rent charged hereunder, including the basis for calculating Rent (the “Transition Books and Records”), during the Term and for a period of three (3) years following the expiration or termination of this Agreement (“Audit Period”). During the Term and the Audit Period, BRG MANAGER (or, as applicable, the Permitted Designee), at its own cost and expense, shall have the right to inspect the Transition Books and Records (upon reasonable, prior written notice, during normal business hours), solely for the purposes of verifying the accuracy of the invoices provided hereunder. In the event such inspection reveals a material discrepancy in the Rent invoiced, BRG MANAGER (or, as applicable, the Permitted Designee) shall promptly notify BRRE of such discrepancy and indicate the amount by which it believes the Rent invoiced exceeds the actual Rent owing. Within twenty (20) business days of receipt of notice of a discrepancy, BRRE shall (i) reimburse BRG MANAGER (or, as applicable, the Permitted Designee) for the amount of the discrepancy arising out of such inspection or (ii) notify BRG MANAGER (or, as applicable, the Permitted Designee) that it disputes the results thereof. If BRRE notifies BRG MANAGER (or, as applicable, the Permitted Designee) of a dispute, such dispute shall be resolved in accordance with the procedures set forth in Section 18 below. Any Transition Books and Records that relate to any dispute under this Section 6 shall continue to be kept by BRRE until a complete and final resolution has been reached by the parties.

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7.           Subordination. This Agreement and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to the Sublease (minus the Excluded Sections), which is in all respects subject and subordinate to the Prime Lease. BRG MANAGER acknowledges notice and full knowledge of all of the terms, covenants and conditions of the Sublease and the Prime Lease. The following Sections of the Sublease are collectively referred to herein as the “Excluded Sections”: (i) Sections 10 and 17; and (ii) any references in the body of the Sublease to any renewal rights, expansion or contraction rights, early termination rights, extension rights, or rights or first offer/refusal, if any. Except for the Excluded Sections, all of the terms and conditions of the Sublease, including all remedies, obligations, rights of entry, rights of enforcement, indemnifications, releases, waivers, and rights to payment or reimbursement, and definitions of an “Event of Default” thereunder, are hereby incorporated by reference and made a part hereof, provided (i) Prime Landlord shall continue to have all rights set forth in the Prime Lease and Chevron shall continue to have all rights set forth in the Sublease (notwithstanding the fact that BRG MANAGER shall also have some of those same rights under this Agreement), and (ii) BRRE shall not be deemed to have assumed any of the obligations of Chevron or Prime Landlord as a result of the incorporation of the Prime Lease and the Sublease, including, without limitation, maintenance and repair obligations, and any indemnification obligations, unless such obligations are specifically (and independently) set forth in this Agreement. Notwithstanding the foregoing, wherever it is stated that BRG MANAGER (or its Permitted Designee) shall have the “rights” of the subtenant under the Sublease, BRRE’s sole obligation to BRG MANAGER (or its Permitted Designee) with respect such rights shall be to enforce such rights against Chevron (and to use commercially reasonable efforts to have Chevron enforce its rights against Prime Landlord under the Prime Lease) for BRG MANAGER’s (or its Permitted Designee’s) benefit as provided in the following sentence. In the event of any failure or default of performance by (i) Prime Landlord under the Sublease Consent or (ii) Chevron under the Sublease or the Sublease Consent, BRRE agrees to (x) provide prompt written notice thereof, to BRG Manager (or its Permitted Designee), and (y) upon written notice from BRG MANAGER (or its Permitted Designee), to make prompt demand upon Prime Landlord or Chevron, as applicable, to perform its obligations under the Sublease Consent and/or Sublease, as applicable, and to take commercially reasonable and appropriate legal action to enforce the Sublease Consent and/or Sublease, as applicable., but if the enforcement is solely to protect BRG MANAGER (or its Permitted Designees), then BRRE shall not be obligated unless BRG MANAGER (or its Permitted Designee) indemnifies BRRE and pays all costs associated with such enforcement (including reasonable attorneys’ fees). BRG MANAGER and, as applicable, its Permitted Designee(s) agree that BRRE’s sole obligation shall be to exercise its rights and remedies against Prime Landlord or Chevron, as applicable, insofar as lawfully permissible to enforce such obligations for the benefit of BRRE as subtenant under the Sublease.

8.           BRRE Obligations Under Sublease. Subject to Section 7 hereof, during the Term, BRRE agrees to perform, fulfill, and observe all of the covenants, agreements, obligations, conditions, representations, warranties, terms and provisions imposed upon BRRE as subtenant under the Sublease and the Sublease Consent and applicable to the Subleased Premises. BRRE shall defend, indemnify and hold BRG MANAGER, its Permitted Designees, the REIT Entities and any of their officers, trustees, directors, partners, beneficiaries, joint venturers, members, and stockholders thereof (collectively, the “BRG MANAGER Indemnitees”) harmless from and against any and all claims, liabilities, losses, judgments, penalties, actions, suits, costs, expenses and damages of any kind whatsoever (collectively, “Claims”) which any BRG MANAGER Indemnitee may incur by reason of BRRE’s failure to perform, fulfill or observe any of the covenants or agreements set forth herein or the applicable provisions set forth in the Sublease or the Sublease Consent. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, BRRE shall not modify, amend or otherwise change any provisions of the Sublease or the Sublease Consent without obtaining BRG MANAGER or, as applicable, its Permitted Designees, prior written consent, not be unreasonably withheld.

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9.           Termination; Early Termination.

a.           This Agreement shall terminate upon the expiration or termination of the Sublease or the Prime Lease for any reason whatsoever, without any liability therefor on the part of BRRE to BRG MANAGER (or its Permitted Designee) unless such termination arose directly or indirectly out of a breach by BRRE of its obligations under the Sublease or the Sublease Consent, which breach was not triggered by a breach hereunder by BRG MANAGER (or its Permitted Designee), with the same force and effect as if the date of such termination had been provided expressly in this Agreement as the day of the expiration hereof.

b.           BRG MANAGER (or, as applicable, a Permitted Designee) may, on written notice to BRRE, terminate this Agreement at any time during the Term, with the effective date of such termination being at least ninety (90) days from the date such termination notice is issued.

10.          Services. Notwithstanding any provision of this Agreement to the contrary, the only services and rights with respect to the Subleased Premises to which BRG MANAGER or its Permitted Designees are entitled hereunder are those to which BRRE is entitled under the Sublease or the Sublease Consent. The failure of the Prime Landlord to perform its obligations under the Prime Lease or the Sublease Consent, or the failure of Chevron to perform its obligations under the Sublease or the Sublease Consent, shall not be deemed a default by BRRE under this Agreement and neither BRG MANAGER nor any Permitted Designee, solely as a result thereof, shall have the right to terminate this Agreement unless BRRE elects to terminate the Sublease, which BRRE shall not be permitted to do without the consent of BRG MANAGER or, as applicable, its Permitted Designees, such consent not to be unreasonably withheld or delayed. Except to the extent due to the gross negligence or willful misconduct of BRRE or BRRE’s failure to pay amounts owing by it under the Sublease, BRRE shall have no liability for interruption of services provided to the Subleased Premises.

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11.          Confidentiality.

a.           Each of BRRE, BRG MANAGER and, as applicable, its Permitted Designees (each a “Party”) may receive (or otherwise have access to) Confidential Information of the other Party or its Affiliates (both orally and in writing) in connection with the occupancy of the Subleased Premises. “Confidential Information” means any information, whether or not designated or containing any marking such as “Confidential,” “Proprietary,” or some similar designation, related to any Party and its services, properties, business, assets and financial condition relating to the business, finances, technology or operations of such Party or its Affiliates. Such information may include financial, technical, legal, marketing, network, and/or other business information, reports, records, or data (including, but not limited to, computer programs, code, systems, applications, analyses, passwords, procedures, output, information regarding software, sales data, vendor lists, customer lists, and employee- or customer-related information, personally identifiable information, business strategies, advertising and promotional plans, creative concepts, specifications, designs, and/or other material). Each Party agrees to treat all Confidential Information provided by the other Parties, or which such Party otherwise has access to, pursuant to this Agreement as proprietary and confidential to the other Parties, as applicable, and to hold such Confidential Information in confidence. No Party shall (without the prior written consent of the applicable other Party) disclose or permit disclosure of such Confidential Information to any third party; provided, that any Party may disclose such Confidential Information to any permitted third party subcontractors and its Affiliates’ current employees, officers, or directors, or legal or financial representatives, in each case, who have a legitimate need to know such Confidential Information and who have previously agreed in writing (including as a condition of their employment, contract or agency) to be bound by terms respecting the protection of such Confidential Information which are no less protective as the terms of this Agreement. Each Party agrees to safeguard all Confidential Information of the other Parties with at least the same degree of care as such Party uses to protect its own Confidential Information, but in no event shall such degree of care be less than a reasonable degree of care. Each Party shall not, and shall cause its Affiliates and permitted third party subcontractors not to, at any time, collect, use, sell, license, transfer, make available or disclose any other Party’s Confidential Information for its own benefit, the benefit of its Affiliates (or agents, subcontractors or representatives) or for the benefit of others. Each Party will be responsible for any violation of the confidentiality provisions of this Section 11(a) by any person or entity to whom it has disclosed Confidential Information, its subcontractors and its Affiliates’ employees, officers and directors, and legal or financial representatives. Notwithstanding the foregoing, this Section 11(a) shall not apply to any information that a Party can demonstrate (a) was, at the time of disclosure to it, in the public domain through no fault of such Party, (b) was received after disclosure to it from a third party who had a lawful right to disclose such information to it, or (c) was independently developed by the receiving Party.

b.           All Confidential Information transmitted or disclosed hereunder will be and remain the property of the Party to which such Confidential Information applies, and each Party shall promptly (at the applicable Party’s sole election) destroy or return to such Party all copies thereof upon termination or expiration of this Agreement, or upon the written request of such Party; provided, that no Party shall be required to destroy any Confidential Information that is stored solely as a result of a backup created in the ordinary course of business and is not readily destroyable or that is stored on the computers of the personnel of such Party and/or its Affiliates and subject to deletion in accordance with such Party’s and/or its Affiliates’ electronic information management practices (subject to extended retention by such Party’s or its Affiliates’ compliance and legal department personnel in accordance with any applicable existing document retention/destruction policy). Upon the request of the applicable Party, the other Parties shall provide notice of any such applicable destruction in writing. As used herein, “Affiliate" means any corporation, partnership, joint venture, or other entity in which a Party owns an interest, or any person, party, corporation, partnership, joint venture or other entity which owns an interest in a Party.

12.          Security Deposit. Intentionally Omitted

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13.          Limitation of Liability.

a.           BRRE shall not be liable to BRG MANAGER or a Permitted Designee in damages or otherwise for any breach by Prime Landlord under the Prime Lease, or Chevron under the Sublease, or those claiming under Prime Landlord, of any of the covenants, agreements, conditions, representations, warranties, terms or provisions of the Prime Lease, or those claiming under Chevron of any of the covenants, agreements, conditions, representations, warranties, terms or provisions of the Sublease.

b.           BRG MANAGER and each Permitted Designee agrees that in no event shall any trustee, partner, officer, director, member, employee or agent of BRRE have any liability whatsoever with respect to any judgment, decree, or award obtained against BRRE or any succeeding owner of BRRE’s interest which is related to this Agreement, the Sublease, Sublease Consent, the Prime Lease, the Subleased Premises or BRG MANAGER’s or any Permitted Designee’s use or occupancy of the Subleased Premises, whether at law or in equity. BRRE agrees that in no event shall any trustee, partner, officer, director, member, employee or agent of BRG MANAGER and/or each Permitted Designee have any liability whatsoever with respect to any judgment, decree, or award obtained against BRG MANAGER and/or each Permitted Designee or any succeeding owner of BRG MANAGER’s and/or each Permitted Designee’s interest which is related to this Agreement, the Sublease, the Sublease Consent, the Prime Lease, the Subleased Premises or BRRE’s use or occupancy of the Subleased Premises, whether at law or in equity.

c.           Notwithstanding any other provision of this Agreement or the Sublease to the contrary, BRRE shall not be liable to BRG MANAGER or any Permitted Designee for any injury or damage to persons or property for such persons resulting from (i) steam, gas, electricity, water, rain, snow or leaks from any part of the Subleased Premises, (ii) pipes, appliances, plumbing works, roof, street, or sub-surface, or (iii) any other cause of any nature, unless such damage arises directly or indirectly out of an act of gross negligence or willful misconduct of BRRE. Notwithstanding any other provision of this Agreement to the contrary, neither BRG MANAGER nor any Permitted Designee shall be liable to BRRE for any injury or damage to persons or property for such persons resulting from (i) steam, gas, electricity, water, rain, snow or leaks from any part of the Subleased Premises, (ii) pipes, appliances, plumbing works, roof, street, or sub-surface, or (iii) any other cause of any nature, unless such damage arises directly or indirectly out of an act of gross negligence or willful misconduct of BRG MANAGER or, as applicable, any Permitted Designee.

d.           In no event shall BRRE be liable to BRG MANAGER or any Permitted Designee for indirect, consequential (including loss of income and profits) or punitive damages in connection with this Agreement or the Subleased Premises. In no event shall BRG MANAGER or any Permitted Designee be liable to BRRE for indirect, consequential (including loss of income and profits) or punitive damages in connection with this Agreement or the Subleased Premises.

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14.          Transferability. This Agreement and the occupancy rights granted to BRG MANAGER and its Permitted Designees herein may not be assigned or transferred at any time or under any circumstances without (i) the prior written consent of BRRE, which may be withheld in BRRE’s sole discretion, and (ii) the consent of Chevron and Prime Landlord, to the extent their consent is required by the terms of the Sublease and the Prime Lease, respectively (where the consent of Chevron and Prime Landlord is required, BRRE shall expend all commercially reasonable efforts to obtain such consent(s)). Notwithstanding the foregoing to the contrary, BRG MANAGER shall have the right to assign its interests under this Agreement, without having to obtain BBRE’s consent, to any of the other REIT Entities, each of which shall be deemed a Permitted Designee.

15.          Default.

a.           any act or omission by (i) BRG MANAGER or, as applicable, its Permitted Designee, on the one hand and (ii) BRRE, on the other hand, that would constitute a default under the Sublease or the Prime Lease, as incorporated herein, shall, subject to the same notice and cure provisions provided in the Sublease (if any), be deemed an “Event of Default” under this Agreement.

b.           any failure by BRG MANAGER or, as applicable, its Permitted Designee to perform any other obligations required to be performed under this Agreement within twenty (20) days after notice from BRRE (provided if such failure to perform cannot be cured within said twenty (20) day period, an Event of Default shall not be deemed to have occurred if BRG MANAGER or, as applicable, its Permitted Designee begins to correct the violation within said twenty (20) days and thereafter diligently pursues the correction of such violation to completion, same shall not apply to monetary defaults), shall be deemed an “Event of Default” hereunder. Any such Event of Default by BRG MANAGER or its Permitted Designee shall entitle BRRE to exercise (i) any and all remedies available to Chevron under the Sublease upon the occurrence of an event of default thereunder, or (ii) any other remedies available at law or in equity under the laws of the State of New York.

c.           any failure by BRRE to perform any obligations required to be performed by BRRE under this Agreement within twenty (20) days after notice from BRG MANAGER or, as applicable, its Permitted Designee to BRRE (provided if such failure to perform cannot be cured within said twenty (20) day period, an Event of Default shall not be deemed to have occurred if BRRE begins to correct the violation within said twenty (20) days and thereafter diligently pursues the correction of such violation to completion, same shall not apply to monetary defaults), shall be deemed an “Event of Default” hereunder. Any such Event of Default by BRRE shall entitle BRG MANAGER or, as applicable, its Permitted Designee to exercise any and all remedies available at law or in equity under the laws of the State of New York.

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16.          Mutual Release & Indemnification. In recognition of the joint occupancy of the Subleased Premises by BRRE and BRG MANAGER (and, as applicable, a Permitted Designee), subject to the other terms hereof (including, without limitation the provisions of Sections 8, 13 or 15), each Party covenants and agrees to release the other Party from all Claims of any nature whatsoever arising out of (i) the injury to or death of any person or damage to property, in, upon, or at the Subleased Premises; (ii) such Party’s use and occupancy of the Subleased Premises or the business conducted by such Party therein; (iii) any act by such Party or its Indemnitees (as defined below) relating to the Subleased Premises; and (iv) the breach by such Party of any of its covenants hereunder. The foregoing notwithstanding, such release of Claims shall not apply to Claims (1) arising out of the gross negligence or willful misconduct of any Party or its Indemnitees, (2) asserted by Chevron or Prime Landlord, or any party claiming by, through or under, Chevron or Prime Landlord, arising out of or resulting from the actions, omissions, negligence or willful misconduct of any Party or its Indemnitees, (3) any Claims for which BRRE is liable pursuant to Section 8 above, (4) relating to the confidentiality provisions of Section 11 above or (5) resulting from a default by any Party of its express obligations hereunder (collectively, the “Unreleased Claims”), and each Party hereby agrees to defend, indemnify and hold harmless the other Party hereto and its Indemnitees from and against all Unreleased Claims. As used herein, the term “Indemnitees” shall mean, as applicable, the BRG MANAGER Indemnitees or the BRRE Indemnitees. As used herein, the term “BRRE Indemnitees” shall mean collectively the Bluerock Entities and any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members and stockholders thereof.

17.          Brokerage Representations. Each Party represents and warrants that it has not dealt with any broker in connection with this Agreement, and each Party will defend, indemnify and hold the other Party harmless from and against any and all Claims suffered by the indemnified party as a result of dealings with any broker.

18.          Dispute Resolution.

a.           Party Representatives. Each Party will appoint a representative (a “Service Representative”) responsible for coordinating and managing their joint occupancy of the Subleased Premises, which Service Representative will have authority to act on such Party’s behalf with respect to matters relating to this Agreement. The Service Representatives will work in good faith to address any issues involving the Parties’ relationship under this Agreement.

b.           Escalation Procedure. The Parties shall attempt to resolve any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement (each, a “Dispute”) in accordance with the following procedures: Upon the written request of any Party, a senior executive officer of the BRRE (or a designee of such person) and a senior executive officer of BRG MANAGER or, as applicable, its Permitted Designee (or its designee) shall meet and attempt to resolve any Dispute between them. If such Dispute is not resolved by discussions between such officers within ten (10) days after a Party’s written request was made, then any Party may commence a proceeding relating to such Dispute in accordance with Section 27 below. No Party may commence a proceeding with respect to a Dispute unless and until the foregoing procedure has been concluded with respect to the underlying Dispute.

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19.          Insurance. Each Party shall obtain and maintain throughout the Term (i) commercial general liability insurance in a commercially reasonable amount, including contractual liability insurance specifically covering the indemnification obligations of each Party under this Agreement, on an occurrence basis and (ii) workers’ compensation insurance (in statutorily required amounts) and employers’ liability insurance in a commercially reasonable amount. In addition, each Party shall carry “all risk” insurance on all of its personal property in the Subleased Premises for the full insurable value thereof. All insurance maintained by the Parties pursuant to this Agreement (excluding workers’ compensation and employers’ liability insurance) shall contain waivers of subrogation endorsements in favor of the other Party hereto in connection with any matter covered by such policy, to the extent such waiver is available. Each Party hereby releases the other Party, and such other Party’s Indemnitees, from any Claims such releasing Party may have for bodily injury or death or damage to the Subleased Premises or any personal property in or about the Subleased Premises to the extent the same is covered by a policy of insurance insuring such Party; provided, however, that this waiver shall be ineffective unless consented to by the insurance company or companies issuing the insurance policies required to be maintained by each Party under this Agreement and shall be ineffective as to any such damage not covered by insurance required to be carried hereunder.

20.          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including a writing delivered by email transmission) and shall be deemed given (i) when delivered, if sent by registered or certified mail (return receipt requested); (ii) when delivered, if delivered personally or sent by email (with proof of transmission); or (iii) on the Business Day after deposit (with proof of deposit), if sent by overnight mail or overnight courier; in each case, unless otherwise specified or provided in this Agreement, to the Parties at the following addresses (or at such other address or fax number for a Party as will be specified by like notice):

As to BRG MANAGER:

BRG MANAGER, LLC

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: R. Ramin Kamfar
Email: rkamfar@bluerockre.com

With a copy to:

Kaplan Voekler Cunningham & Frank, PLC
1401 E Cary Street
Richmond, Virginia 23219
Attention: Richard P. Cunningham, Jr.
Email: rcunningham@kv-legal.com

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As to BRRE:

Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: Michael L. Konig, Esq.
Email: mkonig@bluerockre.com

21.           Amendment. No provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the Party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

22.           Entire Agreement. This Agreement (and all exhibits and schedules hereto) constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any of the Parties which is not embodied in this Agreement, or in the attached schedules or the written certificates or instruments of assignment or conveyance delivered pursuant to this Agreement, and none of the Parties shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

23.           No Waiver. No failure of any Party to exercise any power given such Party hereunder or to insist upon strict compliance by the other Parties with their obligations hereunder shall constitute a waiver of any Party’s right to demand strict compliance with the terms of this Agreement.

24.           Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.

25.           Payments. Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States of America and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.

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26.           Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the respective Parties hereto. No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning Parties (and shall not relieve the assigning party from liability hereunder) and any purposed assignment of this Agreement in contravention of the foregoing shall be null and void ab initio.

27.           Applicable Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law rules and principles of that state. To the fullest extent permitted by law, the Parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Agreement. To the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the Parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Parties hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum. Each of the Parties hereto irrevocably waives its right to a trial by jury with respect to any action, proceeding or claim arising out of or relating to this Agreement.

28.           Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the Parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa.

29.           Severability. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by law.

30.           Further Assurances. Each of the Parties agrees to execute such instruments and take such further actions after the date hereof as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

31.           No Third Party Beneficiary. It is specifically understood and agreed that no person shall be a third party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the Parties hereto and their assignees, and that only the Parties hereto and their permitted assignees shall have rights hereunder.

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32.          Representations and Warranties.

a.           BRRE represents and warrants that (i) the Sublease, the Sublease Consent and the Prime Lease are now in full force and effect; (ii) true and correct copies of the Prime Lease, the Sublease and the Sublease Consent (together with all available amendments related thereto) have been delivered to BRG MANAGER, and the Prime Lease, the Sublease and the Sublease Consent have not to BRRE’s knowledge been otherwise modified, amended or supplemented; (iii) it has (x) paid all rent due under the Sublease prior to the date hereof, (y) not received any notice of default by BRRE as tenant under the Sublease, which default remains uncured as of the date hereof, and (z) not given to Chevron notice of any default by Chevron as landlord under the Sublease which remains uncured as of the date hereof; (iv) it holds the entire tenant's interest in the Subleased Premises under the Sublease, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies, other than matters to which it as tenant under the Sublease is or may be subordinate; (v) it is not in default of its obligations under the Sublease or the Sublease Consent; (vi) to the best of its knowledge, neither Prime Landlord nor Chevron is in default in any material respect of their respective obligations under the Sublease, the Sublease Consent and/or the Prime Lease, respectively; (vii)  BRRE has the right, power and authority to grant the occupancy rights in and to the Subleased Premises provided in this Agreement; (viii) it is a duly organized and validly existing limited liability company under the laws of the State of Delaware, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary; and (ix) upon the execution of this Agreement by BRRE and BRG MANAGER, this Agreement shall constitute a valid and legally binding obligation of BRRE.

b.           BRG MANAGER represents and warrants that (i) it is a duly organized and validly existing limited liability company under the laws of the State of Delaware, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary; (ii) subject to receipt of Prime Landlord’s and Chevron’s consent to the extent same is required by the terms of the Sublease and the Prime Lease, respectively, it has the right, power and authority to enter into this Agreement and perform its obligations hereunder; and (iii) upon the execution of this Agreement by BRG MANAGER and BRRE, this Agreement shall constitute a valid and legally binding obligation of BRG MANAGER.

33.          Force Majeure. In any case where either Party is required to do any act, the time for the performance thereof shall be extended by a period equal to any delay caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, terrorism, governmental regulations, or other cause beyond such Party’s reasonable control, whether such times are designated by a fixed time or a “reasonable time”. This clause shall not be applicable to the payment of Rent of any other sums due hereunder.

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34.           Parking. BRG MANAGER or, as applicable, its Permitted Designee shall have the joint-right to use together with BRRE, on an unassigned, non-exclusive basis, any available surface parking and covered parking spaces which are presently designated for use by BRRE as tenant under the Sublease, if any.

35.           Signage. Subject to Prime Landlord’s approval, BRG MANAGER or, as applicable, its Permitted Designee shall have the right to add its name to the building directory located in the lobby of the Building and shall have the right to install, at its own cost, building standard identification at the entrance to the Subleased Premises.

36.           Holding Over. If BRG MANAGER or, as applicable, its Permitted Designee remains in the Subleased Premises after the expiration of the Term (or after any earlier termination provided for herein), without executing a new lease, BRRE shall have the right to deem BRG MANAGER or, as applicable, its Permitted Designee to be occupying the Premises as a tenant from month to month and the Rent for each month will be one hundred percent (100%) of the monthly pro-rated Rent payable for the last calendar quarter of the Term of the Lease for the first month after expiration and thereafter will be two hundred percent (200%) of the monthly pro-rated Rent payable for the last calendar quarter of the Term. This provision shall not preclude BRRE from terminating this Agreement or recovering any and all damages BRRE may incur as a result of BRG MANAGER’s or, as applicable, its Permitted Designee’s failure to timely vacate the Subleased Premises or from exercising any other right or remedy it may have hereunder.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

BRRE:

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

BRG MANAGER:

BRG MANAGER, LLC,
a Delaware limited liability company

By:
Name:
Title:

JOINDER:

BLUEROCK REAL ESTATE HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Title:

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[NOTE: THIS AGREEMENT SHALL BE EXECUTED AND DATED ON THE DATE OF CLOSING UNDER THE CONTRIBUTION AGREEMENT.]

SUBLEASE

THIS SUBLEASE (the “Agreement”) is made and entered into effective as of [_________], 2017, by and between BLUEROCK REAL ESTATE, L.L.C., a Delaware limited liability company (“BRRE”), and BRG MANAGER, LLC, a Delaware limited liability company (“BRG MANAGER”).

RECITALS

American Center LLC, a Michigan limited liability company (“Prime Landlord”), as prime landlord, and Grant Thornton LLP, an Illinois limited liability partnership (“Grant Thornton”), as prime tenant, entered into that certain Lease dated August 12, 2002, as amended from time to time (as amended, the “Prime Lease”), for the lease by Subtenant of (inter alia) certain space located on the 9th floor (the “Subleased Premises”) in that certain building known as “American Center” located at 27777 Franklin Road, Southfield, Michigan 48034 (the “Building”).

Grant Thornton, as sub-landlord, and BRRE, as sub-tenant, entered into that certain Sublease Agreement in 2012 (the “Sublease”) for the entirety of the Subleased Premises. Prime Landlord, Grant Thornton and BRRE entered into that certain Consent to Office Building Sublease dated October 31, 2012 with respect to the Sublease (the “Sublease Consent”). BRRE has a remaining term under the Sublease through November 28, 2017.

Pursuant to that certain Management Agreement (the “Management Agreement”), dated as of April 2, 2014, among BRG MANAGER, as one party, and Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “REIT”), and Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “OP” and, together with the REIT, the “Company”), as the other party, BRG MANAGER is obligated to administer the business activities and day-to-day operations of the Company and perform certain additional services for the Company.

BRG MANAGER, BRRE and Bluerock Real Estate Holdings, LLC, a Delaware limited liability company (“Bluerock Holdings” and, together with BRRE, the “Bluerock Entities”) entered into an Overhead Sharing Agreement dated effective as of April 2, 2014, whereby the Bluerock Entities agreed to provide or cause to be provided to BRG MANAGER the services and use of assets reasonably necessary to enable BRG Manager to perform its obligations to the Company pursuant to the Management Agreement.

BRRE desires to formally memorialize through this Agreement the right of BRG MANAGER (or its successors, assigns and/or designees, as limited herein) to share occupancy of the Subleased Premises on the terms and conditions set forth herein.

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NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Term. BRRE covenants and agrees that BRG MANAGER and its Permitted Designees (as defined in Section 2 below) shall have the right to use and occupy the entirety of the Subleased Premises and the FF&E (as defined in Section 3 below), not on an exclusive basis but in joint occupancy with BRRE, including with the Bluerock Entities’ employees and invitees, for a term (the “Term”) commencing on the date hereof and ending at 12:00 midnight on November 28, 2017, unless earlier terminated as set forth below. BRG MANAGER acknowledges that neither it nor its Permitted Designees (as defined in Section 2 below) shall have exclusive use of any portion of the Subleased Premises or the FF&E. BRRE covenants that BRG MANAGER and its Permitted Designees shall have access to the Subleased Premises at all times that access to the Building is available pursuant to the terms of the Sublease.

2.          Permitted Designees; Use. BRG Manager and its Permitted Designees shall use the Subleased Premises only for general office purposes to conduct the business of the Company, Bluerock TRS Holdings, LLC, a Delaware limited liability company (“TRS”), Bluerock REIT Operator, LLC (“REIT Operator”) or any affiliate thereof engaged in the business of the Company (together with BRG Manager, collectively, the “REIT Entities”). The rights of BRG MANAGER or its Permitted Designees in and to the Subleased Premises shall include their respective employees, agents and/or invitees; provided, however, in no event shall BRG MANAGER or its Permitted Designees cause or permit the Subleased Premises to be used or occupied for any illegal purposes, in any unlawful or illegal manner, in any manner to create any nuisance or trespass or in violation of the requirements of the Sublease or the Prime Lease, copies of which (and all amendments thereto) shall be provided to BRG MANAGER. BRG MANAGER and, as applicable, its Permitted Designees shall fully and completely comply with any and all rules and regulations for use of the Subleased Premises or the Building established pursuant to the Sublease or the Prime Lease (and any and all changes or amendments thereto). All parties shall use best efforts to at all times minimize any interference with the business operations and use and occupancy of the Subleased Premises by the other parties hereto. “Permitted Designees” as used in this Agreement shall mean any successor to or assignee of BRG MANAGER with respect to the sub-tenancy rights granted under this Agreement.

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3.          Delivery of Subleased Premises; FF&E. BRRE has delivered the Subleased Premises to BRG MANAGER on the date hereof in its current “as-is” condition. During the Term, BRG MANAGER and its Permitted Designees shall have the beneficial use of the furniture, fixtures, and equipment located within the Subleased Premises (whether owned by the Bluerock Entities or Grant Thornton) (collectively, “FF&E”). BRG MANAGER represents and warrants to BRRE that it has inspected the Subleased Premises and the FF&E prior to the date hereof and satisfied itself with the condition thereof. BRG MANAGER accepts the condition of the Subleased Premises and the FF&E in their current “AS IS, WHERE IS” condition, without representations or warranties, express or implied, in fact or by law, of any kind, without any recourse to BRRE. During the Term, title to the FF&E shall remain with BRRE or Bluerock Holdings or Grant Thornton, as the case may be. BRG MANAGER and its Permitted Designees shall be entitled at its/their sole expense to install its/their own furnishings, fixtures, equipment, effects and property of every kind, nature and description (collectively, “Personal Property”) in the Subleased Premises, subject to the other terms and conditions hereof (and any limitations imposed by the Sublease or the Prime Lease) and provided same does not interfere with the Bluerock Entities’ rights to use the Subleased Premises or the FF&E. The Bluerock Entities shall have no liability with respect to such Personal Property.

4.          Maintenance & Repairs. Neither BRG MANAGER nor any of its Permitted Designees shall have any obligation to repair, maintain, replace or make any improvements to any portion of the Subleased Premises or the FF&E; provided, however, they shall repair any damage to the Subleased Premises or the FF&E caused by their use thereof, reasonable wear and tear and loss by condemnation and casualty excepted, or by the use or removal of any Personal Property. Any damage to the Subleased Premises or to any other portion of the Building directly the result of its use by BRG MANAGER or the Permitted Designees shall be their sole responsibility. BRRE shall repair and maintain the Subleased Premises in accordance with the requirements of the Sublease, and shall repair and maintain the FF&E in accordance with the requirements of the Sublease and this Agreement, subject to reasonable wear and tear. BRRE shall not be obligated to replace any items of the FF&E which become broken or otherwise unusable during the Term due to reasonable wear and tear. BRRE, and not BRG MANAGER or its Permitted Designees, shall be obligated to remove any FF&E owned by the Bluerock Entities from the Subleased Premises at the expiration of the Term; likewise, BRG MANAGER or, as applicable, its Permitted Designees (and not BRRE) shall be obligated, at its/their sole expense, to remove all Personal Property from the Subleased Premises at the expiration of the Term.

5.          Alterations. No alterations, additions or improvements in or upon the Subleased Premises (“Alterations”) shall be made by BRG MANAGER or its Permitted Designees without BRRE’s prior written consent, which may be withheld in its sole discretion. BRRE shall be permitted to make, without the consent of BRG MANAGER or, as applicable, its Permitted Designees, such Alterations to the Subleased Premises as are permissible under the Sublease; provided however BRRE’s alterations shall not unreasonably inhibit or restrict BRG MANAGER’s reasonable use of the Subleased Premises. BRG MANAGER and, as applicable, its Permitted Designees, shall comply with the provisions of the Sublease with respect to any Alterations made during the Term.

6.          Rent.

a.           BRG MANAGER or, as applicable, its Permitted Designee, shall be obligated to pay “Rent” to BRRE in the nature of reimbursement to BRRE of “BRG’s Share” of BRRE’s “Occupancy Costs,” as specified in this Section 6.

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b.           As used herein, “Occupancy Costs” shall mean collectively all of BRRE’s out-of-pocket expenses related to the Subleased Premises, including, without limitation, all rent and other amounts owing to Grant Thornton pursuant to the Sublease, all utility expenses in connection therewith, and all other office-related expenses, including, without limitation, postage, supplies and subscriptions incurred in connection with the Subleased Premises. The parties acknowledge that the amount of Occupancy Costs for which BRG Manager or, as applicable, its Permitted Designee will be responsible will not be fixed but instead will fluctuate during the Term. BRRE agrees that Occupancy Costs shall be calculated without any mark-up by BRRE (or imposition of administrative or similar fees). BRRE further agrees that expenses associated with the Bluerock Entities’ Employees shall not constitute “Occupancy Costs” for purposes hereof.

c.           “BRG’s Share” of the Occupancy Costs shall be the “Average REIT Work Percentage” (as defined below) for the calendar quarter at issue.

d.           As used herein, “Employees” shall mean, respectively, the employees of the Bluerock Entities and of the REIT Entities working in the Subleased Premises during each calendar quarter.

e.           Employee time shall be allocated as determined by discussion with managers and, as applicable, the respective Employee, review of available objective metrics and the following principles:

(i)          Core (i.e., line) Employees who work solely on the business of the REIT Entities shall be allocated one hundred percent (100%) to the REIT; and

(ii)         Core (i.e., line) Employees who work on the business of the REIT Entities and who also work on the business of the Bluerock Entities shall be allocated based on reasonable allocation principles, such as, for example, in the case of acquisition personnel, the ratio of the size or time involved in completing acquisitions for the REIT and the Bluerock Entities, or, in the case of an accountant or asset manager, the ratio of REIT to Bluerock Entities’ assets handled by such Employee.

(iii)        Intentionally Omitted

f.            After each calendar quarter, the Parties shall determine (in accordance with this Section 6) the percentage allocation of the respective time that Employees of the Bluerock Entities and of BRG MANAGER (or, as applicable, its Permitted Designees or the other REIT Entities) spend conducting business of, on the one hand, the Bluerock Entities and, on the other hand, the REIT Entities. The percentage of time that each Employee spends working on the business of the REIT Entities during each calendar quarter shall be referred to herein as a “REIT Work Percentage”, and the average of the REIT Work Percentages of all Employees shall be referred to herein as the “Average REIT Work Percentage.” By way of example only, if there are 3 Employees, and the REIT Work Percentage of each Employee for a calendar quarter is 30%, 50% and 80%, respectively, then the Average REIT Work Percentage for such Employees would be 53.33% (i.e., 30+50+80=160/3=53.33%) and BRG’s Share of Occupancy Costs for such calendar quarter likewise would be 53.33%.

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g.           BRRE shall invoice for Rent, based on BRG’s Share of Occupancy Costs, on a quarterly (calendar quarter) basis, in arrears, and BRG MANAGER or, as applicable, its Permitted Designee(s) shall remit full payment, in immediately available funds, of Rent within thirty (30) days after receipt of such invoice (each a “Quarterly Reimbursement”). The period between the date hereof and the end of the initial calendar quarter covered by the Term shall be included in said initial calendar quarter and shall not be invoiced separately.

h.           BRRE shall keep complete and accurate books and records relating to the Rent charged hereunder, including the basis for calculating Rent (the “Transition Books and Records”), during the Term and for a period of three (3) years following the expiration or termination of this Agreement (“Audit Period”). During the Term and the Audit Period, BRG MANAGER (or, as applicable, the Permitted Designee), at its own cost and expense, shall have the right to inspect the Transition Books and Records (upon reasonable, prior written notice, during normal business hours), solely for the purposes of verifying the accuracy of the invoices provided hereunder. In the event such inspection reveals a material discrepancy in the Rent invoiced, BRG MANAGER (or, as applicable, the Permitted Designee) shall promptly notify BRRE of such discrepancy and indicate the amount by which it believes the Rent invoiced exceeds the actual Rent owing. Within twenty (20) business days of receipt of notice of a discrepancy, BRRE shall (i) reimburse BRG MANAGER (or, as applicable, the Permitted Designee) for the amount of the discrepancy arising out of such inspection or (ii) notify BRG MANAGER (or, as applicable, the Permitted Designee) that it disputes the results thereof. If BRRE notifies BRG MANAGER (or, as applicable, the Permitted Designee) of a dispute, such dispute shall be resolved in accordance with the procedures set forth in Section 18 below. Any Transition Books and Records that relate to any dispute under this Section 6 shall continue to be kept by BRRE until a complete and final resolution has been reached by the parties.

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7.          Subordination. This Agreement and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to the Sublease (minus the Excluded Sections), which is in all respects subject and subordinate to the Prime Lease. BRG MANAGER acknowledges notice and full knowledge of all of the terms, covenants and conditions of the Sublease and the Prime Lease. The following Sections of the Sublease are collectively referred to herein as the “Excluded Sections”: (i) Sections 5(d) (Security Deposit), 10 (No Assignment or Subletting), 14 (Conditions to Agreement of Sublease), 24 (Early Access) and 25 (Early Termination); and (ii) any references in the body of the Sublease to any renewal rights (including those contained in Section 2 of the Sublease), expansion or contraction rights, early termination rights, extension rights, or rights or first offer/refusal (including those contained in Section 20 of the Sublease (for the Grant Thornton-owned FF&E) and in Section 26 thereof), if any. Except for the Excluded Sections, all of the terms and conditions of the Sublease, including all remedies, obligations, rights of entry, rights of enforcement, indemnifications, releases, waivers, and rights to payment or reimbursement, and definitions of a “Default” or an “Event of Default” thereunder, are hereby incorporated by reference and made a part hereof, provided (i) Prime Landlord shall continue to have all rights set forth in the Prime Lease and Grant Thornton shall continue to have all rights set forth in the Sublease (notwithstanding the fact that BRG MANAGER shall also have some of those same rights under this Agreement), and (ii) BRRE shall not be deemed to have assumed any of the obligations of Grant Thornton or Prime Landlord as a result of the incorporation of the Prime Lease and the Sublease, including, without limitation, maintenance and repair obligations, and any indemnification obligations, unless such obligations are specifically (and independently) set forth in this Agreement. Notwithstanding the foregoing, wherever it is stated that BRG MANAGER (or its Permitted Designee) shall have the “rights” of the subtenant under the Sublease, BRRE’s sole obligation to BRG MANAGER (or its Permitted Designee) with respect such rights shall be to enforce such rights against Grant Thornton (and to use commercially reasonable efforts to have Grant Thornton enforce its rights against Prime Landlord under the Prime Lease) for BRG MANAGER’s (or its Permitted Designee’s) benefit as provided in the following sentence. In the event of any failure or default of performance by (i) Prime Landlord under the Sublease Consent or (ii) Grant Thornton under the Sublease or the Sublease Consent, BRRE agrees to (x) provide prompt written notice thereof to BRG MANAGER (or its Permitted Designee), and (y) upon written notice from BRG MANAGER (or its Permitted Designee), to make prompt demand upon Prime Landlord or Grant Thornton, as applicable, to perform its obligations under the Sublease Consent and/or Sublease, as applicable, and to take commercially reasonable and appropriate legal action to enforce the Sublease Consent and/or Sublease, as applicable, but if the enforcement is solely to protect BRG MANAGER (or its Permitted Designees), then BRRE shall not be obligated unless BRG MANAGER (or its Permitted Designee) indemnifies BRRE and pays all costs associated with such enforcement (including reasonable attorneys’ fees). BRG MANAGER and, as applicable, its Permitted Designee(s) agree that BRRE’s sole obligation shall be to exercise its rights and remedies against Prime Landlord or Grant Thornton, as applicable, insofar as lawfully permissible to enforce such obligations for the benefit of BRRE as subtenant under the Sublease.

8.          BRRE Obligations Under Sublease. Subject to Section 7 hereof, during the Term, BRRE agrees to perform, fulfill, and observe all of the covenants, agreements, obligations, conditions, representations, warranties, terms and provisions imposed upon BRRE as subtenant under the Sublease and the Sublease Consent and applicable to the Subleased Premises. BRRE shall defend, indemnify and hold BRG MANAGER, its Permitted Designees, the REIT Entities and any of their officers, trustees, directors, partners, beneficiaries, joint venturers, members, and stockholders thereof (collectively, the “BRG MANAGER Indemnitees”) harmless from and against any and all claims, liabilities, losses, judgments, penalties, actions, suits, costs, expenses and damages of any kind whatsoever (collectively, “Claims”) which any BRG MANAGER Indemnitee may incur by reason of BRRE’s failure to perform, fulfill or observe any of the covenants or agreements set forth herein or the applicable provisions set forth in the Sublease or the Sublease Consent. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, BRRE shall not modify, amend or otherwise change any provisions of the Sublease or the Sublease Consent without obtaining BRG MANAGER or, as applicable, its Permitted Designees, prior written consent, not be unreasonably withheld.

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9.          Termination; Early Termination.

a.           This Agreement shall terminate upon the expiration or termination of the Sublease or the Prime Lease for any reason whatsoever, without any liability therefor on the part of BRRE to BRG MANAGER (or its Permitted Designee) unless such termination arose directly or indirectly out of a breach by BRRE of its obligations under the Sublease or the Sublease Consent, which breach was not triggered by a breach hereunder by BRG MANAGER (or its Permitted Designee), with the same force and effect as if the date of such termination had been provided expressly in this Agreement as the day of the expiration hereof.

b.           BRG MANAGER (or, as applicable, a Permitted Designee) may, on written notice to BRRE, terminate this Agreement at any time during the Term, with the effective date of such termination being at least ninety (90) days from the date such termination notice is issued.

10.         Services. Notwithstanding any provision of this Agreement to the contrary, the only services and rights with respect to the Subleased Premises to which BRG MANAGER or its Permitted Designees are entitled hereunder are those to which BRRE is entitled under the Sublease or the Sublease Consent. The failure of the Prime Landlord to perform its obligations under the Prime Lease or the Sublease Consent, or the failure of Grant Thornton to perform its obligations under the Sublease or the Sublease Consent, shall not be deemed a default by BRRE under this Agreement and neither BRG MANAGER nor any Permitted Designee, solely as a result thereof, shall have the right to terminate this Agreement unless BRRE elects to terminate the Sublease, which BRRE shall not be permitted to do without the consent of BRG MANAGER or, as applicable, its Permitted Designees, such consent not to be unreasonably withheld or delayed. Except to the extent due to the gross negligence or willful misconduct of BRRE or BRRE’s failure to pay amounts owing by it under the Sublease, BRRE shall have no liability for interruption of services provided to the Subleased Premises.

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11.         Confidentiality.

a.           Each of BRRE, BRG MANAGER and, as applicable, its Permitted Designees (each a “Party”) may receive (or otherwise have access to) Confidential Information of the other Party or its Affiliates (both orally and in writing) in connection with the occupancy of the Subleased Premises. “Confidential Information” means any information, whether or not designated or containing any marking such as “Confidential,” “Proprietary,” or some similar designation, related to any Party and its services, properties, business, assets and financial condition relating to the business, finances, technology or operations of such Party or its Affiliates. Such information may include financial, technical, legal, marketing, network, and/or other business information, reports, records, or data (including, but not limited to, computer programs, code, systems, applications, analyses, passwords, procedures, output, information regarding software, sales data, vendor lists, customer lists, and employee- or customer-related information, personally identifiable information, business strategies, advertising and promotional plans, creative concepts, specifications, designs, and/or other material). Each Party agrees to treat all Confidential Information provided by the other Parties, or which such Party otherwise has access to, pursuant to this Agreement as proprietary and confidential to the other Parties, as applicable, and to hold such Confidential Information in confidence. No Party shall (without the prior written consent of the applicable other Party) disclose or permit disclosure of such Confidential Information to any third party; provided, that any Party may disclose such Confidential Information to any permitted third party subcontractors and its Affiliates’ current employees, officers, or directors, or legal or financial representatives, in each case, who have a legitimate need to know such Confidential Information and who have previously agreed in writing (including as a condition of their employment, contract or agency) to be bound by terms respecting the protection of such Confidential Information which are no less protective as the terms of this Agreement. Each Party agrees to safeguard all Confidential Information of the other Parties with at least the same degree of care as such Party uses to protect its own Confidential Information, but in no event shall such degree of care be less than a reasonable degree of care. Each Party shall not, and shall cause its Affiliates and permitted third party subcontractors not to, at any time, collect, use, sell, license, transfer, make available or disclose any other Party’s Confidential Information for its own benefit, the benefit of its Affiliates (or agents, subcontractors or representatives) or for the benefit of others. Each Party will be responsible for any violation of the confidentiality provisions of this Section 11(a) by any person or entity to whom it has disclosed Confidential Information, its subcontractors and its Affiliates’ employees, officers and directors, and legal or financial representatives. Notwithstanding the foregoing, this Section 11(a) shall not apply to any information that a Party can demonstrate (a) was, at the time of disclosure to it, in the public domain through no fault of such Party, (b) was received after disclosure to it from a third party who had a lawful right to disclose such information to it, or (c) was independently developed by the receiving Party.

b.           All Confidential Information transmitted or disclosed hereunder will be and remain the property of the Party to which such Confidential Information applies, and each Party shall promptly (at the applicable Party’s sole election) destroy or return to such Party all copies thereof upon termination or expiration of this Agreement, or upon the written request of such Party; provided, that no Party shall be required to destroy any Confidential Information that is stored solely as a result of a backup created in the ordinary course of business and is not readily destroyable or that is stored on the computers of the personnel of such Party and/or its Affiliates and subject to deletion in accordance with such Party’s and/or its Affiliates’ electronic information management practices (subject to extended retention by such Party’s or its Affiliates’ compliance and legal department personnel in accordance with any applicable existing document retention/destruction policy). Upon the request of the applicable Party, the other Parties shall provide notice of any such applicable destruction in writing. As used herein, “Affiliate" means any corporation, partnership, joint venture, or other entity in which a Party owns an interest, or any person, party, corporation, partnership, joint venture or other entity which owns an interest in a Party.

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12.         Security Deposit. Intentionally Omitted

13.         Limitation of Liability.

a.           BRRE shall not be liable to BRG MANAGER or a Permitted Designee in damages or otherwise for any breach by Prime Landlord under the Prime Lease, or Grant Thornton under the Sublease, or those claiming under Prime Landlord of any of the covenants, agreements, conditions, representations, warranties, terms or provisions of the Prime Lease, or those claiming under Grant Thornton of any of the covenants, agreements, conditions, representations, warranties, terms or provisions of the Sublease.

b.           BRG MANAGER and each Permitted Designee agrees that in no event shall any trustee, partner, officer, director, member, employee or agent of BRRE have any liability whatsoever with respect to any judgment, decree, or award obtained against BRRE or any succeeding owner of BRRE’s interest which is related to this Agreement, the Sublease, Sublease Consent, the Prime Lease, the Subleased Premises or BRG MANAGER’s or any Permitted Designee’s use or occupancy of the Subleased Premises, whether at law or in equity. BRRE agrees that in no event shall any trustee, partner, officer, director, member, employee or agent of BRG MANAGER and/or each Permitted Designee have any liability whatsoever with respect to any judgment, decree, or award obtained against BRG MANAGER and/or each Permitted Designee or any succeeding owner of BRG MANAGER’s and/or each Permitted Designee’s interest which is related to this Agreement, the Sublease, the Sublease Consent, the Prime Lease, the Subleased Premises or BRRE’s use or occupancy of the Subleased Premises, whether at law or in equity.

c.           Notwithstanding any other provision of this Agreement or the Sublease to the contrary, BRRE shall not be liable to BRG MANAGER or any Permitted Designee for any injury or damage to persons or property for such persons resulting from (i) steam, gas, electricity, water, rain, snow or leaks from any part of the Subleased Premises, (ii) pipes, appliances, plumbing works, roof, street, or sub-surface, or (iii) any other cause of any nature, unless such damage arises directly or indirectly out of an act of gross negligence or willful misconduct of BRRE. Notwithstanding any other provision of this Agreement to the contrary, neither BRG MANAGER nor any Permitted Designee shall be liable to BRRE for any injury or damage to persons or property for such persons resulting from (i) steam, gas, electricity, water, rain, snow or leaks from any part of the Subleased Premises, (ii) pipes, appliances, plumbing works, roof, street, or sub-surface, or (iii) any other cause of any nature, unless such damage arises directly or indirectly out of an act of gross negligence or willful misconduct of BRG MANAGER or, as applicable, any Permitted Designee.

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d.           In no event shall BRRE be liable to BRG MANAGER or any Permitted Designee for indirect, consequential (including loss of income and profits) or punitive damages in connection with this Agreement or the Subleased Premises. In no event shall BRG MANAGER or any Permitted Designee be liable to BRRE for indirect, consequential (including loss of income and profits) or punitive damages in connection with this Agreement or the Subleased Premises.

14.         Transferability. This Agreement and the occupancy rights granted to BRG MANAGER and its Permitted Designees herein may not be assigned or transferred at any time or under any circumstances without (i) the prior written consent of BRRE, which may be withheld in BRRE’s sole discretion, and (ii) the consent of Grant Thornton and Prime Landlord, to the extent their consent is required by the terms of the Sublease and the Prime Lease, respectively (where the consent of Grant Thornton and Prime Landlord is required, BRRE shall expend all commercially reasonable efforts to obtain such consent(s)). Notwithstanding the foregoing to the contrary, BRG MANAGER shall have the right to assign its interests under this Agreement, without having to obtain BBRE’s consent, to any of the other REIT Entities, each of which shall be deemed a Permitted Designee.

15.         Default.

a.           any act or omission by (i) BRG MANAGER or, as applicable, its Permitted Designee, on the one hand and (ii) BRRE, on the other hand, that would constitute a default under the Sublease or the Prime Lease, as incorporated herein, shall, subject to the same notice and cure provisions provided in the Sublease (if any), be deemed an “Event of Default” under this Agreement.

b.           any failure by BRG MANAGER or, as applicable, its Permitted Designee to perform any obligations required to be performed under this Agreement within twenty (20) days after notice from BRRE (provided if such failure to perform cannot be cured within said twenty (20) day period, an Event of Default shall not be deemed to have occurred if BRG MANAGER or, as applicable, its Permitted Designee begins to correct the violation within said twenty (20) days and thereafter diligently pursues the correction of such violation to completion, same shall not apply to monetary defaults), shall be deemed an “Event of Default” hereunder. Any such Event of Default by BRG MANAGER or its Permitted Designee shall entitle BRRE to exercise (i) any and all remedies available to Grant Thornton under the Sublease upon the occurrence of an event of default thereunder, or (ii) any other remedies available at law or in equity under the laws of the State of Michigan.

c.           any failure by BRRE to perform any obligations required to be performed by BRRE under this Agreement within twenty (20) days after notice from BRG MANAGER or, as applicable, its Permitted Designee to BRRE (provided if such failure to perform cannot be cured within said twenty (20) day period, an Event of Default shall not be deemed to have occurred if BRRE begins to correct the violation within said twenty (20) days and thereafter diligently pursues the correction of such violation to completion, same shall not apply to monetary defaults), shall be deemed an “Event of Default” hereunder. Any such Event of Default by BRRE shall entitle BRG MANAGER or, as applicable, its Permitted Designee to exercise any and all remedies available at law or in equity under the laws of the State of Michigan.

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16.         Mutual Release & Indemnification. In recognition of the joint occupancy of the Subleased Premises by BRRE and BRG MANAGER (and, as applicable, a Permitted Designee), subject to the other terms hereof (including, without limitation the provisions of Sections 8, 13 or 15), each Party covenants and agrees to release the other Party from all Claims of any nature whatsoever arising out of (i) the injury to or death of any person or damage to property, in, upon, or at the Subleased Premises; (ii) such Party’s use and occupancy of the Subleased Premises or the business conducted by such Party therein; (iii) any act by such Party or its Indemnitees (as defined below) relating to the Subleased Premises; and (iv) the breach by such Party of any of its covenants hereunder. The foregoing notwithstanding, such release of Claims shall not apply to Claims (1) arising out of the gross negligence or willful misconduct of any Party or its Indemnitees, (2) asserted by Grant Thornton or Prime Landlord, or any party claiming by, through or under, Grant Thornton or Prime Landlord, arising out of or resulting from the actions, omissions, negligence or willful misconduct of any Party or its Indemnitees, (3) any Claims for which BRRE is liable pursuant to Section 8 above, (4) relating to the confidentiality provisions of Section 11 above or (5) resulting from a default by any Party of its express obligations hereunder (collectively, the “Unreleased Claims”), and each Party hereby agrees to defend, indemnify and hold harmless the other Party hereto and its Indemnitees from and against all Unreleased Claims. As used herein, the term “Indemnitees” shall mean, as applicable, the BRG MANAGER Indemnitees or the BRRE Indemnitees. As used herein, the term “BRRE Indemnitees” shall mean collectively the Bluerock Entities and any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members and stockholders thereof.

17.         Brokerage Representations. Each Party represents and warrants that it has not dealt with any broker in connection with this Agreement, and each Party will defend, indemnify and hold the other Party harmless from and against any and all Claims suffered by the indemnified party as a result of dealings with any broker.

18.         Dispute Resolution.

a.           Party Representatives. Each Party will appoint a representative (a “Service Representative”) responsible for coordinating and managing their joint occupancy of the Subleased Premises, which Service Representative will have authority to act on such Party’s behalf with respect to matters relating to this Agreement. The Service Representatives will work in good faith to address any issues involving the Parties’ relationship under this Agreement.

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b.           Escalation Procedure. The Parties shall attempt to resolve any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement (each, a “Dispute”) in accordance with the following procedures: Upon the written request of any Party, a senior executive officer of the BRRE (or a designee of such person) and a senior executive officer of BRG MANAGER or, as applicable, its Permitted Designee (or its designee) shall meet and attempt to resolve any Dispute between them. If such Dispute is not resolved by discussions between such officers within ten (10) days after a Party’s written request was made, then any Party may commence a proceeding relating to such Dispute in accordance with Section 27 below. No Party may commence a proceeding with respect to a Dispute unless and until the foregoing procedure has been concluded with respect to the underlying Dispute.

19.         Insurance. Each Party shall obtain and maintain throughout the Term (i) commercial general liability insurance in a commercially reasonable amount, including contractual liability insurance specifically covering the indemnification obligations of each Party under this Agreement, on an occurrence basis and (ii) workers’ compensation insurance (in statutorily required amounts) and employers’ liability insurance in a commercially reasonable amount. In addition, each Party shall carry “all risk” insurance on all of its personal property in the Subleased Premises for the full insurable value thereof. All insurance maintained by the Parties pursuant to this Agreement (excluding workers’ compensation and employers’ liability insurance) shall contain waivers of subrogation endorsements in favor of the other Party hereto in connection with any matter covered by such policy, to the extent such waiver is available. Each Party hereby releases the other Party, and such other Party’s Indemnitees, from any Claims such releasing Party may have for bodily injury or death or damage to the Subleased Premises or any personal property in or about the Subleased Premises to the extent the same is covered by a policy of insurance insuring such Party; provided, however, that this waiver shall be ineffective unless consented to by the insurance company or companies issuing the insurance policies required to be maintained by each Party under this Agreement and shall be ineffective as to any such damage not covered by insurance required to be carried hereunder.

20.         Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including a writing delivered by email transmission) and shall be deemed given (i) when delivered, if sent by registered or certified mail (return receipt requested); (ii) when delivered, if delivered personally or sent by email (with proof of transmission); or (iii) on the Business Day after deposit (with proof of deposit), if sent by overnight mail or overnight courier; in each case, unless otherwise specified or provided in this Agreement, to the Parties at the following addresses (or at such other address or fax number for a Party as will be specified by like notice):

As to BRG MANAGER:

BRG MANAGER, LLC

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: R. Ramin Kamfar
Email: rkamfar@bluerockre.com

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With a copy to:

Kaplan Voekler Cunningham & Frank, PLC
1401 E Cary Street
Richmond, Virginia 23219
Attention: Richard P. Cunningham, Jr.
Email: rcunningham@kv-legal.com

As to BRRE:

Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: Michael L. Konig, Esq.
Email: mkonig@bluerockre.com

21.         Amendment. No provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the Party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

22.         Entire Agreement. This Agreement (and all exhibits and schedules hereto) constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any of the Parties which is not embodied in this Agreement, or in the attached schedules or the written certificates or instruments of assignment or conveyance delivered pursuant to this Agreement, and none of the Parties shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

23.         No Waiver. No failure of any Party to exercise any power given such Party hereunder or to insist upon strict compliance by the other Parties with their obligations hereunder shall constitute a waiver of any Party’s right to demand strict compliance with the terms of this Agreement.

24.         Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.

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25.         Payments. Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States of America and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.

26.         Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the respective Parties hereto. No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning Parties (and shall not relieve the assigning party from liability hereunder) and any purposed assignment of this Agreement in contravention of the foregoing shall be null and void ab initio.

27.         Applicable Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan without giving effect to the conflict of law rules and principles of that state. To the fullest extent permitted by law, the Parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Agreement. To the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the Parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Parties hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum. Each of the Parties hereto irrevocably waives its right to a trial by jury with respect to any action, proceeding or claim arising out of or relating to this Agreement.

28.         Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the Parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa.

29.         Severability. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by law.

30.         Further Assurances. Each of the Parties agrees to execute such instruments and take such further actions after the date hereof as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

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31.         No Third Party Beneficiary. It is specifically understood and agreed that no person shall be a third party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the Parties hereto and their assignees, and that only the Parties hereto and their permitted assignees shall have rights hereunder.

32.         Representations and Warranties.

a.           BRRE represents and warrants that (i) the Sublease, the Sublease Consent and the Prime Lease are now in full force and effect; (ii) true and correct copies of the Prime Lease, the Sublease and the Sublease Consent (together with all available amendments related thereto) have been delivered to BRG MANAGER, and the Prime Lease, the Sublease and the Sublease Consent have not to BRRE’s knowledge been otherwise modified, amended or supplemented; (iii) it has (x) paid all rent due under the Sublease prior to the date hereof, (y) not received any notice of default by BRRE as tenant under the Sublease, which default remains uncured as of the date hereof, and (z) not given to Grant Thornton notice of any default by Grant Thornton as landlord under the Sublease which remains uncured as of the date hereof; (iv) it holds the entire tenant's interest in the Subleased Premises under the Sublease, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies, other than matters to which it as tenant under the Sublease is or may be subordinate; (v) it is not in default of its obligations under the Sublease or the Sublease Consent; (vi) to the best of its knowledge, neither Prime Landlord nor Grant Thornton is in default in any material respect of their respective obligations under the Sublease, the Sublease Consent and/or the Prime Lease, respectively; (vii) BRRE has the right, power and authority to grant the occupancy rights in and to the Subleased Premises provided in this Agreement; (viii) it is a duly organized and validly existing limited liability company under the laws of the State of Delaware, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary; and (ix) upon the execution of this Agreement by BRRE and BRG MANAGER, this Agreement shall constitute a valid and legally binding obligation of BRRE.

b.           BRG MANAGER represents and warrants that (i) it is a duly organized and validly existing limited liability company under the laws of the State of Delaware, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary; (ii) subject to receipt of Prime Landlord’s and Grant Thornton’s consent to the extent same is required by the terms of the Sublease and the Prime Lease, respectively, it has the right, power and authority to enter into this Agreement and perform its obligations hereunder; and (iii) upon the execution of this Agreement by BRG MANAGER and BRRE, this Agreement shall constitute a valid and legally binding obligation of BRG MANAGER.

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33.         Force Majeure. In any case where either Party is required to do any act, the time for the performance thereof shall be extended by a period equal to any delay caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, terrorism, governmental regulations, or other cause beyond such Party’s reasonable control, whether such times are designated by a fixed time or a “reasonable time”. This clause shall not be applicable to the payment of Rent of any other sums due hereunder.

34.         Parking. BRG MANAGER or, as applicable, its Permitted Designee shall have the joint-right to use together with BRRE, on an unassigned, non-exclusive basis, available surface parking and four covered parking spaces, being those spaces which are presently designated for use by BRRE as tenant under the Sublease.

35.         Signage. Subject to Prime Landlord’s approval, BRG MANAGER or, as applicable, its Permitted Designee shall have the right to add its name to the building directory located in the lobby of the Building and shall have the right to install, at its own cost, building standard identification at the entrance to the Subleased Premises.

36.         Holding Over. If BRG MANAGER or, as applicable, its Permitted Designee remains in the Subleased Premises after the expiration of the Term (or after any earlier termination provided for herein), without executing a new lease, BRRE shall have the right to deem BRG MANAGER or, as applicable, its Permitted Designee to be occupying the Subleased Premises as a tenant from month to month and the Rent for each month will be one hundred percent (100%) of the monthly pro-rated Rent payable for the last calendar quarter of the Term of the Lease for the first month after expiration and thereafter will be two hundred percent (200%) of the monthly pro-rated Rent payable for the last calendar quarter of the Term. This provision shall not preclude BRRE from terminating this Agreement or recovering any and all damages BRRE may incur as a result of BRG MANAGER’s or, as applicable, its Permitted Designee’s failure to timely vacate the Subleased Premises or from exercising any other right or remedy it may have hereunder.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

BRRE:

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

BRG MANAGER:

BRG MANAGER, LLC,
a Delaware limited liability company

By:
Name:
Title:

JOINDER:

BLUEROCK REAL ESTATE HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Title:

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[NOTE: THIS AGREEMENT SHALL BE EXECUTED AND DATED ON THE DATE OF CLOSING UNDER THE CONTRIBUTION AGREEMENT TOGETHER WITH AGREEMENTS REFERENCED HEREIN.]

ASSIGNMENT AND ASSUMPTION OF AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENTS, is made as of the ____ day of [____________________], 2017 (the “Effective Date”), by and among BRG MANAGER, LLC, a Delaware limited liability company (“Assignor”) and BLUEROCK REIT OPERATOR, LLC, a Delaware limited liability company (“Assignee”) and BLUEROCK REAL ESTATE, L.L.C., a Delaware limited liability company (“BRRE”).

WITNESSETH:

WHEREAS, Assignor is the holder of certain joint occupancy rights and interests under those certain agreements with BRRE described on Schedule “1” attached hereto (each an “Agreement” and collectively, the “Agreements”); and

WHEREAS, (a) Assignor desires to assign to Assignee all of Assignor’s rights, title and interest in and to the Agreements and (b) Assignee desires to accept such assignment and to assume and perform all of Assignor’s obligations under the Agreements arising from and after the Effective Date.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Assignor hereby assigns, conveys and sets over unto Assignee all of Assignor’s right, title and interest in, to and under the Agreements from and after the Effective Date.

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor under the Agreements arising from and after the Effective Date as a direct lease between BRRE and Assignee.

In connection with the foregoing assignment and assumption, Assignor hereby makes to Assignee each of the representations and warranties set forth in Schedule “2” attached hereto.

BRRE hereby acknowledges, agrees and consents to the assignment made by Assignor herein of its rights in and to the Agreements. BRRE hereby further acknowledges and agrees that all representations and warranties made by BRRE in the Agreements are hereby remade in favor of Assignee as of the Effective Date as if expressly set forth herein.

The provisions of this Assignment and Assumption of Agreements shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the conflict-of-laws principles adopted by said state.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption of Agreements as of the day and year first written above.

ASSIGNOR:

BRG MANAGER, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

BLUEROCK REIT OPERATOR, LLC,
a Delaware limited liability company

By:
Name:
Title:

BRRE:

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

By:
Name:
Its:

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SCHEDULE “1”

LIST OF AGREEMENTS BEING ASSIGNED

1.	Use and Occupancy Agreement dated [______], 2017 between BRRE and Assignor for joint occupancy of that certain subleased space located on the 9th floor in that certain building located at 712 Fifth Avenue, New York, NY 10019.

2.	Sublease dated [______], 2017 between BRRE and Assignor for joint occupancy of that certain subleased space located on the 9th floor in that certain building known as “American Center” located at 27777 Franklin Road, Southfield, Michigan 48034.

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SCHEDULE “2”

ASSIGNOR REPRESENTATIONS AND WARRANTIES

With respect to each Agreement individually Assignor represents and warrants to Assignee with respect to that Agreement that (i) the Agreement is now in full force and effect; (ii) true and correct copies of the Agreement (together with all amendments related thereto) have been delivered to Assignee and the Agreement has not been otherwise modified, amended or supplemented; (iii) it has (x) paid all rent due under the Agreement prior to the date hereof, (y) not received any notice of default by Assignor as tenant under the Agreement, which default remains uncured as of the date hereof, and (z) not given to BRRE notice of any default by BRRE as landlord under the Agreement which remains uncured as of the date hereof; (iv) it holds a joint occupancy interest in the premises under the Agreement together with BRRE, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies, other than matters to which it as tenant under the Agreement is or may be subordinate; (v) it is not in default of its obligations under the Agreement; (vi) it has the right, power and authority to grant the occupancy rights in and to the premises under the Agreement provided in this Assignment and Assumption of Agreements; (vii) it is a duly organized and validly existing limited liability company under the laws of the State of Delaware, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary; and (ix) upon the execution of this Assignment and Assumption of Agreements by Assignor, Assignee and BBRE, this Assignment and Assumption of Agreements shall constitute a valid and legally binding obligation of Assignor.

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[NOTE: THIS AGREEMENT SHALL BE EXECUTED ON THE DATE OF CLOSING UNDER THE CONTRIBUTION AGREEMENT.]

SUBLEASE [2017 MICHIGAN LEASE]

THIS SUBLEASE (the “Agreement”) is made and entered into effective as of December 1, 2017, by and between BLUEROCK REAL ESTATE, L.L.C., a Delaware limited liability company (“BRRE”), and BLUEROCK REIT OPERATOR, LLC, a Delaware limited liability company (“BR OPERATOR”).

RECITALS

American Center LLC, a Michigan limited liability company (“Prime Landlord”), as prime landlord, and BRRE, as prime tenant, entered into that certain Lease dated [____, 2017] (the “Prime Lease”), for the lease by BRRE of certain space located on the 9th and 10th floors (the “Subleased Premises”) in that certain building known as “American Center” located at 27777 Franklin Road, Southfield, Michigan 48034 (the “Building”).

Pursuant to that certain Management Agreement (the “Management Agreement”), dated as of April 2, 2014, among BRG MANAGER, LLC (“BRG MANAGER”), as one party, and Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “REIT”), and Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “OP” and, together with the REIT, the “Company”), as the other party, BRG MANAGER is obligated to administer the business activities and day-to-day operations of the Company and perform certain additional services for the Company.

BRG MANAGER, BRRE and Bluerock Real Estate Holdings, LLC, a Delaware limited liability company (“Bluerock Holdings” and, together with BRRE, the “Bluerock Entities”) entered into an Overhead Sharing Agreement dated effective as of April 2, 2014 (the “Overhead Sharing Agreement”), whereby the Bluerock Entities agreed to provide or cause to be provided to BRG MANAGER the services and use of assets reasonably necessary to enable BRG Manager to perform its obligations to the Company pursuant to the Management Agreement.

BRG MANAGER has assigned its rights in and to the Management Agreement and the Overhead Sharing Agreement to BR OPERATOR, and BRRE desires to formally memorialize through this Agreement the right of BR OPERATOR (or its successors, assigns and/or designees, as limited herein) to share occupancy of the Subleased Premises on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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1.           Term. BRRE covenants and agrees that BR OPERATOR and its Permitted Designees (as defined in Section 2 below) shall have the right to use the entirety of the Subleased Premises then available under the Prime Lease and the FF&E (as defined in Section 3 below), not on an exclusive basis but in joint occupancy with BRRE, including with the Bluerock Entities’ employees and invitees, for a term (the “Term”) commencing on the date hereof and ending at 12:00 midnight on May 30, 2024, unless earlier terminated as set forth below. Notwithstanding the foregoing, if BRRE exercises one or more of the two (2) 5-year extension options granted to BRRE under the Prime Lease, the Term hereof shall be automatically extended to expire contemporaneously (ending at 12:00 midnight on the day immediately preceding) with the term of the Prime Lease as so extended. BR OPERATOR acknowledges that neither it nor its Permitted Designees (as defined in Section 2 below) shall have exclusive use of any portion of the Subleased Premises or the FF&E. BRRE covenants that BR OPERATOR and its Permitted Designees shall have access to the Subleased Premises at all times that access to the Building is available pursuant to the terms of the Prime Lease.

2.           Permitted Designees; Use. BR OPERATOR and its Permitted Designees shall use the Subleased Premises only for general office purposes to conduct the business of the Company, Bluerock TRS Holdings, LLC, a Delaware limited liability company (“TRS”), Bluerock REIT Operator, LLC (“REIT Operator”) or any affiliate thereof engaged in the business of the Company (together with BR OPERATOR, collectively, the “REIT Entities”). The rights of BR OPERATOR or its Permitted Designees in and to the Subleased Premises shall include their respective employees, agents and/or invitees; provided, however, in no event shall BR OPERATOR or its Permitted Designees cause or permit the Subleased Premises to be used or occupied for any illegal purposes, in any unlawful or illegal manner, in any manner to create any nuisance or trespass or in violation of the requirements of this Agreement or the Prime Lease, copies of which (and all amendments thereto) shall be provided to BR OPERATOR. BR OPERATOR and, as applicable, its Permitted Designees shall fully and completely comply with any and all rules and regulations for use of the Subleased Premises or the Building established pursuant to the Prime Lease (and any and all changes or amendments thereto). All parties shall use best efforts to at all times minimize any interference with the business operations and use and occupancy of the Subleased Premises by the other parties hereto. “Permitted Designees” as used in this Agreement shall mean any successor to or assignee of BR OPERATOR with respect to the sub-tenancy rights granted under this Agreement.

3.           Delivery of Subleased Premises; FF&E. BRRE has delivered the Subleased Premises to BR OPERATOR on the date hereof in its current “as-is” condition. During the Term, BR OPERATOR and its Permitted Designees shall have the beneficial use of the furniture, fixtures, and equipment located within the Subleased Premises (whether owned by the Bluerock Entities or Prime Landlord) (collectively, “FF&E”). BR OPERATOR represents and warrants to BRRE that it has inspected the Subleased Premises and the FF&E prior to the date hereof and satisfied itself with the condition thereof. BR OPERATOR accepts the condition of the Subleased Premises and the FF&E in their current “AS IS, WHERE IS” condition, without representations or warranties, express or implied, in fact or by law, of any kind, without any recourse to BRRE. During the Term, title to the FF&E shall remain with BRRE or Bluerock Holdings or Prime Landlord, as the case may be. BR OPERATOR and its Permitted Designees shall be entitled at its/their sole expense to install its/their own furnishings, fixtures, equipment, effects and property of every kind, nature and description (collectively, “Personal Property”) in the Subleased Premises, subject to the other terms and conditions hereof (and any limitations imposed by the Prime Lease) and provided same does not interfere with the Bluerock Entities’ rights to use the Subleased Premises or the FF&E. The Bluerock Entities shall have no liability with respect to such Personal Property.

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4.           Maintenance & Repairs. Neither BR OPERATOR nor any of its Permitted Designees shall have any obligation to repair, maintain, replace or make any improvements to any portion of the Subleased Premises or the FF&E; provided, however, they shall repair any damage to the Subleased Premises or the FF&E caused by their use thereof, reasonable wear and tear and loss by condemnation and casualty excepted, or by the use or removal of any Personal Property. Any damage to the Subleased Premises or to any other portion of the Building directly the result of its use by BR OPERATOR or the Permitted Designees shall be their sole responsibility. BRRE shall repair and maintain the Subleased Premises in accordance with the requirements of the Sublease, and shall repair and maintain the FF&E in accordance with the requirements of the Prime Lease and this Agreement, subject to reasonable wear and tear. BRRE shall not be obligated to replace any items of the FF&E which become broken or otherwise unusable during the Term due to reasonable wear and tear. BRRE, and not BR OPERATOR or its Permitted Designees, shall be obligated to remove any FF&E owned by the Bluerock Entities from the Subleased Premises at the expiration of the Term; likewise, BR OPERATOR or, as applicable, its Permitted Designees (and not BRRE) shall be obligated, at its/their sole expense, to remove all Personal Property from the Subleased Premises at the expiration of the Term.

5.           Alterations. No alterations, additions or improvements in or upon the Subleased Premises (“Alterations”) shall be made by BR OPERATOR or its Permitted Designees without BRRE’s prior written consent, which may be withheld in its sole discretion. BRRE shall be permitted to make, without the consent of BR OPERATOR or, as applicable, its Permitted Designees, such Alterations to the Subleased Premises as are permissible under the Prime Lease; provided however BRRE’s alterations shall not unreasonably inhibit or restrict BR OPERATOR’s reasonable use of the Subleased Premises. Notwithstanding the foregoing to the contrary, BR OPERATOR acknowledges and agrees that Prime Landlord shall be making certain Alterations in and to the Subleased Premises pursuant to the Prime Lease and the conduct of same shall not be deemed to unreasonably inhibit or restrict BR OPERATOR’s reasonable use of the Subleased Premises nor give rise to any Claims (as defined below) against BRRE. BR OPERATOR and, as applicable, its Permitted Designees, shall comply with the provisions of the Prime Lease with respect to any Alterations made during the Term.

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6.           Rent.

a.           BR OPERATOR or, as applicable, its Permitted Designee, shall be obligated to pay “Rent” to BRRE in the nature of reimbursement to BRRE of “BRG’s Share” of BRRE’s “Occupancy Costs,” as specified in this Section 6.

b.           As used herein, “Occupancy Costs” shall mean collectively all of BRRE’s out-of-pocket expenses related to the Subleased Premises, including, without limitation, all rent and other amounts owing to Prime Landlord pursuant to the Prime Lease, all utility expenses in connection therewith, and all other office-related expenses, including, without limitation, postage, supplies and subscriptions incurred in connection with the Subleased Premises. The parties acknowledge that the amount of Occupancy Costs for which BR OPERATOR or, as applicable, its Permitted Designee will be responsible will not be fixed but instead will fluctuate during the Term. BRRE agrees that Occupancy Costs shall be calculated without any mark-up by BRRE (or imposition of administrative or similar fees). BRRE further agrees that expenses associated with the Bluerock Entities’ Employees shall not constitute “Occupancy Costs” for purposes hereof.

c.           “BRG’s Share” of the Occupancy Costs shall be the “Average REIT Work Percentage” (as defined below) for the calendar quarter at issue.

d.           As used herein, “Employees” shall mean, respectively, the employees of the Bluerock Entities and of the REIT Entities working in the Subleased Premises during each calendar quarter.

e.           Employee time shall be allocated as determined by discussion with managers and, as applicable, the respective Employee, review of available objective metrics and the following principles:

(i)           Core (i.e., line) Employees who work solely on the business of the REIT Entities shall be allocated one hundred percent (100%) to the REIT; and

(ii)           Core (i.e., line) Employees who work on the business of the REIT Entities and who also work on the business of the Bluerock Entities shall be allocated based on reasonable allocation principles, such as, for example, in the case of acquisition personnel, the ratio of the size or time involved in completing acquisitions for the REIT and the Bluerock Entities, or, in the case of an accountant or asset manager, the ratio of REIT to Bluerock Entities’ assets handled by such Employee.

(iii)           Intentionally Omitted

f.            After each calendar quarter, the Parties shall determine (in accordance with this Section 6) the percentage allocation of the respective time that Employees of the Bluerock Entities and of BR OPERATOR (or, as applicable, its Permitted Designees or the other REIT Entities) spend conducting business of, on the one hand, the Bluerock Entities and, on the other hand, the REIT Entities. The percentage of time that each Employee spends working on the business of the REIT Entities during each calendar quarter shall be referred to herein as a “REIT Work Percentage”, and the average of the REIT Work Percentages of all Employees shall be referred to herein as the “Average REIT Work Percentage.” By way of example only, if there are 3 Employees, and the REIT Work Percentage of each Employee for a calendar quarter is 30%, 50% and 80%, respectively, then the Average REIT Work Percentage for such Employees would be 53.33% (i.e., 30+50+80=160/3=53.33%) and BRG’s Share of Occupancy Costs for such calendar quarter likewise would be 53.33%.

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g.           BRRE shall invoice for Rent, based on BRG’s Share of Occupancy Costs, on a quarterly (calendar quarter) basis, in arrears, and BR OPERATOR or, as applicable, its Permitted Designee(s) shall remit full payment, in immediately available funds, of Rent within thirty (30) days after receipt of such invoice (each a “Quarterly Reimbursement”).

h.           BRRE shall keep complete and accurate books and records relating to the Rent charged hereunder, including the basis for calculating Rent (the “Transition Books and Records”), during the Term and for a period of three (3) years following the expiration or termination of this Agreement (“Audit Period”). During the Term and the Audit Period, BR OPERATOR (or, as applicable, the Permitted Designee), at its own cost and expense, shall have the right to inspect the Transition Books and Records (upon reasonable, prior written notice, during normal business hours), solely for the purposes of verifying the accuracy of the invoices provided hereunder. In the event such inspection reveals a material discrepancy in the Rent invoiced, BR OPERATOR (or, as applicable, the Permitted Designee) shall promptly notify BRRE of such discrepancy and indicate the amount by which it believes the Rent invoiced exceeds the actual Rent owing. Within twenty (20) business days of receipt of notice of a discrepancy, BRRE shall (i) reimburse BR OPERATOR (or, as applicable, the Permitted Designee) for the amount of the discrepancy arising out of such inspection or (ii) notify BR OPERATOR (or, as applicable, the Permitted Designee) that it disputes the results thereof. If BRRE notifies BR OPERATOR (or, as applicable, the Permitted Designee) of a dispute, such dispute shall be resolved in accordance with the procedures set forth in Section 18 below. Any Transition Books and Records that relate to any dispute under this Section 6 shall continue to be kept by BRRE until a complete and final resolution has been reached by the parties.

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7.           Subordination. This Agreement and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to the Prime Lease (minus the Excluded Sections). BR OPERATOR acknowledges notice and full knowledge of all of the terms, covenants and conditions of the Prime Lease. The following Sections of the Prime Lease are collectively referred to herein as the “Excluded Sections”: (i) Section 13 (Assignment or Subletting); and (ii) any references in the body of the Prime Lease to any expansion or contraction rights, early termination rights, or rights or first offer/refusal, if any. Except for the Excluded Sections, all of the terms and conditions of the Prime Lease, including all remedies, obligations, rights of entry, rights of enforcement, indemnifications, releases, waivers, and rights to payment or reimbursement, and definitions of a “Default” or an “Event of Default” thereunder, are hereby incorporated by reference and made a part hereof, provided (i) Prime Landlord shall continue to have all rights set forth in the Prime Lease (notwithstanding the fact that BR OPERATOR shall also have some of those same rights under this Agreement), and (ii) BRRE shall not be deemed to have assumed any of the obligations of Prime Landlord as a result of the incorporation of the Prime Lease, including, without limitation, maintenance and repair obligations, and any indemnification obligations, unless such obligations are specifically (and independently) set forth in this Agreement. Notwithstanding the foregoing, wherever it is stated that BR OPERATOR (or its Permitted Designee) shall have the “rights” of the tenant under the Prime Lease, BRRE’s sole obligation to BR OPERATOR (or its Permitted Designee) with respect such rights shall be to enforce such rights against Prime Landlord under the Prime Lease for BR OPERATOR’s (or its Permitted Designee’s) benefit as provided in the following sentence. In the event of any failure or default of performance by Prime Landlord under the Prime Lease, BRRE agrees to (x) provide written notice thereof to BR OPERATOR (or its Permitted Designee), and (y) upon written notice from BR OPERATOR (or its Permitted Designee), to make prompt demand upon Prime Landlord to perform its obligations under the Prime Lease and to take commercially reasonable and appropriate legal action to enforce the Prime Lease, but if the enforcement is solely to protect BR OPERATOR (or its Permitted Designees), then BRRE shall not be obligated unless BR OPERATOR (or its Permitted Designee) indemnifies BRRE and pays all costs associated with such enforcement (including reasonable attorneys’ fees). BR OPERATOR and, as applicable, its Permitted Designee(s) agree that BRRE’s sole obligation shall be to exercise its rights and remedies against Prime Landlord insofar as lawfully permissible to enforce such obligations for the benefit of BRRE as tenant under the Prime Lease.

8.           BRRE Obligations Under Sublease. Subject to Section 7 hereof, during the Term, BRRE agrees to perform, fulfill, and observe all of the covenants, agreements, obligations, conditions, representations, warranties, terms and provisions imposed upon BRRE as tenant under the Prime Lease and applicable to the Subleased Premises. BRRE shall defend, indemnify and hold BR OPERATOR, its Permitted Designees, the REIT Entities and any of their officers, trustees, directors, partners, beneficiaries, joint venturers, members, and stockholders thereof (collectively, the “BR OPERATOR Indemnitees”) harmless from and against any and all claims, liabilities, losses, judgments, penalties, actions, suits, costs, expenses and damages of any kind whatsoever (collectively, “Claims”) which any BR OPERATOR Indemnitee may incur by reason of BRRE’s failure to perform, fulfill or observe any of the covenants or agreements set forth herein or the applicable provisions set forth in the Prime Lease. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, BRRE shall not modify, amend or otherwise change any provisions of the Prime Lease without obtaining BR OPERATOR or, as applicable, its Permitted Designees, prior written consent, not be unreasonably withheld.

9.           Termination; Early Termination.

a.           This Agreement shall terminate upon the expiration or termination of the Prime Lease for any reason whatsoever, without any liability therefor on the part of BRRE to BR OPERATOR (or its Permitted Designee) unless such termination arose directly or indirectly out of a breach by BRRE of its obligations under the Prime Lease, which breach was not triggered by a breach hereunder by BR OPERATOR (or its Permitted Designee), with the same force and effect as if the date of such termination had been provided expressly in this Agreement as the day of the expiration hereof.

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b.           BR OPERATOR (or, as applicable, a Permitted Designee) may, on written notice to BRRE, terminate this Agreement at any time during the Term, with the effective date of such termination being at least ninety (90) days from the date such termination notice is issued.

10.         Services. Notwithstanding any provision of this Agreement to the contrary, the only services and rights with respect to the Subleased Premises to which BR OPERATOR or its Permitted Designees are entitled hereunder are those to which BRRE is entitled under the Prime Lease. The failure of the Prime Landlord to perform its obligations under the Prime Lease shall not be deemed a default by BRRE under this Agreement and neither BR OPERATOR nor any Permitted Designee, solely as a result thereof, shall have the right to terminate this Agreement unless BRRE elects to terminate the Prime Lease, which BRRE shall not be permitted to do without the consent of BR OPERATOR or, as applicable, its Permitted Designees, such consent not to be unreasonably withheld or delayed. Except to the extent due to the gross negligence or willful misconduct of BRRE or BRRE’s failure to pay amounts owing by it under the Prime Lease, BRRE shall have no liability for interruption of services provided to the Subleased Premises.

11.         Confidentiality.

a.           Each of BRRE, BR OPERATOR and, as applicable, its Permitted Designees (each a “Party”) may receive (or otherwise have access to) Confidential Information of the other Party or its Affiliates (both orally and in writing) in connection with the occupancy of the Subleased Premises. “Confidential Information” means any information, whether or not designated or containing any marking such as “Confidential,” “Proprietary,” or some similar designation, related to any Party and its services, properties, business, assets and financial condition relating to the business, finances, technology or operations of such Party or its Affiliates. Such information may include financial, technical, legal, marketing, network, and/or other business information, reports, records, or data (including, but not limited to, computer programs, code, systems, applications, analyses, passwords, procedures, output, information regarding software, sales data, vendor lists, customer lists, and employee- or customer-related information, personally identifiable information, business strategies, advertising and promotional plans, creative concepts, specifications, designs, and/or other material). Each Party agrees to treat all Confidential Information provided by the other Parties, or which such Party otherwise has access to, pursuant to this Agreement as proprietary and confidential to the other Parties, as applicable, and to hold such Confidential Information in confidence. No Party shall (without the prior written consent of the applicable other Party) disclose or permit disclosure of such Confidential Information to any third party; provided, that any Party may disclose such Confidential Information to any permitted third party subcontractors and its Affiliates’ current employees, officers, or directors, or legal or financial representatives, in each case, who have a legitimate need to know such Confidential Information and who have previously agreed in writing (including as a condition of their employment, contract or agency) to be bound by terms respecting the protection of such Confidential Information which are no less protective as the terms of this Agreement. Each Party agrees to safeguard all Confidential Information of the other Parties with at least the same degree of care as such Party uses to protect its own Confidential Information, but in no event shall such degree of care be less than a reasonable degree of care. Each Party shall not, and shall cause its Affiliates and permitted third party subcontractors not to, at any time, collect, use, sell, license, transfer, make available or disclose any other Party’s Confidential Information for its own benefit, the benefit of its Affiliates (or agents, subcontractors or representatives) or for the benefit of others. Each Party will be responsible for any violation of the confidentiality provisions of this Section 11(a) by any person or entity to whom it has disclosed Confidential Information, its subcontractors and its Affiliates’ employees, officers and directors, and legal or financial representatives. Notwithstanding the foregoing, this Section 11(a) shall not apply to any information that a Party can demonstrate (a) was, at the time of disclosure to it, in the public domain through no fault of such Party, (b) was received after disclosure to it from a third party who had a lawful right to disclose such information to it, or (c) was independently developed by the receiving Party.

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b.           All Confidential Information transmitted or disclosed hereunder will be and remain the property of the Party to which such Confidential Information applies, and each Party shall promptly (at the applicable Party’s sole election) destroy or return to such Party all copies thereof upon termination or expiration of this Agreement, or upon the written request of such Party; provided, that no Party shall be required to destroy any Confidential Information that is stored solely as a result of a backup created in the ordinary course of business and is not readily destroyable or that is stored on the computers of the personnel of such Party and/or its Affiliates and subject to deletion in accordance with such Party’s and/or its Affiliates’ electronic information management practices (subject to extended retention by such Party’s or its Affiliates’ compliance and legal department personnel in accordance with any applicable existing document retention/destruction policy). Upon the request of the applicable Party, the other Parties shall provide notice of any such applicable destruction in writing. As used herein, “Affiliate" means any corporation, partnership, joint venture, or other entity in which a Party owns an interest, or any person, party, corporation, partnership, joint venture or other entity which owns an interest in a Party.

12.         Security Deposit. Intentionally Omitted

13.         Limitation of Liability.

a.           BRRE shall not be liable to BR OPERATOR or a Permitted Designee in damages or otherwise for any breach by Prime Landlord under the Prime Lease, or those claiming under Prime Landlord, of any of the covenants, agreements, conditions, representations, warranties, terms or provisions of the Prime Lease.

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b.           BR OPERATOR and each Permitted Designee agrees that in no event shall any trustee, partner, officer, director, member, employee or agent of BRRE have any liability whatsoever with respect to any judgment, decree, or award obtained against BRRE or any succeeding owner of BRRE’s interest which is related to this Agreement, the Prime Lease, the Subleased Premises or BR OPERATOR’s or any Permitted Designee’s use or occupancy of the Subleased Premises, whether at law or in equity. BRRE agrees that in no event shall any trustee, partner, officer, director, member, employee or agent of BR OPERATOR and/or each Permitted Designee have any liability whatsoever with respect to any judgment, decree, or award obtained against BR OPERATOR and/or each Permitted Designee or any succeeding owner of BR OPERATOR’s and/or each Permitted Designee’s interest which is related to this Agreement, the Prime Lease, the Subleased Premises or BRRE’s use or occupancy of the Subleased Premises, whether at law or in equity.

c.           Notwithstanding any other provision of this Agreement or the Prime Lease to the contrary, BRRE shall not be liable to BR OPERATOR or any Permitted Designee for any injury or damage to persons or property for such persons resulting from (i) steam, gas, electricity, water, rain, snow or leaks from any part of the Subleased Premises, (ii) pipes, appliances, plumbing works, roof, street, or sub-surface, or (iii) any other cause of any nature, unless such damage arises directly or indirectly out of an act of gross negligence or willful misconduct of BRRE. Notwithstanding any other provision of this Agreement to the contrary, neither BR OPERATOR nor any Permitted Designee shall be liable to BRRE for any injury or damage to persons or property for such persons resulting from (i) steam, gas, electricity, water, rain, snow or leaks from any part of the Subleased Premises, (ii) pipes, appliances, plumbing works, roof, street, or sub-surface, or (iii) any other cause of any nature, unless such damage arises directly or indirectly out of an act of gross negligence or willful misconduct of BR OPERATOR or, as applicable, any Permitted Designee.

d.           In no event shall BRRE be liable to BR OPERATOR or any Permitted Designee for indirect, consequential (including loss of income and profits) or punitive damages in connection with this Agreement or the Subleased Premises. In no event shall BR OPERATOR or any Permitted Designee be liable to BRRE for indirect, consequential (including loss of income and profits) or punitive damages in connection with this Agreement or the Subleased Premises.

14.         Transferability. This Agreement and the occupancy rights granted to BR OPERATOR and its Permitted Designees herein may not be assigned or transferred at any time or under any circumstances without (i) the prior written consent of BRRE, which may be withheld in BRRE’s sole discretion, and (ii) the consent of Prime Landlord, to the extent its consent is required by the terms of the Prime Lease (where the consent of Prime Landlord is required, BRRE shall expend all commercially reasonable efforts to obtain such consent). Notwithstanding the foregoing to the contrary, BR OPERATOR shall have the right to assign its interests under this Agreement, without having to obtain BBRE’s consent, to any of the other REIT Entities, each of which shall be deemed a Permitted Designee.

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15.         Default.

a.           any act or omission by (i) BR OPERATOR or, as applicable, its Permitted Designee, on the one hand and (ii) BRRE, on the other hand, that would constitute a default under the Prime Lease, as incorporated herein, shall, subject to the same notice and cure provisions provided in the Prime Lease (if any), be deemed an “Event of Default” under this Agreement.

b.           any failure by BR OPERATOR or, as applicable, its Permitted Designee to perform any obligations required to be performed under this Agreement within twenty (20) days after notice from BRRE (provided if such failure to perform cannot be cured within said twenty (20) day period, an Event of Default shall not be deemed to have occurred if BR OPERATOR or, as applicable, its Permitted Designee begins to correct the violation within said twenty (20) days and thereafter diligently pursues the correction of such violation to completion, same shall not apply to monetary defaults), shall be deemed an “Event of Default” hereunder. Any such Event of Default by BR OPERATOR or its Permitted Designee shall entitle BRRE to exercise (i) any and all remedies available to Prime Landlord under the Prime Lease upon the occurrence of an event of default thereunder, or (ii) any other remedies available at law or in equity under the laws of the State of Michigan.

c.           any failure by BRRE to perform any obligations required to be performed by BRRE under this Agreement within twenty (20) days after notice from BR OPERATOR or, as applicable, its Permitted Designee to BRRE (provided if such failure to perform cannot be cured within said twenty (20) day period, an Event of Default shall not be deemed to have occurred if BRRE begins to correct the violation within said twenty (20) days and thereafter diligently pursues the correction of such violation to completion, same shall not apply to monetary defaults), shall be deemed an “Event of Default” hereunder. Any such Event of Default by BRRE shall entitle BR OPERATOR or, as applicable, its Permitted Designee to exercise any and all remedies available at law or in equity under the laws of the State of Michigan.

16.           Mutual Release & Indemnification. In recognition of the joint occupancy of the Subleased Premises by BRRE and BR OPERATOR (and, as applicable, a Permitted Designee), subject to the other terms hereof (including, without limitation the provisions of Sections 8, 13 or 15), each Party covenants and agrees to release the other Party from all Claims of any nature whatsoever arising out of (i) the injury to or death of any person or damage to property, in, upon, or at the Subleased Premises; (ii) such Party’s use and occupancy of the Subleased Premises or the business conducted by such Party therein; (iii) any act by such Party or its Indemnitees (as defined below) relating to the Subleased Premises; and (iv) the breach by such Party of any of its covenants hereunder. The foregoing notwithstanding, such release of Claims shall not apply to Claims (1) arising out of the gross negligence or willful misconduct of any Party or its Indemnitees, (2) asserted by Prime Landlord, or any party claiming by, through or under, Prime Landlord, arising out of or resulting from the actions, omissions, negligence or willful misconduct of any Party or its Indemnitees, (3) any Claims for which BRRE is liable pursuant to Section 8 above, (4) relating to the confidentiality provisions of Section 11 above or (5) resulting from a default by any Party of its express obligations hereunder (collectively, the “Unreleased Claims”), and each Party hereby agrees to defend, indemnify and hold harmless the other Party hereto and its Indemnitees from and against all Unreleased Claims. As used herein, the term “Indemnitees” shall mean, as applicable, the BR OPERATOR Indemnitees or the BRRE Indemnitees. As used herein, the term “BRRE Indemnitees” shall mean collectively the Bluerock Entities and any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members and stockholders thereof.

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17.         Brokerage Representations. Each Party represents and warrants that it has not dealt with any broker in connection with this Agreement, and each Party will defend, indemnify and hold the other Party harmless from and against any and all Claims suffered by the indemnified party as a result of dealings with any broker.

18.         Dispute Resolution.

a.           Party Representatives. Each Party will appoint a representative (a “Service Representative”) responsible for coordinating and managing their joint occupancy of the Subleased Premises, which Service Representative will have authority to act on such Party’s behalf with respect to matters relating to this Agreement. The Service Representatives will work in good faith to address any issues involving the Parties’ relationship under this Agreement.

b.           Escalation Procedure. The Parties shall attempt to resolve any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement (each, a “Dispute”) in accordance with the following procedures: Upon the written request of any Party, a senior executive officer of the BRRE (or a designee of such person) and a senior executive officer of BR OPERATOR or, as applicable, its Permitted Designee (or its designee) shall meet and attempt to resolve any Dispute between them. If such Dispute is not resolved by discussions between such officers within ten (10) days after a Party’s written request was made, then any Party may commence a proceeding relating to such Dispute in accordance with Section 27 below. No Party may commence a proceeding with respect to a Dispute unless and until the foregoing procedure has been concluded with respect to the underlying Dispute.

19.         Insurance. Each Party shall obtain and maintain throughout the Term (i) commercial general liability insurance in a commercially reasonable amount, including contractual liability insurance specifically covering the indemnification obligations of each Party under this Agreement, on an occurrence basis and (ii) workers’ compensation insurance (in statutorily required amounts) and employers’ liability insurance in a commercially reasonable amount. In addition, each Party shall carry “all risk” insurance on all of its personal property in the Subleased Premises for the full insurable value thereof. All insurance maintained by the Parties pursuant to this Agreement (excluding workers’ compensation and employers’ liability insurance) shall contain waivers of subrogation endorsements in favor of the other Party hereto in connection with any matter covered by such policy, to the extent such waiver is available. Each Party hereby releases the other Party, and such other Party’s Indemnitees, from any Claims such releasing Party may have for bodily injury or death or damage to the Subleased Premises or any personal property in or about the Subleased Premises to the extent the same is covered by a policy of insurance insuring such Party; provided, however, that this waiver shall be ineffective unless consented to by the insurance company or companies issuing the insurance policies required to be maintained by each Party under this Agreement and shall be ineffective as to any such damage not covered by insurance required to be carried hereunder.

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20.         Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including a writing delivered by email transmission) and shall be deemed given (i) when delivered, if sent by registered or certified mail (return receipt requested); (ii) when delivered, if delivered personally or sent by email (with proof of transmission); or (iii) on the Business Day after deposit (with proof of deposit), if sent by overnight mail or overnight courier; in each case, unless otherwise specified or provided in this Agreement, to the Parties at the following addresses (or at such other address or fax number for a Party as will be specified by like notice):

As to BR OPERATOR:

BR OPERATOR, LLC

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: R. Ramin Kamfar
Email: rkamfar@bluerockre.com

With a copy to:

Kaplan Voekler Cunningham & Frank, PLC
1401 E Cary Street
Richmond, Virginia 23219
Attention: Richard P. Cunningham, Jr.
Email: rcunningham@kv-legal.com

As to BRRE:

Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attention: Michael L. Konig, Esq.
Email: mkonig@bluerockre.com

21.         Amendment. No provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the Party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

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22.         Entire Agreement. This Agreement (and all exhibits and schedules hereto) constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any of the Parties which is not embodied in this Agreement, or in the attached schedules or the written certificates or instruments of assignment or conveyance delivered pursuant to this Agreement, and none of the Parties shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

23.         No Waiver. No failure of any Party to exercise any power given such Party hereunder or to insist upon strict compliance by the other Parties with their obligations hereunder shall constitute a waiver of any Party’s right to demand strict compliance with the terms of this Agreement.

24.         Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.

25.         Payments. Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States of America and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.

26.         Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the respective Parties hereto. No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning Parties (and shall not relieve the assigning party from liability hereunder) and any purposed assignment of this Agreement in contravention of the foregoing shall be null and void ab initio.

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27.         Applicable Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan without giving effect to the conflict of law rules and principles of that state. To the fullest extent permitted by law, the Parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Agreement. To the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the Parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Parties hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum. Each of the Parties hereto irrevocably waives its right to a trial by jury with respect to any action, proceeding or claim arising out of or relating to this Agreement.

28.         Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the Parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa.

29.         Severability. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by law.

30.         Further Assurances. Each of the Parties agrees to execute such instruments and take such further actions after the date hereof as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

31.         No Third Party Beneficiary. It is specifically understood and agreed that no person shall be a third party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the Parties hereto and their assignees, and that only the Parties hereto and their permitted assignees shall have rights hereunder.

32.         Representations and Warranties.

a.           BRRE represents and warrants that (i)  the Prime Lease is now in full force and effect; (ii) a true and correct copy of the Prime Lease (together with all available amendments related thereto) has been delivered to BR OPERATOR, and the Prime Lease has not been otherwise modified, amended or supplemented; (iii) it has (x) paid all rent due under the Prime Lease prior to the date hereof, (y) not received any notice of default by BRRE as tenant under the Prime Lease, which default remains uncured as of the date hereof, and (z) not given to Prime Landlord notice of any default by Prime Landlord as landlord under the Prime Lease which remains uncured as of the date hereof; (iv) it holds the entire tenant's interest in the Subleased Premises under the Prime Lease, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies, other than matters to which it as tenant under the Prime Lease is or may be subordinate; (v) it is not in default of its obligations under the Prime Lease; (vi) to the best of its knowledge, Prime Landlord is not in default in any material respect of its obligations under the Prime Lease; (vii) BRRE has the right, power and authority to grant the occupancy rights in and to the Subleased Premises provided in this Agreement; (viii) it is a duly organized and validly existing limited liability company under the laws of the State of Delaware, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary; and (ix) upon the execution of this Agreement by BRRE and BR OPERATOR, this Agreement shall constitute a valid and legally binding obligation of BRRE.

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b.           BR OPERATOR represents and warrants that (i) it is a duly organized and validly existing limited liability company under the laws of the State of Delaware, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary; (ii) subject to receipt of Prime Landlord’s consent to the extent same is required by the terms of the Prime Lease, it has the right, power and authority to enter into this Agreement and perform its obligations hereunder; and (iii) upon the execution of this Agreement by BR OPERATOR and BRRE, this Agreement shall constitute a valid and legally binding obligation of BR OPERATOR.

33.         Force Majeure. In any case where either Party is required to do any act, the time for the performance thereof shall be extended by a period equal to any delay caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, terrorism, governmental regulations, or other cause beyond such Party’s reasonable control, whether such times are designated by a fixed time or a “reasonable time”. This clause shall not be applicable to the payment of Rent of any other sums due hereunder.

34.         Parking. BR OPERATOR or, as applicable, its Permitted Designee shall have the joint-right to use together with BRRE, on an unassigned, non-exclusive basis, available surface parking and two covered parking spaces, being those spaces which are presently designated for use by BRRE as tenant under the Prime Lease.

35.         Signage. Subject to Prime Landlord’s approval, BR OPERATOR or, as applicable, its Permitted Designee shall have the right to add its name to the building directory located in the lobby of the Building and shall have the right to install, at its own cost, building standard identification at the entrance to the Subleased Premises.

36.         Holding Over. If BR OPERATOR or, as applicable, its Permitted Designee remains in the Subleased Premises after the expiration of the Term (or after any earlier termination provided for herein), without executing a new lease, BRRE shall have the right to deem BR OPERATOR or, as applicable, its Permitted Designee to be occupying the Subleased Premises as a tenant from month to month and the Rent for each month will be one hundred percent (100%) of the monthly pro-rated Rent payable for the last calendar quarter of the Term of the Lease for the first month after expiration and thereafter will be two hundred percent (200%) of the monthly pro-rated Rent payable for the last calendar quarter of the Term. This provision shall not preclude BRRE from terminating this Agreement or recovering any and all damages BRRE may incur as a result of BR OPERATOR’s or, as applicable, its Permitted Designee’s failure to timely vacate the Subleased Premises or from exercising any other right or remedy it may have hereunder.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

BRRE:

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

BR OPERATOR:

BLUEROCK REIT OPERATOR, LLC,
a Delaware limited liability company

By:
Name:
Title:

JOINDER:

BLUEROCK REAL ESTATE HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Title:

16

Transferor Entity is not a Disregarded Entity

ENTITY’S CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [______________], a [___________] (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by [____________________________], a [_________________________] (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations);

2.	Transferor is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii);

3.	Transferor’s U.S. employer identification number is [_____________]; and

4.	Transferor’s office address is [______________________________________].

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Date: ____________	Transferor:

By:
	Name:	[____________________________]
	Title:	[_____________________________]

Transferor Entity is a Disregarded Entity (Tax Owner is an Individual)

ENTITY’S CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [______________________], a [______________] (“Transferee”), that withholding of tax is not required upon my disposition of a U.S. real property interest, I, [_______________________], hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. federal income taxation;

2.	[______________________], a [______________], is a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii) and is wholly-owned by me;

3.	My Social Security number is [_____________]; and

4.	My home address is [__________________________________________].

I understand that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Date: ____________	Transferor:

	By:	_____________________________
	Name:	[_____________________________]
	Title:	[_____________________________]

Transferor Entity is a Disregarded Entity (Tax Owner is an Entity)

ENTITY’S CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [______________________], a [______________] (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by [______________________], a [______________] (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations);

2.	Transferor is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii);

3.	[______________________], a [______________], is a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii) and is wholly-owned by Transferor;

4.	Transferor’s U.S. employer identification number is [_____________]; and

5.	Transferor’s office address is [________________________________________].

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Date: ____________	Transferor:

By:
	Name:	[_____________________________]
	Title:	[_____________________________]

Individual

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform [____________], a [___________] (“Transferee”), that withholding of tax is not required upon my disposition of a U.S. real property interest, I, [_______________________], hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. federal income taxation;

2.	My Social Security number is [_____________]; and

3.	My home address is [__________________________________________].

I understand that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Date: ____________	Transferor:

_____________________________

Name: [_______________________]

Exhibit L

Final Form

Amended and Restated Trademark License Agreement

THIS AGREEMENT is effective as of ________, 2017 by and between Bluerock Real Estate, LLC, a Delaware limited liability company having a place of business at 712 Fifth Avenue, 9th Floor, New York, NY 10019 (“Licensor”), BRG Manager, LLC, a Delaware limited liability company (“BRG Manager”) and Bluerock REIT Operator, LLC, a Delaware limited liability company, (“Manager Sub” or “Licensee”) each having a place of business at 712 Fifth Avenue, 9th Floor, New York, NY 10019. Licensor, Licensee and BRG Manager are, together, the “Parties”.

WHEREAS, Licensor is the owner of trademarks including BLUEROCK REAL ESTATE and BLUEROCK RESIDENTIAL GROWTH REIT, and various other common law marks using BLUEROCK, including but not limited to BLUEROCK (the “BLUEROCK Trademarks”);

WHEREAS, Licensor and BRG Manager entered into that certain Trademark License Agreement (the “Prior Agreement”), dated as of April 2, 2014, and, prior to the consummation of the other transactions contemplated in that certain Contribution and Sale Agreement (the “Contribution Agreement”), dated August 3, 2017, among Licensor, BRG Manager, Manager Sub, and the other parties thereto, wish to amend and restate the Prior Agreement;

WHEREAS, Licensor was formerly a majority owner of BRG Manager and BRG Manager has an agreement (the “Management Agreement”) with Bluerock Residential Growth REIT, INC. (the “REIT”) to manage the REIT as an external manager;

WHEREAS, the Management Agreement, along with other assets utilized in the management of the REIT, are being contributed by BRG Manager to Manager Sub pursuant to the Contribution Agreement;

WHEREAS, in connection with the consummation of the transactions contemplated by the Contribution Agreement, all of the equity interests in Manager Sub are being contributed to Bluerock Residential Holdings, L.P. (the “OP”) and Bluerock TRS Holdings, LLC; and

WHEREAS, pursuant to the Prior Agreement, Licensor licensed to BRG Manager the right to use the BLUEROCK trademark in its name and in particular to use the BLUEROCK RESIDENTIAL GROWTH REIT trademark for the purpose of owning a portion of, and managing, the REIT under the terms set forth in this Agreement, and the Parties wish to amend and restate the Prior Agreement to allow Manager Sub and its permitted sublicensees hereunder to be able to use the Licensed Marks (defined below) on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual promises, covenants, warranties, and other good and valuable consideration set forth herein, the Parties agree as follows:

1.	Licensed Marks and Domain Names. The “Licensed Marks” means the BLUEROCK RESIDENTIAL GROWTH REIT (U.S. Trademark Registration No. 5,114,015) (“Mark 1”), BLUEROCK REAL ESTATE (No. 4,586,809) (“Mark 2”) and BLUEROCK trademarks, as well other trademarks, service marks, trade names, slogans, logos, trade dress, and other indicia of source (whether registered or unregistered) associated with and including the foregoing trademarks. All of the goodwill from the use by Licensee of the Licensed Marks shall inure to the benefit of Licensor. The “Licensed Domain Names” means all domain names registered to or otherwise controlled by Licensor (at any time during the term of this Agreement) that include the mark BLUEROCK in the domain names, including without limitation www.bluerockresidential.com.

2.	Grant of License. Licensor hereby grants to Licensee a sublicensable (subject to this Section 2) royalty-free, non-transferable license to use the Licensed Marks and Licensed Domain Names during the term of this Agreement (the “License”) in the following manner: For Mark 1, only in connection with the lawful conduct of the REIT’s business in the United States and, for all Licensed Marks other than Mark 1, only to the extent reasonably needed for the REIT’s business in the United States. Licensor also agrees to provide access to the Licensed Domain Names to Licensee sufficient for Licensee to use the Licensed Domain Names in accordance with the grant in this Section 2 within five (5) business days after the effective date of this Agreement, including without limitation by filing all forms required to be filed with the applicable domain name registrar to enable Licensee’s use thereof and performing any other necessary acts. Licensor agrees to maintain (including by paying all applicable maintenance fees) the Licensed Domain Names during the term of this Agreement.

The License with respect to Mark 1 shall be exclusive to Licensee and its permitted sublicensees and shall not be used by Licensor or any other party during the term of this Agreement, except as nominative fair use. The License with respect to the other Licensed Marks shall be non-exclusive. Licensor shall remain and/or be the sole owner of any copyright in any logo for the Licensed Marks. Licensee shall enjoy only the rights set forth above and has no rights to any trademarks of Licensor other than the Licensed Marks, and nothing in this Agreement shall entitle Licensee to make any claim to ownership of the Licensed Marks and/or Licensor’s other trademarks, or of any other intellectual property rights in the underlying material. Licensee may not make any other use of the Licensed Marks and/or the trademarks of Licensor other than those authorized above without prior written approval from Licensor. Licensee shall not register any domain names that include the mark BLUEROCK, without the express prior written consent of Licensor.

Licensee is also permitted to sublicense to the REIT and its Subsidiaries (as defined below) a license to use the Licensed Marks, including in connection with the Licensed Domain Names, but only in accordance with the terms of, and for the purposes set forth in, this Agreement. This right to sublicense, and any license between Licensee and a permitted sublicensee, shall terminate immediately upon the termination of this Agreement.

For purposes of this Agreement, “Subsidiaries” means any person, any corporation, general or limited partnership, limited liability company, joint venture or other entity in which the REIT (a) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, equity securities, profits interest or capital interest, (b) is entitled to elect at least one-half of the board of directors or similar governing body or (c) in the case of a limited partnership or limited liability company, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

3. Term.

a.	The term of this Agreement shall be perpetual unless terminated earlier pursuant to this the terms of this Section 3.

b.	Should any one or more of the following enumerated events occur, Licensor shall have the right to terminate this Agreement:

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i.	Licensee or the REIT does not make any commercial use of the Licensed Marks within 12 months of the date of this Agreement or ceases to make commercial use of the Licensed Marks for any period of 12 consecutive months.

ii.	Licensee or the REIT breaches a material provision, term, or condition under this Agreement, including, but not limited to, a failure to meet quality standards as either set forth in this Agreement, or as mandated by Licensor pursuant to Section 7(b) below.

iii.	The REIT sells all or substantially all of its assets, or experiences a Change in Control. For the purposes of this Agreement, Change in Control shall mean (i) the sale of all or substantially all of the assets of the REIT or the OP, (ii) R. Ramin Kamfar ceasing to be a director of the REIT for any reason, or (iii) a merger, consolidation, recapitalization or reorganization of the REIT, unless securities representing more than fifty percent (50%) of the total voting power after such merger, consolidation, recapitalization or reorganization are beneficially owned, directly or indirectly, by the persons who beneficially owned the REIT’s outstanding voting securities immediately prior to such transaction.

c.	In order to terminate this Agreement pursuant to Subsection (b) above, Licensor must provide written notice to Licensee or to Licensee’s successor in interest within ninety (90) days of the date of termination (the “Termination Date”) stating Licensor’s intent to terminate and the intended date of termination.

d.	In the event that this Agreement is terminated pursuant to this Section 3, Licensee shall cease, and cause the REIT and any of its Subsidiaries to cease, using the Licensed Marks in the course of Licensee’s business on or before the Termination Date, and Licensor shall advise Licensee at the time of termination (1) if the Licensor or the REIT is dissolving, winding up or otherwise terminating its existence or business, and if so, the date it will do so, or (2) if the Licensor or the REIT is changing its name, and if so, the new name and the date the new name will be launched; provided, that Licensor shall cause the REIT and all Subsidiaries using the Licensed Marks to so change their respective names within ninety (90) days of the Termination Date.

e.	At the end of the Term, or upon any termination of this Agreement, all of Licensee’s control, rights, and interest in and to the Licensed Marks and Licensed Domain Names shall revert to Licensor, and shall be the sole property of Licensor. If Licensee has registered during the term of this Agreement any domain names that include the mark BLUEROCK, Licensee shall transfer such domain names to Licensor within five (5) business days after the Termination Date. Licensee shall also transfer all control of the Licensed Domain Names back to Licensor within five (5) business days after the Termination Date.

f.	If the Licensor dissolves, winds up or otherwise terminates its existence or business or changes its name to a name that does not include the mark BLUEROCK (an “Assignment Option Event”) within one (1) year after the Termination Date, then, prior to the occurrence of such Assignment Option Event, Licensor, upon Licensee’s exercise of the option as described in the last sentence below (including payment of Fair Compensation), agrees to (a) irrevocably assign to Licensee all right, title, and interest in and to the Licensed Marks, including all goodwill of the business in connection with which the Licensed Marks are used and (b) transfer all domain names registered to or otherwise controlled by Licensor that include the mark BLUEROCK to Licensee, including without limitation by filing all forms required to be filed with the applicable domain name registrar to accomplish the transfer and performing any other necessary acts, to the extent not inconsistent with any existing Agreement Licensor has entered into. “Fair Compensation” as used in this Agreement shall mean an amount, in U.S. dollars, to be determined by a qualified valuation expert who is mutually agreed upon by the Licensor and Licensee, and if not mutually agreed upon, then by Licensor and Licensee each selecting their own valuation expert, who together select a third valuation expert to do the valuation. Licensee and Licensor will use commercially reasonable efforts to complete the valuation within three months following any Assignment Option Event, and Licensee shall have one month from the date of the completion of the valuation to exercise this option by paying Fair Compensation to Licensor.

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4.	Consideration. The consideration for the License granted in this Agreement is as set forth and provided in the Contribution Agreement.

5.	Representations and Warranties. Licensor represents and warrants to Licensee that: (a) Licensor is the owner of the Licensed Marks and has the right, power and authority to grant the license under this Agreement; (b) the Licensed Marks are valid and do not infringe any intellectual property rights of any third party; and (c) no third party has asserted against Licensor an unresolved claim orally or in writing that claims superior, joint or common ownership, including any claim of right or license that allows a third party to use or own the Licensed Marks, and there are no additional third party rights for which a license or other grant of rights is required in order for Licensee to use the Licensed Marks.

6.	Indemnification. Licensee agrees to indemnify and hold harmless Licensor for any claims, suits, damages, actions, or other costs arising out any breach of this Agreement by Licensee and/or out of any use of the Licensed Marks or caused by Licensee or its permitted sublicensees hereunder in violation of the terms of this Agreement. Licensor agrees to indemnify and hold harmless Licensee and its permitted sublicensees hereunder for any claims, suits, damages, actions, or other costs arising out any breach of this Agreement by Licensor (including the failure at any time for the representations and warranties set forth in Section 5 above to be true and correct in all material respects) and/or out of any infringement, misappropriation, dilution or violation of any intellectual property rights of a third party by the use of Licensed Marks by Licensee in accordance with this Agreement.

7.	Quality Control.

a.	Licensee hereby agrees that any product or services that Licensee sells in connection with the Licensed Marks shall conform to the quality standards that are currently existing in Licensor’s use of the Licensed Marks, provided that such quality standards are communicated or provided to Licensee by Licensor.

b.	Licensor may, at any time, set reasonable additional standards and/or make reasonable modifications to the existing standards for the quality of goods or services marketed or sold in connection with the Licensed Marks, with reasonable notice to Licensee.

c.	Licensee shall make available upon reasonable request samples of any products or services sold in connection with the Licensed Marks, including any packaging, displays, or other materials employed in the marketing, display or sale of such products or services.

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8.	Assignment. Licensee may neither assign this Agreement nor any of its rights, duties or obligations under this Agreement without the prior written approval of Licensor, even in the event of a purchase of all or substantially all of Licensee’s assets, or to a purchaser or other transferee of a controlling equity interest in Licensee. Licensor shall have the right to transfer its interest in this Agreement and in the Licensed Marks without the consent of Licensee, provided that such transfer is not to a direct competitor of Licensee (in which case Licensor must obtain Licensee’s prior, written consent). Licensor must notify Licensee in writing in the event of that Licensor assigns all or a material part of this Agreement. The REIT and its Subsidiaries may neither assign any sublicensed license received pursuant to this Agreement nor any of their rights, duties or obligations under this Agreement without the prior written approval of Licensor, even in the event of a purchaser of all or substantially all of the REIT’s or a Subsidiary’s assets, or to a purchaser or other transferee of a controlling equity interest in the REIT or a Subsidiary.

9.	Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, without regard to conflicts of law principles.

10.	Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

11.	Severability. If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

12.	Notice. Any notice required or otherwise given pursuant to this Agreement shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service, addressed as follows:

If to Licensor: Bluerock Real Estate, LLC, 712 Fifth Avenue, 9th Floor, New York, NY 10019, Attention: Ramin Kamfar

If to Licensee: Bluerock REIT Operator, LLC, 712 Fifth Avenue, 9th Floor, New York, NY 10019, Attention: Michael Konig

13.	Headings. The headings for section herein are for convenience only and shall not affect the meaning of the provisions of this Agreement.

14.	Entire Agreement. This Agreement constitutes the entire agreement between Licensor and Licensee, and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

Bluerock Real Estate, L.L.C.

Signature:

Printed Name:	Michael L. Konig

Title:	General Counsel

BRG Manager, LLC
By: Bluerock Real Estate, L.L.C., its Manager

Signature:

Printed Name:	Jordan B. Ruddy

Title:	Chief Operating Officer

Bluerock REIT Operator, LLC

Signature:

Printed Name:

Title:

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